SUB-ITEM 77M

                                    MERGERS

                     INVESCO VARIABLE INVESTMENT FUND, INC.
     INVESCO VIF -TELECOMMUNICATIONS FUND INTO INVESCO VIF-TECHNOLOGY FUND

On December 10, 2003, the Board of Directors of INVESCO Variable Investment Funds, Inc. ("IVIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On April 2, 2004, at a Special Meeting for shareholders of INVESCO VIF-Telecommunications Fund, an investment portfolio of IVIF, shareholders approved the Agreement that provided for the combination of INVESCO VIF -Telecommunications Fund with INVESCO VIF-Technology Fund, an investment portfolio of IVIF, (the "Reorganization"). Pursuant to the Agreement, on April 30, 2004, all of the assets of INVESCO VIF-Telecommunications Fund were transferred to INVESCO VIF-Technology Fund. INVESCO VIF -Technology Fund assumed all of the liabilities of INVESCO VIF-Telecommunications Fund and IVIF issued shares of INVESCO VIF-Technology Fund to INVESCO VIF-Telecommunications Fund's shareholders. The value of each INVESCO VIF-Telecommunications Fund shareholder's account with INVESCO VIF-Technology Fund immediately after the Reorganization was the same as the value of such shareholder's account with INVESCO VIF-Telecommunications Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction.

For a more detailed discussion on the merger, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   ATTACHMENT A

(AIM INVESTMENTS LOGO APPEARS HERE)--Servicemark--

                         AIM V.I. NEW TECHNOLOGY FUND,

                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173


                                                               February 26, 2004


Dear Contract Owner:

     As you may be aware, AMVESCAP PLC, the parent company of AIM V.I. New Technology Fund's investment advisor, has undertaken an integration initiative for its North American mutual fund operations.

     Shares of AIM V.I. New Technology Fund (the Fund) are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     In the first phase of the integration initiative, A I M Distributors, Inc. became the sole distributor for all retail AMVESCAP PLC mutual funds in the United States. A I M Distributors, Inc. is now the distributor for all retail INVESCO Funds and the retail AIM Funds (including the Fund).

     AMVESCAP PLC also reviewed all AIM Funds and INVESCO Funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. The Fund is one of the funds that AMVESCAP PLC recommended, and its Board of Trustees approved, be consolidated with another fund. The attached proxy statement/prospectus seeks your approval of this consolidation.

     Finally, the independent trustees of the Board believe that your interests would best be served if the AIM Funds and the INVESCO Funds had a unified board of directors/trustees. The attached proxy statement/ prospectus seeks your vote in favor of the persons nominated to serve as trustees.


     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card or voting instruction card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person, with proper authorization from your life insurance company. If you expect to attend the meeting in person, or have questions, please notify us by calling (800) 952-3502. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote.


                                          Sincerely,

                                                   /s/ ROBERT H. GRAHAM
                                          --------------------------------------
                                                     Robert H. Graham
                                                  Chairman and President

(INVESCO LOGO)

                    INVESCO VIF -- TELECOMMUNICATIONS FUND,

             A PORTFOLIO OF INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          11 GREENWAY PLAZA, SUITE 100


                           HOUSTON, TEXAS 77046-1173



                                                               February 26, 2004


Dear Contract Owner:

    As you may be aware, AMVESCAP PLC, the parent company of INVESCO VIF -- Telecommunications Fund's investment advisor, has undertaken an integration initiative for its North American mutual fund operations.

    Shares of INVESCO VIF -- Telecommunications Fund (the Fund) are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

    In the first phase of the integration initiative, A I M Distributors, Inc. became the sole distributor for all retail AMVESCAP PLC mutual funds in the United States. A I M Distributors, Inc. is now the distributor for all retail INVESCO Funds and the retail AIM Funds. If the redomestication of the Fund (discussed below) is not approved, A I M Distributors, Inc. will become the distributor for the Fund on April 30, 2004.

    AMVESCAP PLC also reviewed all INVESCO Funds and AIM Funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. The Fund is one of the funds that AMVESCAP PLC recommended, and its Board of Directors approved, be consolidated with another fund. The attached proxy statement/ prospectus seeks your approval of this consolidation.

    As part of the integration initiative, AMVESCAP PLC has recommended restructuring the advisory and administrative servicing arrangements so that A I M Advisors, Inc. is the advisor and administrator for all INVESCO Funds and AIM Funds. The Board has approved a new advisory agreement under which A I M Advisors, Inc. will serve as the investment advisor for the Fund, and a new sub-advisory agreement, under which INVESCO Institutional (N.A.), Inc., an affiliate of INVESCO Funds Group, Inc., which is currently serving as the Fund's investment advisor, will serve as sub-advisor. The portfolio management team for the Fund will not change as a result of this restructuring. The attached proxy statement/prospectus seeks your approval of this new investment advisory agreement and sub-advisory agreements. If approved, these new agreements will become effective only if the proposal to consolidate the Fund is not approved.

    The integration initiative also calls for changing the organizational structure of the INVESCO Funds and the AIM Funds. To accomplish this goal, AMVESCAP PLC has recommended that all INVESCO Funds and AIM Funds organized as Maryland corporations change their form and state of organization to Delaware statutory trusts. The Board has approved redomesticating the Fund as a series of a Delaware statutory trust. The attached proxy statement/prospectus seeks your approval of this redomestication. If approved, the redomestication of the Fund will become effective only if the proposal to consolidate the Fund is not approved.

    Finally, the independent directors of the Board believe that your interests would best be served if the INVESCO Funds and the AIM Funds had a unified board of directors/trustees. The attached proxy statement/prospectus seeks your vote in favor of the persons nominated to serve as directors.


    Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card or voting instruction card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person, with proper authorization from your life insurance company. If you expect to attend the meeting in person, or have questions, please notify us by calling (800) 952-3502. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote.


                                          Sincerely,

                                                   /s/ ROBERT H. GRAHAM
                                          --------------------------------------
                                                     Robert H. Graham
                                                        President

                         AIM V.I. NEW TECHNOLOGY FUND,

                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 2, 2004


     We cordially invite you to attend our Special Meeting of Shareholders to:


          1. Approve an Agreement and Plan of Reorganization, and in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of the Trust (the "Agreement"). Under the agreement:



          - all of the assets of AIM V.I. New Technology Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to INVESCO VIF -- Technology Fund ("Buying Fund"), an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Buyer" or "Company"); and



          - Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.



          2. Elect 16 trustees to the Board of Trustees of Trust, each of whom will serve until his or her successor is elected and qualified.


          3. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.


     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas, 77046-1173 on April 2, 2004, at 3:00 p.m., Central Time.


     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of common stock in the Fund at the close of business on January 9, 2004 (the record date), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on January 9, 2004 and who are entitled to instruct the corresponding separate account on how to vote.


     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE PRESIDENT OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.



                                                   /s/ ROBERT H. GRAHAM

                                          --------------------------------------

                                                     Robert H. Graham


                                                  Chairman and President


February 26, 2004

                    INVESCO VIF -- TELECOMMUNICATIONS FUND,

             A PORTFOLIO OF INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          11 GREENWAY PLAZA, SUITE 100


                           HOUSTON, TEXAS 77046-1173


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 2, 2004


    We cordially invite you to attend our Special Meeting of Shareholders to:


        1. Approve an Agreement and Plan of Reorganization, and in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of the Trust (the "Agreement"). Under the agreement:



          - all of the assets of INVESCO VIF -- Telecommunications Fund (the "Fund"), an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Company"), will be transferred to INVESCO
            VIF -- Technology Fund ("Buying Fund"), another investment portfolio of Company; and



          - Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Company to shareholders of the corresponding class of shares of the Fund.


        2. Elect 16 directors to the Board of Directors of Company, each of whom will serve until his or her successor is elected and qualified.

        3. Approve a new investment advisory agreement with A I M Advisors, Inc. ("AIM") for the Fund.

        4. Approve a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc. for the Fund.

        5. Approve an Agreement and Plan of Reorganization (the "Plan") which provides for the redomestication of each series portfolio of Company as a new series portfolio of AIM Variable Insurance Funds, an existing Delaware statutory trust, and, in connection therewith, the sale of all of Company's assets and the dissolution of Company as a Maryland corporation.

        6. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.


    We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 2, 2004, at 3:00 p.m., Central Time.


    Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

    The Board is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of common stock in the Fund at the close of business on January 9, 2004 (the record date), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on January 9, 2004 and who are entitled to instruct the corresponding separate account on how to vote.

    WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COMPANY. ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF COMPANY OR BY VOTING IN PERSON AT THE SPECIAL MEETING.


                                                   /s/ Kevin M. Carome

                                          --------------------------------------
                                                     Kevin M. Carome
                                                        Secretary


February 26, 2004

          AIM V.I. NEW                     INVESCO VIF --
        TECHNOLOGY FUND,                 TELECOMMUNICATIONS
         A PORTFOLIO OF                       FUND AND
  AIM VARIABLE INSURANCE FUNDS             INVESCO VIF --
   11 GREENWAY PLAZA SUITE 100            TECHNOLOGY FUND,
    HOUSTON, TEXAS 77046-1173            EACH A PORTFOLIO OF
         (800) 347-4246              INVESCO VARIABLE INVESTMENT
                                             FUNDS, INC.
                                     11 GREENWAY PLAZA SUITE 100
                                      HOUSTON, TEXAS 77046-1173
                                           (800) 347-4246


                    COMBINED PROXY STATEMENT AND PROSPECTUS

                               FEBRUARY 26, 2004



     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the Special Meeting of Shareholders (the "Special Meeting") of each of AIM V.I. New Technology Fund and INVESCO VIF -- Telecommunications Fund (each a "Fund"; the AIM V.I. New Technology Fund, "AIM Fund"; and the INVESCO VIF -- Telecommunications Fund, "INVESCO Fund"). Each Special Meeting will be held on April 2, 2004. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card or voting instruction card on or about February 26, 2004 to all shareholders entitled to vote.


     Each series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds are used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds as an investment option, however, you may allocate your contract values to a separate account of the insurance company that invests in a series of INVESCO Variable Investment Funds, Inc. and AIM Variable Insurance Funds.


     In accordance with current law, the life insurance company separate accounts, which are the shareholders of record of the AIM Variable Insurance Funds and INVESCO Variable Investment Funds, Inc., in effect, pass along their voting rights to the contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of the AIM Variable Insurance Funds and INVESCO Variable Investment Funds, Inc. (i) technically owned by the life insurance company, but
(ii) beneficially owned by the contract owners. The life insurance companies communicate directly with contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of an investment portfolio of the AIM Variable Insurance Funds and INVESCO Variable Investment Funds, Inc. that a contract owner beneficially owns entitles that contract owner to one vote on each proposal set forth in this Proxy Statement/Prospectus (a fractional share has a fractional vote).



     All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account." All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from the Board or from your applicable life insurance company.

     This Proxy Statement/Prospectus includes information regarding two separate reorganizations (described below). The consummation of any one Reorganization (defined below) is not conditioned upon the consummation of the other Reorganization. The Reorganization of your Fund is contingent only upon your Fund receiving the requisite number of votes FOR approval of its reorganization. The requests for approval of all two Reorganizations have been included in one Proxy Statement/Prospectus because it is proposed that each of the two Funds be combined with INVESCO VIF -- Technology Fund ("Buying Fund"). We have indicated in the Proxy Statement/Prospectus where there are differences in the information applicable to each Fund.

     At the Special Meetings, we are asking shareholders of AIM Fund to vote on two Proposals and shareholders of INVESCO Fund to vote on five Proposals. The first Proposal to be voted on is an Agreement and Plan of Reorganization (each an "Agreement") which provides for each of the following combinations:

          (1) AIM V.I. New Technology Fund, an investment portfolio of AIM Variable Insurance Funds (the "AIM Trust"), with Buying Fund, an investment portfolio of INVESCO Variable Investment Funds, Inc. ("Company"); and

          (2) INVESCO VIF -- Telecommunications Fund, an investment portfolio of Company, with Buying Fund (each a "Reorganization" and collectively, the "Reorganizations").

Under the Agreement for your Fund, all of the assets of your Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of your Fund and Company will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund, as set forth on Exhibit A.

     The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. The Reorganization has been structured as a tax-free transaction. No sales charges will be imposed in connection with the Reorganization.

     The Board of Trustees of the AIM Trust (the "Board of Trustees") has approved the Agreement and related Reorganization of AIM Fund as being in the best interests of AIM Fund. The Board of Directors of Company (the "Board of Directors") has approved the Agreement and related Reorganization of INVESCO Fund as being advisable and in the best interests of INVESCO Fund.

     The AIM Trust and Company are each registered open-end management investment companies that issue their shares in separate series. AIM Fund is a series of the AIM Trust and INVESCO Fund and Buying Fund are each a series of Company. A I M Advisors, Inc. ("AIM") serves as the investment advisor to AIM Fund and INVESCO Funds Group, Inc. ("INVESCO") serves as the investment advisor to INVESCO Fund and Buying Fund. Both AIM and INVESCO are wholly owned subsidiaries of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     The investment objective of Buying Fund is similar to that of your Fund. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that you should know before voting on the Agreement for your Fund and the other Proposals described below. It is both the Proxy Statement of your Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/ Prospectus for future reference.


     The following documents are on file with the Securities and Exchange Commission (the "SEC"):



     - Prospectus of AIM V.I. New Technology Fund dated May 1, 2003, as supplemented June 12, 2003, August 18, 2003, August 20, 2003, November 20, 2003, December 12, 2003, December 16, 2003, and January 16, 2003; and
       Prospectus of INVESCO VIF -- Telecommunications Fund dated April 30, 2003, as supplemented June 12, 2003, August 1, 2003, October 21, 2003, December 15, 2003, December 16, 2003, and January 16, 2003 (each a "Selling Fund Prospectus") (these Selling Fund Prospectuses are also incorporated by reference into this Proxy Statement/Prospectus);

     - Statement of Additional Information of AIM V.I. New Technology Fund dated May 1, 2003, as revised September 1, 2003 and as supplemented October 21, 2003; and Statement of Additional Information of INVESCO
       VIF -- Telecommunications Fund dated April 30, 2003;



     - Prospectus of Buying Fund dated April 30, 2003, as supplemented August 1, 2003, October 21, 2003, December 15, 2003, December 16, 2003, and January 16, 2003 (the "Buying Fund Prospectus") (this document, a copy of which is attached as Appendix II, is also incorporated by reference into this Proxy Statement/Prospectus);



     - Statement of Additional Information relating to the Buying Fund dated April 30, 2003; and



     - Statement of Additional Information relating to the Reorganization, dated February 26, 2004 (this document is also incorporated by reference into this Proxy Statement/Prospectus).



     The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buyer.



     Copies of the Selling Fund Prospectus for AIM Fund and the related Statement of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Copies of the Selling Fund Prospectus for INVESCO Fund, the Buying Fund Prospectus and the related Statement of Additional Information are available without change by writing to INVESCO Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.


     If you are a shareholder of AIM Fund, the remaining Proposal to be voted on by you is the election of 16 trustees to the Board of Trustees of the AIM Trust. The Board of Trustees of the AIM Trust has approved the nomination of the persons set forth in this Proxy Statement/Prospectus for election as trustees of the AIM Trust.

     If you are a shareholder of INVESCO Fund, the remaining four Proposals to be voted on are: the election of 16 directors to the Board of Directors; the approval of a new advisory agreement with AIM for your Fund; the approval of a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc. ("INVESCO Institutional") for your Fund; and the approval of an Agreement and Plan of Reorganization (the "Plan") which provides for the redomestication of each series portfolio of Company as a new series portfolio of an existing Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the dissolution of Company as a Maryland corporation. The Board of Directors has approved the nomination of the persons set forth in this Proxy Statement/Prospectus for election as directors of Company and has approved the new advisory agreement with AIM and the new sub-advisory agreement between AIM and INVESCO Institutional. Finally, the Board of Directors has approved the Plan as being advisable.

     The Proposals are being submitted to you to implement an integration initiative undertaken by AMVESCAP with respect to its North American mutual fund operations, which includes your Fund.


     Shareholders previously have been sent the most recent annual report for your Fund, including financial statements, and the most recent semiannual report succeeding the annual report, if any. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits." If you have not received such report(s) or would like to receive an additional copy, please contact INVESCO Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or call (800) 416-4246.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
INTRODUCTION................................................    8
PROPOSAL 1 -- APPROVAL OF THE AGREEMENT TO COMBINE YOUR FUND
  AND BUYING FUND...........................................    9
  Which Funds' Shareholders Will Vote on Proposal 1?........    9
SUMMARY.....................................................    9
  The Reorganizations.......................................   10
  Comparison Fee Tables and Expense Examples................   11
  Fee Table.................................................   11
  Expense Example...........................................   16
  Comparison of Performance of Your Fund and Buying Fund....   18
  AIM V.I. New Technology Fund..............................   19
  INVESCO VIF -- Telecommunications Fund....................   20
  INVESCO VIF -- Technology Fund............................   21
  Comparison of Investment Objectives and Principal
     Strategies.............................................   21
  Comparison of Principal Service Providers.................   24
  Comparison of Multiple Class Structures...................   24
  Comparison of Sales Charges...............................   24
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................   24
  The Boards' Recommendation on Proposal 1..................   25
RISK FACTORS................................................   25
  Risks Associated with Buying Fund.........................   25
  Comparison of Risks of Buying Fund and Your Fund..........   27
INFORMATION ABOUT BUYING FUND...............................   28
  Description of Buying Fund Shares.........................   28
  Management's Discussion of Fund Performance...............   28
  Financial Highlights......................................   28
ADDITIONAL INFORMATION ABOUT THE AGREEMENTS.................   28
  Terms of the Reorganizations..............................   28
  The Reorganizations.......................................   29
  Board Considerations......................................   29
  Other Terms...............................................   30
  Federal Income Tax Consequences...........................   31
  Accounting Treatment......................................   32
RIGHTS OF SHAREHOLDERS......................................   32
  General...................................................   32
  Liability of Shareholders.................................   32
  Election of Directors/Trustees; Terms.....................   33
  Removal of Directors/Trustees.............................   33
  Meetings of Shareholders..................................   33
  Liability of Directors/Trustees and Officers;
     Indemnification........................................   34
  Dissolution and Termination...............................   34
  Voting Rights of Shareholders.............................   35
  Dissenters' Rights........................................   35
  Amendments to Organization Documents......................   35
CAPITALIZATION..............................................   36
INTERESTS OF CERTAIN PERSONS................................   36

                                                              PAGE
                                                              ----
LEGAL MATTERS...............................................   36
ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND......   36
CERTAIN CIVIL PROCEEDINGS AND LAWSUITS......................   37
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   40
PROPOSAL 2 -- ELECTION OF TRUSTEES..........................   40
  Which Funds' Shareholders Will Vote on Proposal 2?........   40
  Background................................................   40
  Structure of the Board of Trustees........................   40
  Nominees for Trustees.....................................   41
  The Boards' Recommendation on Proposal 2..................   44
  Committees of the Board...................................   44
  Board and Committee Meeting Attendance....................   46
  Shareholder Communications with the Board.................   47
  Trustee's Compensation....................................   47
  Retirement Plan for Trustees..............................   48
  Deferred Compensation Agreements..........................   48
  Officers of Trust.........................................   49
  Security Ownership of Management..........................   50
  Trustee Ownership of Your Fund's Shares...................   50
PROPOSAL 3 -- ELECTION OF DIRECTORS.........................   51
  Which Funds' Shareholders Will Vote on Proposal 3?........   51
  Background................................................   51
  Structure of the Board of Directors.......................   51
  Nominees for Directors....................................   51
  The Board's Recommendation on Proposal 3..................   54
  Committees of the Board...................................   54
  Board and Committee Meeting Attendance....................   56
  Shareholder Communications with the Board.................   57
  Director's Compensation...................................   57
  Retirement Plan for Directors.............................   58
  Deferred Compensation Agreements..........................   58
  Officers of Company.......................................   59
  Security Ownership of Management..........................   60
  Director Ownership of Fund Shares.........................   60
PROPOSAL 4 -- APPROVAL OF A NEW INVESTMENT ADVISORY
  AGREEMENT.................................................   61
  Which Funds' Shareholders Will Vote on Proposal 4?........   61
  Background................................................   61
  Your Fund's Current Investment Advisor....................   61
  The Proposed New Investment Advisor for Your Fund.........   62
  Positions with AIM Held by Company's Directors or
     Executive Officers.....................................   62
  Terms of the Current Advisory Agreement...................   62
  Additional Services Provided by INVESCO and Its
     Affiliates.............................................   64
  Advisory Fees Charged by AIM for Similar Funds It
     Manages................................................   65
  Terms of the Proposed Advisory Agreement..................   66
  Factors the Directors Considered in Approving the Advisory
     Agreement..............................................   70
  The Board's Recommendation on Proposal 4..................   73

                                                              PAGE
                                                              ----
PROPOSAL 5 -- APPROVAL OF NEW SUB-ADVISORY AGREEMENT........   73
  Which Funds' Shareholders Will Vote on Proposal 5?........   73
  Background................................................   73
  The Proposed Sub-Advisor for Your Fund....................   73
  Positions with INVESCO Institutional Held by Company's
     Directors or Executive Officers........................   73
  Terms of the Proposed Sub-Advisory Agreement..............   74
  Advisory Fees Charged by INVESCO Institutional for Similar
     Types of Accounts for Which It Serves as Advisor.......   74
  Factors the Directors Considered in Approving the Proposed
     Sub-Advisory Agreement.................................   76
  The Board's Recommendation on Proposal 5..................   77
PROPOSAL 6 -- APPROVAL OF THE PLAN TO REDOMESTICATE EACH
  SERIES PORTFOLIO OF COMPANY AS A NEW SERIES PORTFOLIO OF
  AIM VARIABLE INSURANCE FUNDS..............................   77
  Which Funds' Shareholders Will Vote on Proposal 6?........   77
  Background................................................   77
  Reasons for the Proposed Redomestication..................   78
  What the Proposed Redomestication Will Involve............   78
  The Federal Income Tax Consequences of the
     Redomestication........................................   80
  Appraisal Rights..........................................   80
  The AIM Trust Compared to Company.........................   80
  The Board's Recommendation on Proposal 6..................   81
INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING...........   81
  Proxy Statement/Prospectus................................   81
  Time and Place of Special Meetings........................   81
  Voting in Person..........................................   81
  Voting by Proxy...........................................   82
  Quorum Requirement and Adjournment........................   82
  Vote Necessary to Approve Each Proposal...................   83
  Proxy Solicitation........................................   83
  Other Matters.............................................   83
  Shareholder Proposals.....................................   83
  Ownership of Shares.......................................   84
INDEPENDENT PUBLIC ACCOUNTANTS..............................   85
  Fees Billed by TWB Related to Trust.......................   85
  Fees Billed by TWB Related to AIM and AIM Affiliates......   86
INDEPENDENT PUBLIC ACCOUNTANTS..............................   86
  Fees Billed by PwC Related to Company.....................   87
  Fees Billed by PwC Related to INVESCO and INVESCO
     Affiliates.............................................   88



EXHIBIT A      Classes of Shares of Each Selling Fund and Corresponding
               Classes of
               Shares of Buying Fund.......................................  A-1
EXHIBIT B      Comparison of Principal Service Providers...................  B-1
EXHIBIT C      Financial Highlights of Buying Fund.........................  C-1


EXHIBIT D      Shares Outstanding of Each Class of Each Fund on Record
               Date........................................................   D-1
EXHIBIT E      Ownership of Shares of AIM V.I. New Technology Fund (AIM
               FUND).......................................................   E-1
EXHIBIT F      Ownership of Shares of INVESCO VIF -- Telecommunications
               Fund (INVESCO FUND).........................................   F-1
EXHIBIT G      Ownership of Shares of INVESCO VIF -- Technology Fund
               (Buying Fund)...............................................   G-1
APPENDIX I     Agreement and Plan of Reorganization for AIM V.I. New
               Technology Fund and INVESCO VIF -- Telecommunications Fund    APPENDIX
               (to Effect the Reorganizations).............................  I
APPENDIX II    Prospectus of Buying Fund...................................  APPENDIX
                                                                             II
APPENDIX III   Discussion of Performance of Buying Fund....................  APPENDIX
                                                                             III
APPENDIX IV    Governance Committee Charter................................  APPENDIX
                                                                             IV
APPENDIX V     Form of Investment Advisory Agreement with A I M Advisors,    APPENDIX
               Inc. .......................................................  V
APPENDIX VI    Form of Sub-Advisory Agreement..............................  APPENDIX
                                                                             VI
APPENDIX VII   Agreement and Plan of Reorganization for INVESCO VIF --       APPENDIX
               Telecommunications Fund (to Effect the Redomestication).....  VII
APPENDIX VIII  Pre-Approval of Audit and Non-Audit Services Policies and     APPENDIX
               Procedures..................................................  VIII



     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMINVESTMENTS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AIM INVESTMENTS, AIM INVESTMENTS AND DESIGN, MYAIM.COM, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(k) AND YOUR GOALS. OUR SOLUTIONS ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.


     INVESCO, THE OPEN CIRCLE DESIGN, INVESCO FUNDS, INVESCO FUNDS GROUP, INVESCO -- YOUR GLOBAL INVESTMENT PARTNER AND YOU SHOULD KNOW WHAT INVESCO KNOWS ARE REGISTERED SERVICE MARKS OF AMVESCAP PLC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION


     The following table summarizes each proposal to be presented at the Special Meetings and the Funds whose shareholders the Board of Trustees or the Board of Directors, as applicable, are soliciting with respect to each proposal:



                    PROPOSAL                               AFFECTED FUNDS
                    --------                               --------------
1.   Approving the Agreement to combine your   All Funds
     Fund with Buying Fund
2.   Electing trustees                         AIM V.I. New Technology Fund only
3.   Electing directors                        INVESCO VIF -- Telecommunications Fund
                                               only
4.   Approving a new investment advisory       INVESCO VIF -- Telecommunications Fund
     agreement with AIM                        only
5.   Approving a new sub-advisory agreement    INVESCO VIF -- Telecommunications Fund
     between AIM and INVESCO Institutional     only
6.   Approving the Plan to redomesticate       INVESCO VIF -- Telecommunications Fund
     each series portfolio of Company as a     only
     new series portfolio of an existing
     Delaware statutory trust
7.   Considering other matters                 All Funds



     More detailed information about each proposal and AMVESCAP's integration initiative are discussed below and throughout this Proxy Statement/Prospectus.


     AIM Fund is one of 99 portfolios advised by AIM and each of INVESCO Fund and Buying Fund is one of 13 portfolios advised by INVESCO. The Proposals you are being asked to vote on relate to or result from an integration initiative announced on March 27, 2003, by AMVESCAP, the parent company of AIM and INVESCO, with respect to its North American mutual fund operations. The primary components of AMVESCAP's integration initiative are:

     - Using a single distributor for all AMVESCAP mutual funds in the United States. To that end, A I M Distributors, Inc., the distributor for the retail mutual funds advised by AIM (the "AIM Family of Funds"), replaced INVESCO Distributors, Inc. as the distributor for the retail mutual funds advised by INVESCO (the "INVESCO Family of Funds") effective July 1, 2003.

     - Integrating back office support and creating a single platform for back office support of AMVESCAP's mutual fund operations in the United States, including such support services as transfer agency and information technology.


     - Rationalizing and streamlining of the various funds within the AIM Family of Funds and the INVESCO Family of Funds. In that regard, AMVESCAP has undertaken an extensive review of these funds and concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. Reducing the number of funds within both the AIM Family of Funds and the INVESCO Family of Funds will allow AIM and INVESCO to concentrate on managing their core products. The Reorganizations are two of a number of fund reorganizations proposed by AMVESCAP as a result of this review process. AMVESCAP's belief is that the Reorganizations will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale. PROPOSAL 1, WHICH IS APPLICABLE TO SHAREHOLDERS OF THE AIM FUND AND INVESCO FUND, RELATES TO THIS COMPONENT OF AMVESCAP'S INTEGRATION INITIATIVE.


     - Rationalizing the contractual arrangements for the provision of investment advisory and administrative services to the AIM Family of Funds and the INVESCO Funds. The objective of this component is to have AIM assume primary responsibility for the investment advisory, administrative, accounting and legal and compliance services for the INVESCO Family of Funds. To implement this component, each INVESCO Fund, including Buying Fund, is seeking shareholder approval to enter into a new investment advisory agreement with AIM. These changes will simplify AMVESCAP's mutual fund operations in the United States in that there will be a uniform arrangement for investment management for both the AIM Family of Funds and the INVESCO Family of Funds. PROPOSALS 4 AND 5, WHICH ARE APPLICABLE ONLY TO SHAREHOLDERS OF THE INVESCO FUND, RELATE TO THIS COMPONENT OF AMVESCAP'S INTEGRATION INITIATIVE.



     - Simplifying the organizational structure of the AIM Family of Funds and the INVESCO Family of Funds so that they are all organized as Delaware statutory trusts, using as few entities as practicable. To implement this component each AIM Fund and each INVESCO Fund that currently is organized as a Maryland corporation is seeking shareholder approval to redomesticate as a new Delaware statutory trust, which also should provide these Funds with greater flexibility in conducting their business operations. In addition, certain series portfolios of funds within the AIM Family of Funds with few portfolios are seeking shareholder approval to be restructured as new series portfolios of existing funds within the AIM Family of Funds that are organized as Delaware statutory trusts. PROPOSAL 6, WHICH IS APPLICABLE ONLY TO SHAREHOLDERS OF THE INVESCO FUND, RELATES TO THIS COMPONENT OF AMVESCAP'S INTEGRATION INITIATIVE.



     In considering the integration initiative proposed by AMVESCAP, the directors of the INVESCO Family of Funds and the directors/trustees of the AIM Family of Funds who are not "interested persons" (as defined in the Investment Company Act of 1940 (the "1940 Act")) of the Funds or their advisors determined that the shareholders of both the AIM Family of Funds and the INVESCO Family of Funds would benefit if one set of directors/trustees was responsible for overseeing the operation of both the AIM Family of Funds and the INVESCO Family of Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, these directors/trustees agreed to combine the separate boards and create a unified board of directors/trustees. PROPOSAL 2, WHICH IS APPLICABLE ONLY TO SHAREHOLDERS OF THE AIM FUND, RELATES TO THE ELECTION OF TRUSTEES OF THE AIM TRUST. PROPOSAL 3, WHICH IS APPLICABLE ONLY TO SHAREHOLDERS OF THE INVESCO FUND, RELATES TO THE ELECTION OF DIRECTORS OF COMPANY.



     YOU ARE BEING ASKED TO APPROVE PROPOSALS 2 THROUGH 6, AS APPLICABLE, SO THAT, IN THE EVENT THAT PROPOSAL 1 IS NOT APPROVED FOR YOUR FUND, YOUR FUND WILL STILL BE ABLE TO TAKE ADVANTAGE OF THESE OTHER BENEFITS OF AMVESCAP'S INTEGRATION INITIATIVE. IF PROPOSAL 1 IS APPROVED WITH RESPECT TO THE REORGANIZATION OF INVESCO FUND, BUT PROPOSAL 6 IS NOT APPROVED, INVESCO FUND WILL BE COMBINED WITH BUYING FUND BUT WILL NOT BE REDOMESTICATED AS A NEW SERIES PORTFOLIO OF A DELAWARE STATUTORY TRUST. WE WILL BE UNABLE TO DETERMINE WHETHER A PARTICULAR PROPOSAL OTHER THAN PROPOSAL 1, IF APPROVED, SHOULD GO FORWARD UNTIL WE HAVE DETERMINED WHETHER PROPOSAL 1 HAS BEEN APPROVED. THEREFORE, EVEN IF YOU VOTE IN FAVOR OF PROPOSAL 1, IT IS STILL IMPORTANT THAT YOU VOTE ON EACH REMAINING PROPOSAL. FOR INFORMATION ABOUT THE SPECIAL MEETING AND VOTING ON PROPOSALS 1 THROUGH 6, SEE "INFORMATION ABOUT THE SPECIAL MEETING AND VOTING." FOR A DESCRIPTION OF THE VOTE NECESSARY TO APPROVE EACH OF PROPOSALS 1 THROUGH 6, SEE "INFORMATION ABOUT THE SPECIAL MEETING AND VOTING -- VOTE NECESSARY TO APPROVE EACH PROPOSAL."


                                 PROPOSAL 1 --

                           APPROVAL OF THE AGREEMENT
                      TO COMBINE YOUR FUND AND BUYING FUND

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 1?

     Proposal 1 applies to the shareholders of INVESCO Fund and AIM Fund.

                                    SUMMARY

     The Board of Trustees of the AIM Trust, including the independent trustees, has determined that the Reorganization of AIM Fund is in the best interests of AIM Fund and that the interests of the shareholders of

AIM Fund will not be diluted as a result of the Reorganization. Similarly, the Board of Directors, including the independent directors, has determined that the Reorganization of INVESCO Fund is advisable and in the best interests of INVESCO Fund and that the interests of the shareholders of INVESCO Fund will not be diluted as a result of the Reorganization. Both Boards believe that a larger combined fund should be more viable and have greater market presence and should have greater investment leverage in that portfolio managers should have broader investment opportunities and lower trading costs. Both Boards also believe that a larger combined fund should result in greater operating efficiencies by providing economies of scale to the combined fund in that certain fixed costs, such as legal, accounting, shareholder services and director/trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors considered by the Board of Trustees and the Board of Directors, respectively, in approving the Agreements, see "Additional Information About the Agreements -- Board Considerations."

     The following summary discusses some of the key features of the Reorganization and highlights certain differences between your Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Agreement. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATIONS


     The Reorganization of your Fund will result in the combination of your Fund with Buying Fund. AIM Fund is a series of the AIM Trust, which is a Delaware statutory trust. INVESCO Fund and Buying Fund are each a series of Company, a Maryland corporation. The Board of Directors of Company is also soliciting the proxies of the shareholders of Company's series portfolios to vote on an agreement and plan of reorganization to redomesticate Company as a Delaware statutory trust in order to provide Company with greater flexibility in conducting its business operations. If approved by Company's shareholders, the consummation of the redomestication of Company as a Delaware statutory trust will occur after the consummation of the Reorganization of INVESCO Fund.



     If shareholders of your Fund approve the Agreement for your Fund and other closing conditions are satisfied, then:



          1. all of the assets of your Fund will be transferred to Buying Fund;



          2. Buying Fund will assume the liabilities of your Fund; and



          3. Company will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of your Fund (as shown on Exhibit A, attached to this Proxy Statement/Prospectus).



     For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Agreement -- Other Terms."


     The shares of Buying Fund issued in the Reorganization of your Fund will have an aggregate net asset value equal to the net value of the assets of your Fund transferred to Buying Fund. The value of your account with Buying Fund immediately after the Reorganization will be the same as the value of your account with your Fund immediately prior to the Reorganization. A copy of the Agreement for your Fund is attached as Appendix I to this Proxy Statement/Prospectus. See "Additional Information About the Agreements."

     The AIM Trust and Company will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that each Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of the Reorganization. See "Additional Information About the Agreements -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganizations.

     The consummation of any one Reorganization is not conditioned upon the consummation of the other Reorganization.

COMPARISON FEE TABLES AND EXPENSE EXAMPLES



FEE TABLE



     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of AIM V.I. New Technology Fund and INVESCO
VIF -- Telecommunications Fund (each, a "Selling Fund") and INVESCO
VIF -- Technology Fund ("Buying Fund"). This table assumes that the Agreement and Plan of Reorganization between AIM V.I. New Technology Fund and INVESCO
VIF -- Technology Fund and the Agreement and Plan of Reorganization between INVESCO VIF -- Telecommunications Fund and INVESCO VIF -- Technology Fund are both approved. Series II shares of INVESCO VIF -- Telecommunications Fund and Buying Fund were not available as of December 31, 2002 and will not be offered for sale prior to the reorganization of INVESCO VIF -- Telecommunications Fund into Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of each Selling Fund into Buying Fund are also provided. The table does not reflect fees associated when a separate account invests in the Funds or any costs associated with ownership of a variable annuity or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.


                                  AIM V.I. NEW             INVESCO VIF --                 INVESCO VIF --
                                 TECHNOLOGY FUND         TELECOMMUNICATIONS              TECHNOLOGY FUND
                                   (12/31/03)              FUND (12/31/03)                  (12/31/03)
                              ---------------------    -----------------------       ------------------------
                              SERIES I    SERIES II    SERIES I      SERIES II       SERIES I       SERIES II
                               SHARES      SHARES       SHARES       SHARES(1)        SHARES        SHARES(1)
                              --------    ---------    --------      ---------       --------       ---------
SHAREHOLDER TRANSACTION
 EXPENSES
 Maximum Sales Charge (Load)
   Imposed on Purchase (as a
   percentage of offering
   price)...................     N/A          N/A         N/A            N/A            N/A             N/A
 Maximum Deferred Sales
   Charge (as a percentage
   of original purchase
   price or redemption
   proceeds, as
   applicable)..............     N/A          N/A         N/A            N/A            N/A             N/A
ANNUAL FUND OPERATING
 EXPENSES(2)
 (expenses that are deducted
   from fund assets)
   Management fees..........    1.00%        1.00%       0.75%          0.75%          0.75%           0.75%
 Distribution and/or Service
   (12b-1) Fees.............    None         0.25%       None           0.25%          None            0.25%
 Other Expenses.............    0.94%        0.94%       0.69%(3)       0.69%(3)(4)    0.38%(3)        0.38%(3)(4)
 Total Annual Fund Operating
   Expenses.................    1.94%        2.19%       1.44%          1.69%          1.13%           1.38%
 Fee Waiver.................    0.64%(5)     0.74%(6)    0.14%(7)(8)    0.24%(8)(9)      --(8)           --(8)
 Net Expenses...............    1.30%        1.45%       1.30%          1.45%          1.13%           1.38%

                                   INVESCO VIF --
                                  TECHNOLOGY FUND
                                PRO FORMA ESTIMATED
                              ------------------------
                              SERIES I       SERIES II
                               SHARES        SHARES(1)
                              --------       ---------
SHAREHOLDER TRANSACTION
 EXPENSES
 Maximum Sales Charge (Load)
   Imposed on Purchase (as a
   percentage of offering
   price)...................     N/A             N/A
 Maximum Deferred Sales
   Charge (as a percentage
   of original purchase
   price or redemption
   proceeds, as
   applicable)..............     N/A             N/A
ANNUAL FUND OPERATING
 EXPENSES(2)
 (expenses that are deducted
   from fund assets)
   Management fees..........    0.75%           0.75%
 Distribution and/or Service
   (12b-1) Fees.............    None            0.25%
 Other Expenses.............    0.41%(3)        0.41%(3)(4)
 Total Annual Fund Operating
   Expenses.................    1.16%           1.41%
 Fee Waiver.................      --(8)(10)       --(8)(10)
 Net Expenses...............    1.16%           1.40%


---------------


"N/A" in the table above means "not applicable."



 (1) As of December 31, 2003, Buying Fund offered only one series of shares, which are referred to in this Proxy Statement/Prospectus as Series I shares. The figures for Series II shares reflect Buying Fund's December 31, 2003 amounts, plus a 12b-1 fee of 0.25%.



 (2) Except as otherwise noted, figures in the table are for the year ended December 31, 2003 and are expressed as a percentage of fund average net assets. This information was prepared before the completion of the fund audit and is subject to change. There is no guarantee that actual expenses will be the same as those shown in the table.



 (3) INVESCO Selling Fund and Buying Fund have each adopted new forms of administrative services and transfer agency agreements which will be effective May 1, 2004. These new forms of agreements are the same as those currently in place for AIM Selling Fund. As a result, INVESCO Selling Fund's and Buying Fund's Other Expenses have been restated to reflect the changes in fees in INVESCO Selling Fund's and Buying Fund's new agreements. Had INVESCO Selling Fund and Buying Fund not adopted these new forms of administrative services and transfer agency agreements, Other Expenses would have been 0.57% for Series I Shares of INVESCO Selling Fund, 0.57% for Series II Shares of INVESCO

     Selling Fund, 0.35% for Series I Shares of Buying Fund, 0.35% for Series II Shares of Buying Fund, 0.39% for Series I Shares of Buying Fund, Pro Forma Combined and 0.39% for Series II Shares of Buying Fund, Pro Forma Combined. Because INVESCO Selling Fund's and Buying Fund's board of directors has already approved the adoption of these new forms of agreements to go effective May 1, 2004, your vote on the items described in this Proxy Statement/Prospectus will have no impact on these changes.



 (4) Other Expenses for Series II shares are based on estimated average net assets for the current fiscal year.



 (5) The Fund's advisor has contractually agreed to waive fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.30%. In determining the advisor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.30% cap: (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



 (6) The Fund's advisor and/or distributor have contractually agreed to waive fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.45%. In determining the advisor's and distributor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.45% cap; (i) interest; (ii) taxes; ((iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



 (7) The Fund's advisor has contractually agreed to waive fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.30%. In determining the advisor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.30% cap; (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expense related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangement from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through April 30, 2005.

 (8) Effective June 1, 2002, and ending immediately prior to the consummation of the merger between INVESCO Selling Fund and Buying Fund which is expected to be on April 30, 2004, INVESCO Selling Fund's and Buying Fund's advisor is entitled to receive reimbursement from INVESCO Selling Fund and Buying Fund for fees and expenses paid for by INVESCO Selling Fund's and Buying Fund's advisor pursuant to expense limitation commitments between INVESCO Selling Fund's and Buying Fund's advisor and INVESCO Selling Fund and Buying Fund if such reimbursement does not cause Buying Fund to exceed its then-current expense limitations and the reimbursement is made within three years after INVESCO Selling Fund's and Buying Fund's advisor incurred the expense.



 (9) The Fund's advisor and/or distributor have contractually agreed to waive fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.45%. In determining the advisor's and distributor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.45% cap: (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through April 30, 2005.



(10) Beginning after the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, Buying Fund's advisor will be entitled to receive reimbursement from Buying Fund for fees and expenses paid for by Buying Fund's advisor, as long as such fees and expenses were paid for by Buying Fund's advisor on or after April 30, 2004, pursuant to expense limitation commitments between Buying Fund's advisor and Buying Fund if such reimbursement does not cause Buying Fund to exceed its then-current expense limitations and the reimbursement is made within three years after Buying Fund's advisor incurred the expense.



In the event that the Agreement and Plan of Reorganization between INVESCO
VIF -- Telecommunications Fund and INVESCO VIF -- Technology Fund is not approved, this table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of AIM V.I. New Technology Fund ("AIM Selling Fund") and INVESCO VIF -- Technology Fund ("Buying Fund"). Series II shares of Buying Fund were not available as of December 31, 2003 and will not be offered for sale prior to the reorganization of AIM Selling Fund into Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of AIM Selling Fund into Buying Fund are also provided. The table does not reflect fees associated when a separate account invests in the Funds or any costs associated with ownership of a variable annuity or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



                                                     AIM V.I. NEW               INVESCO VIF --                INVESCO VIF --
                                                    TECHNOLOGY FUND            TECHNOLOGY FUND             TECHNOLOGY PRO FORMA
                                                      (12/31/03)                  (12/31/03)                    ESTIMATED
                                                 ---------------------     ------------------------      ------------------------
                                                 SERIES I    SERIES II     SERIES I      SERIES II       SERIES I      SERIES II
                                                  SHARES      SHARES        SHARES       SHARES(1)        SHARES       SHARES(1)
                                                 --------    ---------     --------     -----------      --------     -----------
SHAREHOLDER TRANSACTION EXPENSES
  Maximum sales load imposed on purchase of
    shares (as a percentage of offering
    price).....................................     N/A          N/A          N/A            N/A            N/A           N/A
  Deferred Sales Load (as a percentage of
    original purchase price or redemption
    proceeds, as applicable)...................     N/A          N/A          N/A            N/A            N/A           N/A
ANNUAL FUND OPERATING EXPENSES(2)
  (expenses that are deducted from fund assets)
  Management fees..............................    1.00%        1.00%        0.75%          0.75%          0.75%         0.75%
  Distribution and/or Service (12b-1) Fees.....      --         0.25%        0.00%          0.25%          0.00%         0.25%
  Other expenses...............................    0.94%        0.94%        0.38%(3)       0.38%(3)(4)    0.41%(3)      0.41%(3)(4)
  Total Annual Fund Operating Expenses.........    1.94%        2.19%        1.13%          1.38%          1.16%         1.41%
  Fee waiver...................................    0.64%(5)     0.74%(6)       --             --             --(7)         --(7)
  Net expenses.................................    1.30%        1.45%        1.13%          1.38%          1.16%         1.41%


---------------


"N/A" in the table above means "not applicable."



(1) As of December 31, 2003, Buying Fund offered only one series of shares, which are referred to in this Proxy Statement/Prospectus document as Series I shares. The figures for Series II shares reflect Buying Fund's December 31, 2003 amounts, plus a 12b-1 fee of 0.25%.



(2) Except as otherwise noted, figures in the table are for the year ended December 31, 2003 and are expressed as a percentage of fund average net assets. This information was prepared before the completion of the fund audit and is subject to change. There is no guarantee that actual expenses will be the same as those shown in the table.



(3) Buying Fund has adopted new forms of administrative services and transfer agency agreements which will be effective May 1, 2004. These new forms of agreements are the same as those currently in place for AIM Selling Fund. As a result, Buying Fund's Other Expenses have been restated to reflect the changes in fees in Buying Fund's new agreements. Had Buying Fund not adopted these new forms of administrative services and transfer agency agreements, Other Expenses would have been 0.35% for Series I Shares of Buying Fund, 0.35% for Series II Shares of Buying Fund, 0.38% for Series I Shares of Buying Fund, Pro Forma Combined and 0.38% for Series II Shares of Buying Fund, Pro Forma Combined. Because Buying Fund's board of directors has already approved the adoption of these new forms of agreements to go effective May 1, 2004, your vote on the items described in this Proxy Statement/Prospectus will have no impact on these changes.



(4) Other Expenses for Series II shares are based on estimated average net assets for the current fiscal year.



(5) The Fund's advisor has contractually agreed to waive fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.30%. In determining the advisor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.30% cap: (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



(6) The Fund's advisor and/or distributor have contractually agreed to waive fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.45%. In determining the advisor's and distributor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.45% cap; (i) interest; (ii) taxes; ((iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through December 31, 2004.



(7) Beginning after the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, Buying Fund's advisor will be entitled to receive reimbursement from Buying Fund for fees and expenses paid for by Buying Fund's advisor, as long as such fees and expenses were paid for by Buying Fund's advisor on or after April 30, 2004, pursuant to expense limitation commitments between Buying Fund's advisor and Buying Fund if such reimbursement does not cause Buying Fund to exceed its then-current expense limitations and the reimbursement is made within three years after Buying Fund's advisor incurred the expense.



In the event that the Agreement and Plan of Reorganization between AIM V.I. New Technology Fund and INVESCO VIF -- Technology Fund is not approved, this table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of INVESCO VIF -- Telecommunications Fund ("INVESCO Selling Fund") and INVESCO
VIF -- Technology Fund ("Buying Fund"). Series II shares of Buying Fund were not available as of December 31, 2003 and will not be offered for sale prior to the reorganization of INVESCO Selling Fund into Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of INVESCO Selling Fund into Buying Fund are also provided. The table does not reflect fees associated when a separate account invests in the Funds or any costs associated with ownership of a variable annuity or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



                                             INVESCO VIF --                  INVESCO VIF --                   INVESCO VIF
                                        TELECOMMUNICATIONS FUND             TECHNOLOGY FUND               TECHNOLOGY PRO FORMA
                                               (12/31/03)                      (12/31/03)                      ESTIMATED
                                       --------------------------       ------------------------       --------------------------
                                       SERIES I        SERIES II        SERIES I      SERIES II        SERIES I        SERIES II
                                        SHARES         SHARES(1)         SHARES       SHARES(1)         SHARES         SHARES(1)
                                       --------       -----------       --------     -----------       --------       -----------
SHAREHOLDER TRANSACTION EXPENSES
 Maximum sales load imposed on
   purchase of shares (as a
   percentage of offering price).....     N/A              N/A             N/A            N/A             N/A             N/A
 Deferred Sales Load (as a percentage
   of original purchase price or
   redemption proceeds, as
   applicable).......................     N/A              N/A             N/A            N/A             N/A             N/A
ANNUAL FUND OPERATING EXPENSES(2)
 (expenses that are deducted from
 fund assets)
 Management fees.....................    0.75%            0.75%           0.75%          0.75%           0.75%           0.75%
 Distribution and/or Service (12b-1)
   Fees..............................    None             0.25%           None           0.25%           0.00%           0.25%
 Other expenses......................    0.69%(3)         0.69%(3)(4)     0.38%(3)       0.38%(3)(4)     0.39%(3)        0.39%(3)(4)
 Total Annual Fund Operating
   Expenses..........................    1.44%            1.69%           1.13%          1.38%           1.14%           1.39%
 Fee waiver..........................    0.14%(5)(6)      0.24%(6)(7)       --(6)          --(6)           --(6)(8)        --(6)(8)
 Net expenses........................    1.30%            1.45%           1.13%          1.38%           1.14%           1.39%

---------------


"N/A" in the table above means "not applicable."



(1) As of December 31, 2003, Buying Fund offered only one series of shares, which are referred to in this Proxy Statement/Prospectus as Series I shares. The figures for Series II shares reflect Buying Fund's December 31, 2003 amounts, plus a 12b-1 fee of 0.25%.



(2) Except as otherwise noted, figures in the table are for the year ended December 31, 2003 and are expressed as a percentage of fund average net assets. This information was prepared before the completion of the fund audit and is subject to change. There is no guarantee that actual expenses will be the same as those shown in the table.



(3) INVESCO Selling Fund and Buying Fund have each adopted new forms of administrative services and transfer agency agreements which will be effective May 1, 2004. As a result, INVESCO Selling Fund's and Buying Fund's Other Expenses have been restated to reflect the changes in fees in INVESCO Selling Fund's and Buying Fund's new agreements. Had INVESCO Selling Fund and Buying Fund not adopted these new forms of administrative services and transfer agency agreements, Other Expenses would have been 0.57% for Series I Shares of INVESCO Selling Fund, 0.57% for Series II Shares of INVESCO Selling Fund, 0.35% for Series I Shares of Buying Fund, 0.35% for Series II Shares of Buying Fund, 0.37% for Series I Shares of Buying Fund, Pro Forma Combined and 0.37% for Series II Shares of Buying Fund, Pro Forma Combined. Because INVESCO Selling Fund's and Buying Fund's board of directors has already approved the adoption of these new forms of agreements to go effective May 1, 2004, your vote on the items described in this Proxy Statement/Prospectus will have no impact on these changes.



(4) Other Expenses for Series II shares are based on estimated average net assets for the current fiscal year.



(5) The Fund's advisor has contractually agreed to waive fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.30%. In determining the advisor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.30% cap; (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting Principles or as approved by the Fund's board of trustees; (iv) expense related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangement from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through April 30, 2005.



(6) Effective June 1, 2002, and ending immediately prior to the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, the Buying Fund's and Selling Fund's advisor is entitled to reimbursement from the Buying Fund and Selling Fund for fees and expenses paid for by the Buying Fund's and Selling Fund's advisor pursuant to expense limitation commitments between the Buying Fund's and Selling Fund's advisor and Buying Fund and Selling Fund if such reimbursement does not cause the Buying Fund and Selling Fund to exceed its then-current expense limitations and the reimbursement is made within three years after the Buying Fund's and Selling Fund's advisor incurred the expense.



(7) The Fund's advisor and/or distributor have contractually agreed to waive fees and/or reimburse expenses of Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) to 1.45%. In determining the advisor's and distributor's obligation to waive fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the 1.45% cap: (i) interest; (ii) taxes; (iii) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to-day operations), as defined in the Financial Accounting Standards Board's Generally Accepted Accounting

Principles or as approved by the Fund's board of trustees; (iv) expenses related to a merger or reorganization, as approved by the Fund's board of trustees (though the expenses of the reorganization currently under consideration are being paid by the Fund's advisor); and (v) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation agreement is in effect through April 30, 2005.



(8) Beginning after the consummation of the merger between Selling Fund and Buying Fund which is expected to be on April 30, 2004, Buying Fund's advisor will be entitled to receive reimbursement from Buying Fund for fees and expenses paid for by Buying Fund's advisor, as long as such fees and expenses were paid for by Buying Fund's advisor on or after April 30, 2004, pursuant to expense limitation commitments between Buying Fund's advisor and Buying Fund if such reimbursement does not cause Buying Fund to exceed its then-current expense limitations and the reimbursement is made within three years after Buying Fund's advisor incurred the expense.



EXPENSE EXAMPLE



     This Example is intended to help you compare the costs of investing in different classes of each Selling Fund and Buying Fund with the cost of investing in other mutual funds. This Example assumes that the Agreement and Plan of Reorganization between AIM V.I. New Technology Fund and INVESCO VIF -- Technology Fund and the Agreement and Plan of Reorganization between INVESCO
VIF -- Telecommunications Fund and INVESCO VIF -- Technology Fund are both approved. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of each Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above. This Example does not reflect fees associated when a separate account invests in the Funds or any costs associated with the ownership of a variable annuity contract or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:



                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM V.I. NEW TECHNOLOGY FUND
  Series I............................................  $132   $547    $  988   $2,213
  Series II...........................................  $148   $614    $1,107   $2,466
INVESCO VIF -- TELECOMMUNICATIONS FUND
  Series I............................................  $132   $442    $  774   $1,712
  Series II...........................................  $148   $509    $  895   $1,978
BUYING FUND
  Series I............................................  $115   $359    $  622   $1,375
  Series II...........................................  $141   $437    $  755   $1,657]
BUYING FUND -- PRO FORMA COMBINED
  Series I............................................  $118   $368    $  638   $1,409
  Series II...........................................  $144   $446    $  771   $1,691



     In the event that the Agreement and Plan of Reorganization between INVESCO VIF Telecommunications Fund and INVESCO VIF -- Technology Fund is not approved, this Example is intended to help you compare the costs of investing in different classes of AIM Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of AIM Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above. This Example does not reflect fees associated when a separate account invests in the Funds or any costs associated with the ownership of a variable annuity contract or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:



                                                        ONE    THREE    FIVE     TEN
                                                        YEAR   YEARS   YEARS    YEARS
                                                        ----   -----   ------   ------
AIM V.I. NEW TECHNOLOGY FUND
  Series I............................................  $132   $547    $  988   $2,213
  Series II...........................................  $148   $614    $1,107   $2,466
INVESCO VIF -- TECHNOLOGY FUND
  Series I............................................  $115   $359    $  622   $1,375
  Series II...........................................  $141   $437    $  755   $1,657
INVESCO VIF -- TECHNOLOGY FUND -- PRO FORMA COMBINED
  Series I............................................  $118   $368    $  638   $1,409
  Series II...........................................  $144   $446    $  771   $1,691



     In the event that the Agreement and Plan of Reorganization between AIM V.I. New Technology Fund and INVESCO VIF -- Technology Fund is not approved, this Example is intended to help you compare the costs of investing in different classes of INVESCO Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of INVESCO Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above. This Example does not reflect fees associated when a separate account invests in the Funds or any costs associated with the ownership of a variable annuity contract or variable life insurance contract for which the Funds are investment options, and if it did, expenses would be higher.



     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:



                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
INVESCO VIF -- TELECOMMUNICATIONS FUND
  Series I.............................................  $132   $442    $774    $1,712
  Series II............................................  $148   $509    $895    $1,978
INVESCO VIF -- TECHNOLOGY FUND
  Series I.............................................  $115   $359    $622    $1,375
  Series II............................................  $141   $437    $755    $1,657
INVESCO VIF -- TECHNOLOGY FUND -- PRO FORMA COMBINED
  Series I.............................................  $116   $362    $628    $1,386
  Series II............................................  $142   $440    $761    $1,669

     THE ABOVE EXAMPLES ARE NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. EACH SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THESE EXAMPLES OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT A SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.



     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.



COMPARISON OF PERFORMANCE OF YOUR FUND AND BUYING FUND



     For more information regarding the total return of your Fund, see the "Financial Highlights" section of each Selling Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/ Prospectus under the heading "Certain Civil Proceedings and Lawsuits." For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.



AIM V.I. NEW TECHNOLOGY FUND



     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart and performance table shown does not reflect charges at the separate account level; if they did, the performance shown would be lower.


                                  (BAR CHART)


1994........................................................    7.15
1995........................................................   23.66
1996........................................................   19.34
1997........................................................   14.56
1998........................................................   22.11
1999........................................................  106.52
2000........................................................  -36.29
2001........................................................  -47.47
2002........................................................  -45.13
2003........................................................   52.38



     During the periods shown in the bar chart, the highest quarterly return was 63.10% (quarter ended December 31, 1999) and the lowest quarterly return was -50.03% (quarter ended March 31, 2001).



                                             1 YEAR   5 YEARS     10 YEARS   INCEPTION DATE
                                             ------   -------     --------   --------------
AIM V.I. New Technology Series I(1)........  52.38%   (10.39)%      2.49%      10/18/1993
AIM V.I. New Technology Series II(1).......  51.95%   (10.59)%      2.25%      10/18/1993
Standard & Poor's 500 Index(2).............  28.67%    (0.57)%     11.06%      10/31/1993
Pacific Stock Exchange Technology
  Index(3).................................  52.14%     9.19%      19.96%      10/31/1993
Lipper Science & Technology Fund
  Index(4).................................  51.31%    (2.89)%      9.26%      10/31/1993


---------------


(1) For periods prior to October 15, 1999, the performance shown relates to a predecessor fund. In addition, for periods prior to May 1, 2000, performance shown above relates to the fund before changing its investment strategy to include securities of companies in the technology industry. Also, for the periods prior to May 1, 2001, the performance shown above relates to the fund before changing its investment strategy to increase its emphasis on the technology industry and decrease its emphasis on the telecommunications industry.



(2) The Standard & Poor's 500 Index is an index of common stocks frequently used as a general measure of U.S. stock market performance. The fund has also included the PSE Technology Index, which the fund believes more closely reflects the performance of the securities in which the fund invests. In addition, the Lipper Science & Technology Fund Index (which may or may not include the fund) is included for comparison to a peer-group.



(3) The Pacific Stock Exchange Technology Index is a price-weighted index of the top 100 technology stocks listed on the Pacific Stock Exchange.



(4) The Lipper Science & Technology Fund Index is an equally weighted representation of the 30 largest funds that make up the Lipper Science & Technology category. These funds invest more than 65% of their portfolios in science and technology stocks.



INVESCO VIF -- TELECOMMUNICATIONS FUND



     The bar chart and table shown below provide an indication of the risks of investing in your Fund. Your Fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart and performance table shown does not reflect charges at the separate account level; if they did, the performance shown would be lower.


                                  (BAR CHART)

2000........................................................  -26.17%
2001........................................................  -54.01%
2002........................................................  -50.81%
2003........................................................   34.31%


     During the periods shown in the bar chart, the highest quarterly return was 25.71% (quarter ended March 31, 2000) and the lowest quarterly return was -42.32% (quarter ended September 30, 2001).



                                                            SINCE
                                                 1 YEAR   INCEPTION       INCEPTION DATE
                                                 ------   ---------       --------------
INVESCO VIF -- Telecommunications Fund(1)......  34.31%   (20.78)%(2)       9/20/1999
Standard & Poor's 500 Index(3).................  28.67%    (1.88)%(2)       9/30/1999
Lipper Telecommunications Fund Index...........  36.63%   (12.25)%(2)       9/30/1999


---------------


(1) Total return figures include reinvested dividends and capital gain distributions and the effect of the Fund's expenses.



(2) The Fund commenced investment operations on September 21, 1999. Index comparisons began on September 30, 1999.



(3) The Standard & Poor's 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the index does not pay brokerage, management, or administrative expenses, all of which are paid by the Fund and are reflected in its annual return.

INVESCO VIF -- TECHNOLOGY FUND



     The bar chart and table shown below provide an indication of the risks of investing in Buying Fund. Buying Fund's past performance is not necessarily an indication of its future performance. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart and performance table shown does not reflect charges at the separate account level; if they did, the performance shown would be lower.


                                  (BAR CHART)


1998........................................................   25.69%
1999........................................................  159.93%
2000........................................................  -23.42%
2001........................................................  -45.82%
2002........................................................  -46.84%
2003........................................................   45.29%



     During the periods shown in the bar chart, the highest quarterly return was 66.65% (quarter ended December 31, 1999) and the lowest quarterly return was -42.18% (quarter ended September 30, 2001).



                                                                  SINCE
                                             1 YEAR   5 YEAR    INCEPTION   INCEPTION DATE
                                             ------   -------   ---------   --------------
INVESCO VIF -- Technology Fund(1)..........  45.29%   (3.67)%   2.76%(2)      5/20/1997
Standard & Poor's 500 Index(3).............  28.67%   (0.57)%   5.73%(2)      5/31/1997
Merrill Lynch 100 Technology Index.........  68.84%   (0.22)%       N/A       5/31/1997
Lipper Science & Technology Fund Index.....  51.31%   (2.89)%   4.00%(2)      5/31/1997


---------------


(1) Total return figures include reinvested dividends and capital gain distributions and the effect of the Fund's expenses.



(2) The Fund commenced investment operations on May 21, 1997. Index comparisons begin on May 31, 1997.



(3) The Standard & Poor's 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the index does not pay brokerage, management, or administrative expenses, all of which are paid by the Fund and are reflected in its annual return.


COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Your Fund and Buying Fund pursue similar investment objectives and invest in similar types of securities. As a result, the Reorganization of your Fund is not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective of Buying Fund. The chart below shows the similarities and differences in your Fund's and Buying Fund's investment objectives and strategies.


     The investment objectives or goals of Buying Fund and INVESCO Fund are classified as fundamental, which means that the Board of Directors cannot change them without shareholder approval. The investment objective of AIM Fund is not classified as fundamental, which means that the Board of Trustees can change it without shareholder approval.

     A description of the fundamental and non-fundamental restrictions and policies applicable to your Fund and Buying Fund can be found in each Fund's Statement of Additional Information. While your Fund and Buying Fund may have slightly different approaches to disclosing and characterizing these restrictions and policies, in substance your Fund and Buying Fund operate under the same general restrictions and are subject to the same general policies.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of each Fund, including your Fund, and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of your Fund and Buying Fund in the applicable Selling Fund Prospectus and the Buying Fund Prospectus, respectively.

            AIM V.I.                    INVESCO VIF --                 INVESCO VIF --
      NEW TECHNOLOGY FUND          TELECOMMUNICATIONS FUND      TECHNOLOGY FUND (BUYING FUND)
      -------------------          -----------------------      -----------------------------
  - long-term growth of          - capital growth               - capital growth
    capital
  - invests at least 80% of      - invests at least 80% of      - invests at least 80% of its
    its net assets, plus the       its net assets in the          net assets in the equity
    amount of any borrowings       equity securities and          securities and
    for investment purposes,       equity-related instruments     equity-related instruments
    in securities of               of companies engaged in        of companies engaged in
    technology and science         the design, development,       technology-related
    companies that the             manufacture, distribution,     industries
    portfolio managers believe     or sale of communications
    are likely to benefit from     services and equipment and
    new or innovative              companies that are
    products, services or          involved in supplying
    processes. Fund will           equipment or services to
    invest primarily in            such companies
    marketable equity
    securities, including
    convertible securities,
    but its investments may
    include synthetic
    instruments such as
    warrants, futures,
    options, exchange-traded
    funds and American
    Depositary Receipts
  - technology and science       - telecommunications sector    - technology related
    companies include those        includes, but is not           industries include, but are
    that develop, manufacture,     limited to, companies that     not limited to, various
    or sell computer and           offer telephone service,       applied technologies,
    electronic components and      wireless communications,       hardware, software,
    equipment, software,           satellite communications,      semiconductors,
    semiconductors, Internet       television and movie           telecommunications
    technology, communications     programming, broadcasting,     equipment and services, and
    services and equipment,        and Internet access            service-related companies
    mobile communications,                                        in information technology
    broadcasting, healthcare
    and medical technology,
    and biotechnology and
    medical devices

            AIM V.I.                    INVESCO VIF --                 INVESCO VIF --
      NEW TECHNOLOGY FUND          TELECOMMUNICATIONS FUND      TECHNOLOGY FUND (BUYING FUND)
      -------------------          -----------------------      -----------------------------
  - looks for several of the     - utilizes research-oriented   - utilizes research-oriented
    following characteristics:     "bottom up" investment         "bottom up" investment
    above-average per share        approach focusing on           approach focusing on
    earnings growth; high          company fundamentals and       company fundamentals and
    return on invested             growth prospects               growth prospects
    capital; a healthy balance
    sheet; sound financial and
    accounting policies and
    overall financial
    strength; strong
    competitive advantages;
    effective research;
    product development and
    marketing; development of
    new technologies,
    efficient service; pricing
    flexibility; strong
    management; and general
    operating characteristics
    that will enable the
    companies to compete
    successfully in their
    respective markets
  - invests without regard to    - emphasizes strongly          - core portion of the
    market capitalization;         managed market leaders,        portfolio is invested in
    however, Fund expects to       with a lesser weighting on     market-leading technology
    invest a significant           smaller, faster growing        companies among various
    portion of its assets in       companies that offer new       sub-sectors in the
    securities of small cap        products or services           technology universe that
    companies                      and/or are increasing          will maintain or improve
                                   their market share             their market share
                                                                  regardless of overall
                                                                  economic conditions
                                 - selects stocks based on      - remainder of Buying Fund's
                                   projected total return for     portfolio consists of
                                   individual companies,          faster- growing, more
                                   while also analyzing           volatile technology
                                   country specific factors       companies believed to be
                                   that might affect stock        emerging leaders in their
                                   performance or influence       fields
                                   stock valuation
  - may invest up to 25% of      - normally, will invest        - may invest up to 25% of its
    its total assets in            primarily in companies         assets in securities of
    foreign securities             located in at least three      non-U.S. issuers
                                   different countries,           (securities of Canadian
                                   although U.S. issuers will     issuers and American
                                   dominate the portfolio         Depositary Receipts are not
                                                                  subject to this 25%
                                                                  limitation)

            AIM V.I.                    INVESCO VIF --                 INVESCO VIF --
      NEW TECHNOLOGY FUND          TELECOMMUNICATIONS FUND      TECHNOLOGY FUND (BUYING FUND)
      -------------------          -----------------------      -----------------------------
                                 - may invest more than 25%
                                   of its assets in
                                   securities of non-U.S.
                                   issuers (securities of
                                   Canadian issuers and
                                   American Depositary
                                   Receipts are not subject
                                   to this limitation)
                                   FUNDAMENTAL RESTRICTIONS
  - will not concentrate         - will concentrate; Fund       - will concentrate; Buying
                                   will invest 25% or more of     Fund will invest 25% or
                                   its assets in one or more      more of its assets in one
                                   telecommunications-related     or more technology-related
                                   industries                     industries

COMPARISON OF PRINCIPAL SERVICE PROVIDERS


     A comparison of principal service providers can be found at Exhibit B.


COMPARISON OF MULTIPLE CLASS STRUCTURES


     A comparison of the share class(es) of your Fund that are available to investors and the corresponding share class(es) of Buying Fund that shareholders of your Fund will receive in the Reorganization of your Fund can be found as Exhibit A. Series II shares of INVESCO Fund and Buying Fund are not currently available and will not be offered for sale prior to the Reorganizations. A registration statement registering the Series II shares of INVESCO Fund and Buying Fund is expected to be filed with the SEC on or about February 13, 2004 and will become effective prior to the Reorganizations. For information regarding the features of each of the share classes of AIM Fund, INVESCO Fund and Buying Fund, see the applicable Selling Fund Prospectus and the Buying Fund Prospectus, respectively.


COMPARISON OF SALES CHARGES


     No sales charges are applicable to shares of Buying Fund received by holders of your Fund's shares in connection with the Reorganization of your Fund. In addition, no sales charges are applicable to Series I shares of either INVESCO Fund or Buying Fund or to the Series II shares of AIM Fund. (No sales charges will be applicable to Series II shares of Buying Fund.) There may be, however, sales and additional other expenses, such as insurance charges and surrender charges, associated with your variable annuity or variable life contract that uses the Buying Fund, and/or the Selling Funds, as an underlying investment vehicle.


COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of AIM Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM. Shares of INVESCO Fund and Buying Fund are distributed by INVESCO Distributors, Inc., a registered broker-dealer and indirect wholly owned subsidiary of AMVESCAP. If Proposal 6 is not approved, AIM Distributors will replace INVESCO Distributors, Inc. as distributor of INVESCO Fund and Buying Fund effective April 30, 2004.


     AIM Fund has adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of its Series II shares. AIM Fund has engaged AIM Distributors to provide such services either directly or through third parties. The Fee Tables on page 3 include comparative information about the distribution and service fees payable by the Series II shares of INVESCO Fund and Buying Fund. The Series II shares of INVESCO Fund and Buying Fund will have the same distribution and/or service (Rule 12b-1) fees as the Series II shares of AIM Fund.

     The purchase and redemption procedures of AIM Fund and INVESCO Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of AIM Fund, INVESCO Fund and Buying Fund, see the applicable Selling Fund Prospectus and the Buying Fund Prospectus.

THE BOARDS' RECOMMENDATION ON PROPOSAL 1

     Your Board, including the independent directors or trustees, as applicable, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

  SECTOR RISK

     As a sector fund, Buying Fund's portfolio is concentrated in a comparatively narrow segment of the economy. This means Buying Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, Buying Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in Buying Fund tends to go up and down more rapidly.

     Buying Fund invests in companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services, and service-related companies in information technology. Many of these products are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector.


  RISK OF GROWTH INVESTING



     Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investor sentiment favors the value investing style. Value investing seeks securities, particularly stocks, that are currently undervalued by the market -- companies that are performing well, or have solid management and products, but whose stock prices do not reflect that value. Through our value process, we seek to provide reasonably consistent returns over a variety of market cycles.


  MARKET RISK

     Equity stock prices vary and may fall, thus reducing the value of Buying Fund's investments. Certain stocks selected for Buying Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies have more volatility than those of mid-size companies or large companies.

  FOREIGN SECURITIES RISKS

     Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. Buying Fund may invest up to 25% of its assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depository Receipts are not subject to this 25% limitation.

     Currency Risk. A change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of Buying Fund's investment in a security valued in the foreign currency, or based on that currency value.

     Political Risk. Political actions, events, or instability may result in unfavorable changes in the value of a security.

     Regulatory Risk. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

     Diplomatic Risk. A change in diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

     European Economic and Monetary Union. Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, and Spain are presently members of the European Economic and Monetary Union (the "EMU"), which has adopted the euro as a common currency. Other European countries may adopt the euro in the future.


     As implementation of the euro continues, there may be changes in the relative strength and value of the U.S. dollar and other major currencies, as well as possible adverse tax consequences. The euro transition by EMU countries may affect the fiscal and monetary levels of those participating countries. The outcome of these and other uncertainties could have unpredictable effects on trade and commerce and result in increased volatility for all financial markets.


  LIQUIDITY RISK


     Buying Fund's portfolio is liquid if Buying Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity. The principal risk of investing in illiquid securities is that Buying Fund may be unable to dispose of them at the time desired or at a reasonable price.


  DERIVATIVES RISK

     A derivative is a financial instrument whose value is "derived," in some manner, from the price of another security, index, asset, or rate. Derivatives include options and futures contracts, among a wide range of other instruments. The principal risk of investments in derivatives in that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some derivatives are more sensitive to interest rate changes and market price fluctuations than others. Also, derivatives are subject to counterparty risk, described below.

     Options and futures are common types of derivatives that Buying Fund may occasionally use to hedge its investments. An option is the right to buy and sell a security or other instrument, index, or commodity at a specific price on or before a specific date. A future is an agreement to buy or sell a security or other instrument, index, or commodity at a specific price on a specific date. The use of options and futures may increase the performance of Buying Fund, but also may increase market risk. Other types of derivatives include swaps, caps, floors, and collars.

  COUNTERPARTY RISK


     This is a risk associated primarily with repurchase agreements and certain derivatives transactions. (Generally, repurchase agreements are agreements under which a fund acquires ownership of a security from an entity such as a bank that agrees to repurchase the security at a mutually agreed upon price and time.) The risk is that the other party in the transaction, the entity from whom the security is initially purchased, will not fulfill its contractual obligation to complete the transaction with Buying Fund.


  LACK OF TIMELY INFORMATION RISK

     Timely information about a security or its issuer may be unavailable, incomplete or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

  PORTFOLIO TURNOVER RISK


     Buying Fund's investments may be bought and sold relatively frequently. A high turnover rate may lower Buying Fund's performance because it results in higher brokerage commissions.


  GENERAL RISKS

     Not Insured. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

     No Guarantee. No mutual fund can guarantee that it will meet its investment objectives.

     Possible Loss of Investment. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and Buying Fund will not reimburse you for any of these losses.

     Volatility. The price of your mutual fund shares will increase or decrease with changes in the value of Buying Fund's underlying investments and changes in the equity markets as a whole.

     Not a Complete Investment Plan. An investment in any mutual fund does not constitute a complete investment plan. Buying Fund is designed to be only a part of your personal investment plan.


POTENTIAL CONFLICTS



     Although it is unlikely, there potentially may be differing interests involving Buying Fund among owners of variable annuity and variable life insurance contracts issued by different insurance companies, or even the same insurance company. The Board of Directors of Buyer will monitor events for any potential conflicts. In the event that the Board of Directors of Buyer determines that a potential conflict exists, the relevant insurance company(ies) will, at their expense and to the extent reasonably practical (as determined by a majority of the disinterested directors of Buyer) take whatever steps are necessary to remedy or eliminate the conflict.


COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND


     The risks associated with an investment in your Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. You can find more detailed descriptions of specific risks associated with your Fund in the applicable Selling Fund Prospectus.



     INVESCO VIF -- Telecommunications Fund is subject to the same principal risks as Buying Fund. Although AIM V.I. New Technology Fund generally is subject to the same principal risks as Buying Fund, there are certain risks that differ between AIM V.I. New Technology Fund and Buying Fund:



     - AIM V.I. New Technology Fund will not concentrate in a particular industry. Buying Fund may concentrate in a particular industry sector.



     - Buying Fund, as a sector fund, is concentrated in a comparatively narrow segment of the economy. This means Buying Fund's investment concentration in a sector is higher than most mutual funds, and the broad securities markets. Consequently, Buying Funds tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in Buying Fund tend to go up and down more rapidly.



     - AIM V.I. New Technology Fund has the ability to invest a significant portion of its assets in companies with small capitalization, whereas Buying Fund may invest in companies of all sizes of capitalization. The prices of securities of smaller capitalization companies may go up and down more than the prices of larger, more established companies. In addition, securities of smaller capitalization companies may not be traded as often as securities of larger capitalization companies, and it may be more difficult to sell securities of smaller capitalization companies at a desired price.

     - AIM V.I. New Technology Fund may invest to a greater extent in debt securities and synthetic securities. Debt securities are particularly vulnerable to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease.



     - AIM V.I. New Technology Fund may participate in the IPO market in some market cycles, while Buying Fund generally will not purchase IPOs as part of its principal investment strategy and therefore is generally not subjected to the risk of IPO."


                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES


     Shares of Buying Fund are redeemable at their net asset value by the shareholder or by Company in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Directors. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. When issued, share of Buying Fund are fully paid and nonassessable, which means that shareholders of Buying Fund cannot be assessed additional funds to cover any liabilities of Buying Fund. Shares of Buying Fund are freely transferable. Shares of Buying Fund have no preemptive rights (rights of current shareholders to maintain a proportionate share of ownership in Buying Fund by purchasing additional shares of Buying Fund), subscription rights (rights of current shareholders to purchase additional shares of Buying Fund in an amount proportionate to their current holdings) or conversion rights (rights of current shareholders to exchange Buying Fund's shares for another security of Buying Fund at a predetermined conversion rate during a stated conversion period).


MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended December 31, 2002 is set forth in Appendix III to this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS


     For more information about Buying Fund's financial performance, see the Financial Highlights of Buying Fund at Exhibit C, which is more current than and should be read in lieu of the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix II. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/ Prospectus under the heading "Certain Civil Proceedings and Lawsuits."



PENDING SHAREHOLDER PROPOSALS FOR BUYING FUND



     As previously discussed, the Board of Directors of Buyer is soliciting the shareholders of Buying Fund to vote on a new investment advisory agreement between AIM and Buying Fund, a new sub-advisory agreement between AIM and INVESCO Institutional (N.A.), Inc., an affiliate of INVESCO, for Buying Fund, and an agreement and plan of reorganization to redomesticate Buyer as a Delaware statutory trust.


                  ADDITIONAL INFORMATION ABOUT THE AGREEMENTS

TERMS OF THE REORGANIZATIONS

     The terms and conditions under which the Reorganizations may be consummated are set forth in the Agreement. Significant provisions of the Agreements are summarized below; however, this summary is qualified in its entirety by reference to the Agreements, copies of which are attached as Appendix I to this Proxy Statement/Prospectus.

THE REORGANIZATIONS


     The consummation of the Reorganizations (the "Closing") is expected to occur on April 30, 2004, at 8:00 a.m., Eastern Time (the "Effective Time"). The Closing will be based on values calculated as of the close of regular trading on the New York Stock Exchange on April 29, 2004 (the "Valuation Date").



     At the Effective Time, all of the assets of your Fund will be delivered to Buyer's custodian for Buying Fund's account in exchange for Buying Fund's assumption of the liabilities of your Fund. Buyer shall deliver to the shareholders of your Fund a number of shares of the corresponding class of Buying Fund having an aggregate net asset value equal to the value of the net assets of your Fund. Upon delivery of your Fund's assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.



     In order for your Fund to continue to qualify as a "regulated investment company" for tax purposes and to eliminate any tax liability of your Fund arising from undistributed investment company taxable income or net capital gain, AIM Trust and Company, as applicable, will declare one or more dividends on or before the Valuation Date. Such dividend will be payable to the shareholders of your Fund.



     Such dividend, together with all previous such dividends, shall have the effect of distributing:



     - all of your Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2003 (for both AIM Fund and INVESCO Fund) and for the short taxable year beginning on January 1, 2004 (for both AIM Fund and INVESCO
       Fund) and ending on the Closing; and



     - all of your Fund's net capital gain recognized in its taxable year ended December 31, 2003 and in such short taxable year (after reduction for any capital loss carryover).


     Buying Fund will proceed with the Reorganization of your Fund if the shareholders of your Fund approve the Agreement for your Fund. The consummation of each Reorganization is not conditioned upon the consummation of the other Reorganization.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Company will redeem the outstanding shares of INVESCO Fund from INVESCO Fund shareholders in accordance with its Charter and the Maryland General Corporation Law.

BOARD CONSIDERATIONS

     AMVESCAP initially proposed that the Board of Trustees of the AIM Trust consider the Reorganization of AIM Fund at an in-person meeting of the Board of Trustees held on November 6, 2003, at which preliminary discussions of such Reorganization took place. The Board of Trustees of the AIM Trust determined that the Reorganization of AIM Fund is in the best interests of AIM Fund and will not dilute the interests of AIM Fund's shareholders, and approved the Agreement and related Reorganization, at an in-person meeting of the Board of Trustees of the AIM Trust held on December 9-10, 2003.

     AMVESCAP initially proposed that the Board of Directors consider the Reorganization of INVESCO Fund at an in-person meeting of the Board of Directors held on November 6, 2003, at which preliminary discussions of the Reorganization of INVESCO Fund took place. The Board of Directors determined that the Reorganization of INVESCO Fund is advisable and in the best interests of INVESCO Fund and will not dilute the interests of shareholders of INVESCO Fund, and approved the Agreement and the Reorganization of INVESCO Fund, at an in-person meeting of the Board of Directors held on December 9-10, 2003.

     Over the course of the two Board meetings, your Board received from AIM and INVESCO written materials that contained information concerning your Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of your Fund and Buying Fund and pro forma expense ratios for Buying Fund. AIM and INVESCO also provided your Board with written materials concerning the structure of the proposed Reorganization of your Fund and the Federal tax consequences of the Reorganization of your Fund.

     In evaluating the Reorganization of your Fund, your Board considered a number of factors, including:


     - The investment objective and principal investment strategies of your Fund and Buying Fund, noting that the objective and strategies of Buying Fund generally were similar to those of your Fund.



     - The comparative expenses of your Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the Reorganization, noting that, both before and after contractual expense limitations, the expenses of Buying Fund and the pro forma expenses of Buying Fund were less than those of your Fund as of June 30, 2003.



     - The comparative performance of your Fund and Buying Fund, noting that Buying Fund generally had superior performance to your Fund.



     - The comparative sizes of your Fund and Buying Fund, noting that Buying Fund was larger.



     - The consequences of the Reorganization for Federal income tax purposes, including the treatment of capital loss carryforwards, if any, available to offset future capital gains of both your Fund and Buying Fund. In that regard, the Board noted that tax issues, including the treatment of capital loss carryforwards, are of less consequence to variable fund shareholders because their shares are held in tax-deferred accounts and they are not taxed on fund distributions.



     - Any fees and expenses that will be borne directly or indirectly by your Fund or Buying Fund in connection with the Reorganization


     Your Board noted that AMVESCAP or one of its subsidiaries, on behalf of either AIM or INVESCO, will bear the costs and expenses incurred in connection with the Reorganizations.

     Your Board also noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of your Fund in connection with the Reorganization of your Fund.

     Based on the foregoing and the information presented at the two Board meetings discussed above, the Board of Trustees of the AIM Trust determined that the Reorganization of AIM Fund is advisable and is in the best interests of AIM Fund and will not dilute the interests of shareholders of AIM Fund. The Board of Directors likewise determined that the Reorganization of INVESCO Fund is advisable and is in the best interests of INVESCO Fund and will not dilute the interests of shareholders of INVESCO Fund. Therefore, the Board of Trustees of the AIM Trust recommends the approval of the Agreement for AIM Fund by the shareholders of AIM Fund, and the Board of Directors recommends approval of the Agreement for INVESCO Fund by the shareholders of INVESCO Fund, at the Special Meetings.

     AMVESCAP initially proposed that the Board of Directors consider the Reorganizations, on behalf of Buyer, at an in-person meeting of the Board of Directors held on November 6, 2003, at which preliminary discussion of the Reorganizations took place. The Board of Directors determined that each Reorganization is in the best interests of Buying Fund and will not dilute the interests of Buying Fund shareholders, and approved the Agreements and the Reorganizations, at an in-person meeting of the Board of Directors held on December 9-10, 2003.

OTHER TERMS

     If any amendment is made to an Agreement which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, the Agreements may be amended without shareholder approval by mutual agreement of the parties.

     The AIM Trust and Company have made representations and warranties in the Agreements on behalf of each of their respective Funds that are customary in matters such as the Reorganizations. The obligations of the AIM Trust and Company, as applicable, pursuant to the Agreement for your Fund are subject to various conditions, including the following mutual conditions:

     - the assets of your Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by your Fund immediately prior to the Reorganization;

     - Company's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of your Fund shall have approved the Agreement for your Fund; and

     - the AIM Trust and Company shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Agreement for your Fund will not result in the recognition of gain or loss for Federal income tax purposes for your Fund, Buying Fund or their shareholders.

     The Board of Directors and the Board of Trustees may waive without shareholder approval any default by the AIM Trust or Company or any failure by the AIM Trust or Company to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the applicable Agreement for the shareholders of the applicable Fund. Each Agreement may be terminated and the related Reorganization may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of the applicable Fund do not approve the Agreement or if the Closing does not occur on or before June 30, 2004.

FEDERAL INCOME TAX CONSEQUENCES


     The following is a general summary of the material Federal income tax consequences of the Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change.



     The principal Federal income tax consequences that are expected to result from the Reorganization, under currently applicable law, are as follows:



     - no gain or loss will be recognized by your Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of your Fund or on the distribution of those shares to your Fund's shareholders;



     - no gain or loss will be recognized by Buying Fund on its receipt of assets of your Fund in exchange for shares of Buying Fund issued directly to your Fund's shareholders;



     - no gain or loss will be recognized by any shareholder of your Fund upon the exchange of shares of your Fund for shares of Buying Fund;



     - the tax basis of the shares of Buying Fund to be received by a shareholder of your Fund will be the same as the shareholder's tax basis of the shares of your Fund surrendered in exchange therefor;



     - the holding period of the shares of Buying Fund to be received by a shareholder of your Fund will include the period for which such shareholder held the shares of your Fund exchanged therefor, provided that such shares of your Fund are capital assets in the hands of such shareholder as of the Closing; and



     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of your Fund in determining its taxable income, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither AIM Trust or Company nor Buyer has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganization. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to AIM Trust and Company and Buyer as to the foregoing Federal income tax consequences of the Reorganization, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of AIM Trust and Company and Buyer upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of AIM Trust or Buyer are incorrect in any material respect.



     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF YOUR FUND. YOUR FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.



ACCOUNTING TREATMENT



     For financial statement purposes, the Reorganization will be accounted for as a combination of the funds and not as a purchase of the assets of your Fund at their current fair market values. Accordingly, the book cost of the assets of your Fund will be recorded on the financial statements of the Buying Fund using the same book cost of such assets as has been used by your Fund.


                             RIGHTS OF SHAREHOLDERS

     The following section outlines the rights of shareholders of each Fund and Buying Fund. Because INVESCO Fund and Buying Fund are each an investment portfolio of Company, the shareholders of INVESCO Fund and Buying Fund have identical rights.

GENERAL

     Company is a Maryland corporation. The AIM Trust is a Delaware statutory trust. There is much that is similar between Maryland corporations and Delaware statutory trusts. For example, the responsibilities, powers and fiduciary duties of the directors of Company are substantially similar to those of the trustees of the AIM Trust.

     There are, however, certain differences between the two forms of organization. The operations of Company, as a Maryland corporation, are governed by its Articles of Incorporation, and any restatements, amendments and supplements thereto (the "Articles of Incorporation"), and applicable Maryland law. The operations of the AIM Trust, as a Delaware statutory trust, are governed by its Amended and Restated Agreement and Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Delaware law.


     As discussed above under "Summary -- The Reorganizations," if approved by Company's shareholders, Company will be redomesticated as a Delaware statutory trust after the consummation of the Reorganizations. If such redomestication occurs, the discussion below of the liabilities of shareholders of a Maryland corporation will be inapplicable to Company.



LIABILITY OF SHAREHOLDERS



     Shareholders of a Maryland corporation generally do not have personal liability for the corporation's obligations, except that a shareholder may be liable to the extent that he or she receives any distribution which exceeds the amount which he or she could properly receive under Maryland law or where such liability is necessary to prevent fraud.



     Under Delaware law, shareholders of a Delaware statutory trust are entitled to the same limitations of liability extended to shareholders of private for-profit corporations. However, there is a remote possibility that shareholders of a Delaware statutory trust might be held personally liable for the trust's obligations. This might occur if the courts of another state that does not recognize the limited liability granted to shareholders by Delaware law were to apply the laws of such other state to a controversy involving the trust's obligations.



     The Declaration of Trust provides that shareholders of the AIM Trust are not subject to any personal liability for acts or obligations of the AIM Trust. The Declaration of Trust requires that every written agreement, obligation or other undertaking made by the AIM Trust contain a provision to the effect that shareholders are not personally liable thereunder. In addition, the Declaration of Trust provides for indemnification out of the trust's property for any shareholder held personally liable solely by reason of his or her being or having been a shareholder.



     Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which the AIM Trust itself is unable to meet its obligations and the express disclaimer of shareholder liabilities is determined not to be effective. Given the nature of the assets and operations of the AIM Trust, the possibility of the AIM Trust being unable to meet its obligations is considered remote. Even if a claim were brought against the AIM Trust and a court determined that shareholders were personally liable, it would likely not impose a material obligation on a shareholder.


ELECTION OF DIRECTORS/TRUSTEES; TERMS

     The shareholders of Company have elected a majority of the directors of Company. Each director serves until a successor is elected, subject to his or her earlier death, resignation or removal in the manner provided by law (see below). In the case of a vacancy on the Board of Directors (other than a vacancy created by removal by the shareholders), a majority of the directors may appoint a successor to fill such vacancy. The right of the Board of Directors to appoint directors to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

     The shareholders of the AIM Trust have elected a majority of the trustees of the AIM Trust. Such trustees serve for the life of the AIM Trust, subject to their earlier death, incapacitation, resignation, retirement or removal (see below). In the case of any vacancy on the Board of Trustees, a majority of the trustees may appoint a successor to fill such vacancy. The right of the Board of Trustees to appoint trustees to fill vacancies without shareholder approval is subject to the provisions of the 1940 Act.

REMOVAL OF DIRECTORS/TRUSTEES

     A director of Company may be removed by the affirmative vote of a majority of the holders of a majority of the outstanding shares of Company.

     A trustee of the AIM Trust may be removed at any time by a written instrument signed by at least two-thirds of the trustees or by vote of two-thirds of the outstanding shares the AIM Trust.

MEETINGS OF SHAREHOLDERS

     Company is not required to hold annual meetings of shareholders and does not intend to do so unless required by the 1940 Act. The Amended and Restated Bylaws of Company provide that a special meeting of shareholders may be called by the president or, in his or her absence, the vice-president or by a majority of the Board of Directors or holders of shares entitled to cast at least 10% of the votes entitled to be cast at the special meeting. Requests for special meetings must, among other things, state the purpose of such meeting and the matters to be voted upon. No special meeting need be called to consider any matter previously voted upon at a special meeting called by the shareholders during the preceding twelve months, unless requested by a majority of all shares entitled to vote at such meeting.

     The AIM Trust is not required to hold annual meetings of shareholders unless required by the 1940 Act and do not intend to does so. The Amended and Restated Bylaws of the AIM Trust provide that any trustee may call a special meeting of shareholders and the trustees shall call a special meeting of the shareholders solely for the purpose of removing one or more trustees upon written request of the holders of not less than 10% of the outstanding shares of the AIM Trust. Special meetings may be called for the purpose of electing trustees or for any other action requiring shareholder approval, or for any matter deemed by the trustees to be necessary or desirable.

LIABILITY OF DIRECTORS/TRUSTEES AND OFFICERS; INDEMNIFICATION


     The Articles of Incorporation eliminate director and officer liability to the fullest extent permitted under Maryland law.



     Under Maryland law:



     - a corporation is permitted to eliminate liability of its directors and officers to the corporation or its stockholders, except for liability arising from receipt of an improper benefit or profit and from active and deliberate dishonesty;



     - indemnification of a corporation's directors and officers is mandatory if a director or officer has been successful on the merits or otherwise in the defense of certain proceedings; and



     - indemnification of a corporation's directors and officers for other matters is permitted unless it is established that the act or omission giving rise to the proceeding was committed in bad faith, a result of active and deliberate dishonesty, or one in which a director or officer actually received an improper benefit.



     The Declaration of Trust provides:



     - that the trustees and officers of the AIM Trust are not liable for any act or omission or any conduct whatsoever in their capacity as trustees, except for liability to the trust or shareholders due to willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of trustee; and



     - for the indemnification of the AIM Trust's trustees and officers to the extent that such trustees and officers act in good faith and reasonably believe that their conduct is in the best interests of the AIM Trust, except with respect to any matter in which it has been determined that such trustee acted with willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.



     Under Delaware law:



     - trustees of a statutory trust are not liable to the trust or its shareholders for acting in good faith reliance on the provisions of its governing instrument and that the trustee's liabilities may be expanded or restricted by such instrument; and



     - a statutory trust is permitted to indemnify and hold harmless any trustee or other person against any and all claims and demands.



     Generally speaking, and for practical purposes, the impact of the change from Maryland law to Delaware law on liability of directors/trustees and officers will be minimized because the 1940 Act applies a certain level of liability to the directors/trustees and officers of a mutual fund by prohibiting the governing documents of the Fund from eliminating liability of directors/trustees and officers for willful misfeasance, bad faith, gross negligences or reckless disregard of duty.


DISSOLUTION AND TERMINATION

     Maryland law provides that Company may be dissolved by the vote of a majority of the Board of Directors and two-thirds of the shares entitled to vote on the dissolution; however the Articles of Incorporation reduce the required shareholder vote from two-thirds to a majority of the shares entitled to vote on the dissolution.

     Pursuant to the Declaration of Trust, the AIM Trust or any series or class of shares of beneficial interest in the AIM Trust may be terminated by: (1) a majority shareholder vote of the AIM Trust or the affected series or class, respectively; or (2) if there are fewer than 100 shareholders of record of the AIM Trust or of such terminating series or class, a majority of the trustees pursuant to written notice to the shareholders of the AIM Trust or the affected series or class.


VOTING RIGHTS OF SHAREHOLDERS

     Shareholders of a Maryland corporation such as Company are entitled to vote on, among other things, those matters which effect fundamental changes in the corporate structure (such as a merger, consolidation or sale of substantially all of the assets of the corporation) as provided by Maryland law.

     The Declaration of Trust grants shareholders power to vote only with respect to the following: (i) election of trustees, provided that a meeting of shareholders has been called for that purpose; (ii) removal of trustees, provided that a meeting of shareholders has been called for that purpose; (iii) termination of the AIM Trust or a series or class of its shares of beneficial interest, provided that a meeting of shareholders has been called for that purpose; (iv) sale of all or substantially all of the assets of the AIM Trust or one of its investment portfolios; (v) merger or consolidation of the AIM Trust or any of its investment portfolios, with certain exceptions; (vi) approval of any amendments to shareholders' voting rights under the Declaration of Trust, and (vii) approval of such additional matters as may be required by law or as the trustees, in their sole discretion, shall determine.


     Generally speaking, and for practical purposes, the impact of the change to Delaware law from Maryland law on shareholder voting rights will be lessened because the 1940 Act requires that shareholders vote on certain fundamental matters.


DISSENTERS' RIGHTS

     Under Maryland law, shareholders may not demand the fair value of their shares from the successor company in a transaction involving the transfer of the corporation's assets and are, therefore, bound by the terms of the transaction if the stock is that of an open-end investment company registered with the SEC under the 1940 Act and the value placed on the stock in the transaction is its net asset value.

     Neither Delaware law nor the Declaration of Trust confers upon shareholders rights of appraisal or dissenters' rights.

AMENDMENTS TO ORGANIZATION DOCUMENTS


     Consistent with Maryland law, Company reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner prescribed by statute, including any amendment that alters the contract rights, as expressly set forth in the Articles of Incorporation, of any outstanding stock, and all rights conferred on shareholders are granted subject to this reservation. The Board of Directors of Company may approve amendments to the Articles of Incorporation to classify or reclassify unissued shares of a class of stock without shareholder approval. Other amendments to the Articles of Incorporation may be adopted if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The directors have the power to alter, amend or repeal the bylaws of Company or adopt new bylaws at any time.



     Consistent with Delaware law, the Board of Trustees may, without shareholder approval, amend the Declaration of Trust at any time, except to eliminate any voting rights pertaining to the shares of the AIM Trust, without approval of the majority of the shares of the AIM Trust. The trustees have the power to alter, amend or repeal the bylaws of the AIM Trust or adopt new bylaws at any time.

                                 CAPITALIZATION

     The following table sets forth, as of June 30, 2003, (i) the capitalization of each class of shares of each Fund, (ii) the capitalization of each class of shares of Buying Fund, and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Agreements.

                                                                                     PRO FORMA
                                                                    INVESCO           INVESCO
                                             INVESCO VIF --         VIF --            VIF --
                          AIM V.I. NEW     TELECOMMUNICATIONS   TECHNOLOGY FUND   TECHNOLOGY FUND
                         TECHNOLOGY FUND     FUND SERIES I       (BUYING FUND)     (BUYING FUND)
                         SERIES I SHARES         SHARES         SERIES I SHARES   SERIES I SHARES
                         ---------------   ------------------   ---------------   ---------------
Net Assets.............    $16,600,172        $33,689,465        $135,703,868      $185,993,505
Shares Outstanding.....      5,778,909         10,575,158          13,930,581        19,096,928
Net Asset Value Per
  Share................    $      2.87        $      3.19        $       9.74      $       9.74

                                                                                          PRO FORMA
                                                                                           INVESCO
                                             INVESCO VIF --        INVESCO VIF --           VIF --
                          AIM V.I. NEW     TELECOMMUNICATIONS      TECHNOLOGY FUND     TECHNOLOGY FUND
                        TECHNOLOGY FUND      FUND SERIES II         (BUYING FUND)       (BUYING FUND)
                        SERIES II SHARES        SHARES(1)        SERIES II SHARES(1)   SERIES II SHARES
                        ----------------   -------------------   -------------------   ----------------
Net Assets............      $46,478                $0                   $   0              $46,478
Shares Outstanding....        6,204                 0                       0                4,774
Net Asset Value Per
  Share...............      $  2.87                $0                   $9.74              $  9.74

---------------

(1) There were no shareholders of Series II Shares of either of these funds as of June 30, 2003.

                          INTERESTS OF CERTAIN PERSONS


     If the Reorganization of AIM Fund is consummated, INVESCO, as the investment advisor of Buying Fund, will gain approximately $17 million in additional assets under management (based on AIM Fund's net assets as of June 30, 2003), upon which INVESCO will receive advisory fees. INVESCO's advisory fees applicable to Buying Fund are set forth in the Fee Tables on page 11.


                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganizations will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

             ADDITIONAL INFORMATION ABOUT BUYING FUND AND YOUR FUND

     For more information with respect to AIM Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus for AIM Fund, which has been made a part of this Proxy Statement/Prospectus by reference: (i) see "Performance Information" for more information about the performance of AIM Fund; (ii) see "Fund Management" for more information about the management of AIM Fund; (iii) see "Other Information" for more information about AIM Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of AIM Fund, tax consequences to shareholders of various transactions in shares of AIM Fund, distribution arrangements and the multiple class structure of AIM Fund.

     For more information with respect to INVESCO Fund and Buying Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectus for INVESCO Fund, which has been made a part of this Proxy Statement/Prospectus by reference, or the Buying Fund Prospectus, which has been made a part of this Proxy Statement/Prospectus by reference and which is attached to this Proxy Statement/ Prospectus as Appendix II, as applicable: (i) see "Fund Performance" for more information about the performance of INVESCO Fund or Buying Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of INVESCO Fund or Buying Fund; (iii) see "Share Price" for more information about the pricing of shares of INVESCO Fund or Buying Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of INVESCO Fund or Buying Fund; and (v) see "Dividends And Capital Gain Distributions" for more information about INVESCO Fund's or Buying Fund's policy with respect to dividends and distributions.


                     CERTAIN CIVIL PROCEEDINGS AND LAWSUITS



     The mutual fund industry as a whole is currently subject to a wide range of inquiries and litigation related to issues of "market timing" and "late trading." Both AIM and INVESCO are the subject of a number of such inquiries, as described below.


REGULATORY ACTIONS AND INQUIRIES CONCERNING INVESCO

     On December 2, 2003 each of the SEC and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO. Mr. Cunningham currently holds the positions of Chief Operating Officer and Senior Vice President of A I M Management Group Inc., the parent of AIM, the position of Senior Vice President of AIM, and the position of Executive Vice President of IVIF. In addition, on December 2, 2003, the State of Colorado filed civil proceedings against INVESCO. Neither your Fund nor any of the other AIM or INVESCO Funds has been named as a defendant in any of these proceedings.

     The SEC complaint, filed in the United States District Court for the District of Colorado [Civil Action No. 03-N-2421 (PAC)], alleges that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds. The SEC alleges violations of
Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act, Section 206(1) and 206(2) of the Investment Advisers Act of 1940, and Sections 34(b) and 36(a) of the 1940 Act. The SEC is seeking injunctions, including permanent injunctions from serving as an investment advisor, officer or director of an investment company; an accounting of all market timing as well as certain fees and compensation received; disgorgement; civil monetary penalties; and other relief.

     The NYAG complaint, filed in the Supreme Court of the State of New York (New York County), is also based on the circumstances described above. The NYAG complaint alleges violation of Article 23-A (the Martin Act) and Section 349 of the General Business Law of the State of New York and Section 63(12) of the State of New York's Executive Law. The NYAG is seeking injunctions, including permanent injunctions from directly or indirectly selling or distributing shares of mutual funds; disgorgement of all profits obtained, including fees collected, and payment of all restitution and damages caused, directly or indirectly from the alleged illegal activities; civil monetary penalties; and other relief.

     The Colorado complaint, filed in the Colorado District Court, in the City and County of Denver, Colorado, is also based on the circumstances described above. The Colorado complaint alleges violations of Section 6-1-105(1) of the Colorado Consumer Protection Act. The State of Colorado is seeking injunctions; restitution, disgorgement and other equitable relief; civil monetary penalties; and other relief.

     No relief is being sought against your Fund or any of the other AIM or INVESCO Funds in any of these complaints.


     In addition, INVESCO has received inquiries in the form of subpoenas or other oral or written requests for information from various regulators concerning market timing activity, late trading, fair value pricing and related issues concerning the INVESCO Funds. These regulators include the Florida Department of Financial Services, the Commissioner of Securities for the State of Georgia, the Office of the State Auditor for the State of West Virginia, the Office of the Secretary of State for West Virginia and the Colorado Securities Division.

INVESCO has also received more limited inquiries concerning related matters from the United States Department of Labor, NASD Inc., and the SEC.

REGULATORY INQUIRIES CONCERNING AIM

     AIM has also received inquiries in the form of subpoenas or other oral or written requests for information from various regulators concerning market timing activity, late trading, fair value pricing, and related issues concerning the AIM Funds. AIM has received requests for information and documents concerning these and related matters from the SEC and the Massachusetts Secretary of the Commonwealth. In addition, AIM has received subpoenas concerning these and related matters from the NYAG, the United States Attorney's Office for the District of Massachusetts, the Commissioner of Securities for the State of Georgia, the Office of the State Auditor for the State of West Virginia, and the Office of the Secretary of State for West Virginia. AIM has also received more limited inquiries from the SEC and NASD, Inc. concerning specific funds, entities and/or individuals, none of which directly bears upon your Fund.

RESPONSE OF THE INDEPENDENT DIRECTORS/TRUSTEES

     The independent directors/trustees (the "independent trustees") of the AIM and INVESCO Funds have retained their own independent counsel to conduct an investigation on behalf of the independent trustees into the frequent trading arrangements and related issues raised by the regulators. The independent trustees have created a special committee, consisting of four independent trustees, to oversee the investigation and to formulate recommendations for further board action. As part of the investigation by the independent trustees, their independent counsel has been reviewing the examination of INVESCO and AIM currently being conducted by management's outside counsel.

RESPONSE OF AMVESCAP

     AMVESCAP is seeking to resolve both the pending regulatory complaints against INVESCO alleging market timing and the ongoing market timing investigations with respect to INVESCO and AIM. AMVESCAP recently found, in its ongoing review of these matters, that shareholders were not always effectively protected from the potential adverse impact of market timing and illegal late trading through intermediaries. These findings were based, in part, on an extensive economic analysis by outside experts who have been retained by AMVESCAP to examine the impact of these activities. In light of these findings, AMVESCAP has publicly stated that any AIM or INVESCO Fund, or any shareholders thereof, harmed by these activities will receive full restitution. AMVESCAP has informed regulators of these findings. In addition, AMVESCAP has retained separate outside counsel to undertake a comprehensive review of AIM's and INVESCO's policies, procedures and practices, with the objective that they rank among the most effective in the fund industry.

     There can be no assurance that AMVESCAP will be able to reach a satisfactory settlement with the regulators, or that any such settlement will not include terms which would have the effect of barring either or both of INVESCO and AIM, or any other investment advisor directly or indirectly owned by AMVESCAP, from serving as an investment advisor to any investment company registered under the Investment Company Act of 1940 (a "registered investment company"), including your Fund. Your Fund has been informed by AIM and/or INVESCO that, if AIM or INVESCO is so barred, AIM or INVESCO will seek exemptive relief from the SEC to permit it to serve as your Fund's investment advisor. There can be no assurance that such exemptive relief will be granted. Any settlement with the regulators could also include terms which would bar Mr. Cunningham from serving as an officer or director of any registered investment company.

PRIVATE ACTIONS

     In addition to the complaints described above, multiple lawsuits, including purported class action and shareholder derivative suits, have been filed against various parties (including, depending on the lawsuit, certain INVESCO Funds, certain AIM Funds, INVESCO, AIM, A I M Management Group Inc., the parent of AIM, AMVESCAP, certain related entities and certain of their officers, including Mr. Cunningham). The allegations in the majority of the lawsuits are substantially similar to the allegations in the regulatory complaints against INVESCO described above. Such lawsuits allege a variety of theories of recovery, including but not limited to:
(i) violation of various provisions of the Federal and state securities laws;
(ii) violation of various provisions of the Employee Retirement Income Security Act ("ERISA"); (iii) breach of fiduciary duty; and (iv) breach of contract. The lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory damages; restitution; rescission; accounting for wrongfully gotten gains, profits and compensation; injunctive relief; disgorgement; equitable relief; various corrective measures under ERISA; rescission of certain Funds' advisory agreements with AIM; declaration that the advisory agreement is unenforceable or void; refund of advisory fees; interest; and attorneys' and experts' fees. The following list identifies such lawsuits that have been served as of February 23, 2004:


          - RAJ SANYAL, DERIVATIVELY ON BEHALF OF NATIONS INTERNATIONAL EQUITY FUND, V. INVESCO GLOBAL ASSET MANAGEMENT, ET AL., in the Superior Court Division, State of North Carolina (Civil Action No. 03-CVS-19622), filed on November 14, 2003.



          - JOEL GOODMAN V. INVESCO FUNDS GROUP, INC., ET AL., in the District Court, City and County of Denver, Colorado (Case Number 03-CV-9268), filed on December 5, 2003.



          - L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC.
            V. AMVESCAP PLC, INVESCO, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.


          - EDWARD LOWINGER AND SHARON LOWINGER V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.

          - RICHARD RAVER V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.

          - STEVEN B. EHRLICH, ET AL., V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.

          - PAT B. GORSUCH AND GEORGE L. GORSUCH V. INVESCO FUNDS GROUP, INC. AND A I M ADVISORS, INC., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.

          - LORI WEINRIB, INDIVIDUALLY AND ON BEHALF OF ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, Southern District of New York (Civil Action No. 04-CV-00492), filed on January 21, 2004.

          - CARL E. VONDER HAAR AND MARILYN P. MARTIN, ON BEHALF OF THEMSELVES AND ALL OTHERS SIMILARLY SITUATED, V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 04-CV-812), filed on February 5, 2004.


     INVESCO has removed certain of the state court proceedings to Federal District Court. The Judicial Panel on Multidistrict Litigation recently has ordered that efficiency will be achieved if all actions alleging market timing throughout the mutual fund industry are transferred to the District of Maryland for coordinated pretrial discovery. AIM and INVESCO have informed the AIM and INVESCO Funds that they anticipate that the Panel will issue orders to transfer actions pending against them, including the cases identified above, to the multidistrict litigation as well.



     More detailed information regarding each of the cases identified above is provided in your Fund's statement of additional information. Additional lawsuits or regulatory actions arising out of these circumstances and presenting similar allegations and requests for relief may be served or filed against your Fund,

INVESCO, AIM, AMVESCAP and related entities and individuals in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

     As a result of these developments, investors in the AIM and INVESCO Funds might react by redeeming their investments. This might require the Funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the Funds.


         INFORMATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION



     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which the AIM Trust and Company have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of the AIM Trust's registration statement containing the AIM Fund Prospectus and related Statement of Additional Information is Registration No. 033-57340. The SEC file number for Company's registration statement containing the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 033-70154. Such Buying Fund Prospectus is incorporated herein by reference.


     The AIM Trust and Company are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by the AIM Trust and Company (including the Registration Statement of Company relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding the AIM Trust and Company and other registrants that file electronically with the SEC.

                                 PROPOSAL 2 --

                              ELECTION OF TRUSTEES

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 2?

     Proposal 2 applies to the shareholders of AIM Fund.

BACKGROUND

     In considering the integration initiative proposed by AMVESCAP, the independent directors of the INVESCO Family of Funds and the independent directors/trustees of the AIM Family of Funds determined that the shareholders of all the AIM Family of Funds and the INVESCO Family of Funds would benefit if a unified board of directors/trustees was responsible for overseeing the operation of both the AIM Family of Funds and the INVESCO Family of Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, the Boards of Directors/Trustees of the AIM Family of Funds and the Boards of Directors of the INVESCO Family of Funds agreed to combine the separate boards and create a unified board of directors/ trustees.

     You are being asked to approve Proposal 2 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from having a combined board of trustees.

STRUCTURE OF THE BOARD OF TRUSTEES

     The Board of Trustees currently consists of 12 persons. Ten of the current trustees are "independent," meaning they are not "interested persons" of Trust within the meaning of Section 2(a)(19) of the 1940 Act.

Two of the current trustees are "interested persons" because of their business and financial relationships with the AIM Trust and AIM, its investment advisor, and/or AIM's parent, AMVESCAP.

NOMINEES FOR TRUSTEES


     The AIM Trust's Governance Committee (which consists solely of independent trustees) has approved the nomination of each of the 12 current trustees, as set forth below, to serve as trustee until his or her successor is elected and qualified. In addition, the Governance Committee has approved the nomination of four new nominees, as set forth below, to serve as trustee until his successor is elected and qualified. These four new nominees were nominated as a result of the proposed combination of the Boards of Directors/ Trustees of the AIM Family of Funds and the Boards of Directors of the INVESCO Family of Funds.



     Each nominee who is a current trustee serves as a director or trustee of the 19 registered investment companies, consisting of a total of 99 portfolios, that make up the AIM Funds. The business address of each nominee who is a current trustee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.



     Each new nominee serves as a director of Company, consisting of a total of 13 portfolios. Each new nominee also serves as a director or trustee of 17 of the 19 AIM Funds, consisting of a total of 78 portfolios. The business address of each new nominee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. Each new nominee was recommended to Trust's Governance Committee by the independent trustees of Trust.



     If elected, each nominee who is a current trustee would oversee a total of 20 registered investment companies currently comprising 112 portfolios and each new nominee would oversee a total of 18 registered investment companies currently comprising 91 portfolios.


  NOMINEES WHO CURRENTLY ARE INDEPENDENT TRUSTEES


                             TRUSTEE     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE        DURING PAST 5 YEARS      OTHER DIRECTORSHIP(S) HELD
----------------------       -------     -----------------------    --------------------------
  Frank S.                    2001     Of Counsel, law firm of      Badgley Funds, Inc.
  Bayley -- 1939...........            Baker & McKenzie             (registered investment
                                                                    company)
                                       Formerly: Partner, law firm
                                       of Baker & McKenzie
  Bruce L.                    1993     Chairman, Crockett           ACE Limited (insurance
  Crockett -- 1944.........            Technology Associates        company); and Captaris,
                                       (technology consulting       Inc. (unified messaging
                                       company)                     provider)
  Albert R.                   2000     Director of a number of      Cortland Trust, Inc.
  Dowden -- 1941...........            public and private business  (Chairman) (registered
                                       corporations, including the  investment company);
                                       Boss Group Ltd. (private     Annuity and Life Re
                                       investment and management)   (Holdings), Ltd. (insurance
                                       and Magellan Insurance       company)
                                       Company
                                       Formerly: Director,
                                       President and Chief
                                       Executive Officer, Volvo
                                       Group North America, Inc.;
                                       Senior Vice President, AB
                                       Volvo; and director of
                                       various affiliated Volvo
                                       companies

                             TRUSTEE     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE        DURING PAST 5 YEARS      OTHER DIRECTORSHIP(S) HELD
----------------------       -------     -----------------------    --------------------------
  Edward K. Dunn,             1998     Retired                      None
  Jr. -- 1935..............
                                       Formerly: Chairman,
                                       Mercantile Mortgage Corp.;
                                       President and Chief
                                       Operating Officer,
                                       Mercantile-Safe Deposit &
                                       Trust Co.; and President,
                                       Mercantile Bankshares Corp.
  Jack M. Fields -- 1952...   1997     Chief Executive Officer,     Administaff, Discovery
                                       Twenty First Century Group,  Global Education Fund
                                       Inc. (government affairs     (non-profit)
                                       company) and Texana Timber
                                       LP (sustainable forestry
                                       company)
  Carl                        1993     Partner, law firm of Kramer  Cortland Trust, Inc.
  Frischling -- 1937.......            Levin Naftalis and Frankel   (registered investment
                                       LLP                          company)
  Prema                       1998     Formerly: Chief Executive    None
  Mathai-Davis -- 1950.....            Officer, YWCA of the USA
  Lewis F.                    1993     Partner, law firm of         None
  Pennock -- 1942..........            Pennock & Cooper
  Ruth H.                     2001     Retired                      None
  Quigley -- 1935..........
  Louis S. Sklar -- 1939...   1993     Executive Vice President,    None
                                       Development and Operations
                                       Hines Interests Limited
                                       Partnership (real estate
                                       development company)

  NOMINEES WHO CURRENTLY ARE INTERESTED PERSONS


NAME, YEAR OF BIRTH AND POSITION(S)  TRUSTEE       PRINCIPAL OCCUPATION(S)              OTHER
HELD WITH AIM TRUST                   SINCE          DURING PAST 5 YEARS         DIRECTORSHIP(S) HELD
-----------------------------------  -------       -----------------------       --------------------
Robert H. Graham(1) -- 1946.....      1993     Director and Chairman, A I M      None
  Trustee, Chairman and                        Management Group Inc.
  President                                    (financial services holding
                                               company); and Director and Vice
                                               Chairman, AMVESCAP PLC and
                                               Chairman of AMVESCAP PLC -- AIM
                                               Division (parent of AIM and a
                                               global investment management
                                               firm)
                                               Formerly: President and Chief
                                               Executive Officer, A I M
                                               Management Group Inc.;
                                               Director, Chairman and
                                               President, A I M Advisors, Inc.
                                               (registered investment
                                               advisor); Director and
                                               Chairman, A I M Capital
                                               Management, Inc. (registered
                                               investment advisor), A I M
                                               Distributors, Inc. (registered
                                               broker dealer), AIM Investment
                                               Services, Inc., (registered
                                               transfer agent), and Fund
                                               Management Company (registered
                                               broker dealer); and Chief
                                               Executive Officer, AMVESCAP
                                               PLC -- Managed Products

Mark H. Williamson(2) -- 1951...      2003     Director, President and Chief     None
  Trustee and Executive Vice                   Executive Officer, A I M
  President                                    Management Group Inc.
                                               (financial services holding
                                               company); Director, Chairman
                                               and President, A I M Advisors,
                                               Inc. (registered investment
                                               advisor); Director, A I M
                                               Capital Management, Inc.
                                               (registered investment advisor)
                                               and A I M Distributors, Inc.
                                               (registered broker dealer);
                                               Director and Chairman, AIM
                                               Investment Services, Inc.
                                               (registered transfer agent),
                                               and Fund Management Company
                                               (registered broker dealer); and
                                               Chief Executive Officer,
                                               AMVESCAP PLC -- AIM Division
                                               (parent of AIM and a global
                                               investment management firm)
                                               Formerly: Director, Chairman,
                                               President and Chief Executive
                                               Officer, INVESCO Funds Group,
                                               Inc. and INVESCO Distributors,
                                               Inc.; Chief Executive Officer,
                                               AMVESCAP PLC -- Managed
                                               Products; Chairman and Chief
                                               Executive Officer of
                                               NationsBanc Advisors, Inc.; and
                                               Chairman of NationsBanc
                                               Investments, Inc.


---------------

(1) Mr. Graham is considered an interested person of the AIM Trust because he is a director of AMVESCAP PLC, parent of the advisor to, and principal underwriter of, the AIM Trust.

(2) Mr. Williamson is considered an interested person of the AIM Trust because he is an officer and a director of the advisor to, and a director of the principal underwriter of, the AIM Trust.

  NEW NOMINEES WHO WILL BE INDEPENDENT TRUSTEES


                                     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH                 DURING PAST 5 YEARS          OTHER DIRECTORSHIP(S) HELD
----------------------               -----------------------        --------------------------
Bob R. Baker -- 1936...........  Retired                           None
                                 Formerly: President and Chief
                                 Executive Officer, AMC Cancer
                                 Research Center; and Chairman
                                 and Chief Executive Officer,
                                 First Columbia Financial
                                 Corporation
James T. Bunch -- 1942.........  Co-President and Founder,         None
                                 Green, Manning & Bunch Ltd.,
                                 (investment banking firm), and
                                 Director, Policy Studies and
                                 Van Gilder Insurance
                                 Corporation
Gerald J. Lewis -- 1933........  Chairman, Lawsuit Resolution      General Chemical Group, Inc.
                                 Services (San Diego,
                                 California)
                                 Formerly: Associate Justice of
                                 the California Court of Appeals
Larry Soll, Ph.D. -- 1942......  Retired                           None


THE BOARDS' RECOMMENDATION ON PROPOSAL 2

     Your Board, including the independent trustees, unanimously recommends that you vote "FOR" these 16 nominees.

COMMITTEES OF THE BOARD


     The Board of Trustees of the AIM Trust currently has five standing committees: an Audit Committee, an Investments Committee, a Valuation Committee, a Governance Committee and a Special Committee Related to Market Timing Issues. These committees will remain as part of the proposed combined Board.


  AUDIT COMMITTEE

     The Audit Committee is comprised entirely of trustees who are not "interested persons" of Trust as defined in Section 2(a)(19) of the 1940 Act. The current members of Trust's Committee are Messrs. Dunn (Chair), Pennock, Dr. Mathai-Davis and Miss Quigley (Vice Chair). The Audit Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by your Fund (including monitoring the independence, qualifications and performance of such auditors and resolution of disagreements between your Fund's management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) overseeing the financial reporting process of your Fund; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy and integrity of the financial statements and asset valuation; (iv) to assist the Board's oversight of your Fund's compliance with legal and regulatory requirements that relate to your Fund's accounting and financial reporting, internal control over financial reporting and independent audits; (v) to the extent required by Section 10A of the Securities Exchange Act of 1934, to pre-approve all permissible non-audit services that are provided to your Fund by its independent auditors; (vi) to pre-approve, in accordance with
Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by your Fund's independent auditors to your Fund's investment advisor and certain other affiliated entities; and (vii) to the extent required by Regulation 14A, to prepare an audit committee report for inclusion in your Fund's annual proxy statement. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits."


  GOVERNANCE COMMITTEE

     The Governance Committee is comprised entirely of trustees who are not "interested persons" of Trust as defined in Section 2(a)(19) of the 1940 Act. The current members of Trust's Governance Committee are Messrs. Bayley, Crockett (Chair), Dowden, Fields (Vice Chair) and Sklar. The Governance Committee is responsible for: (i) nominating persons who are not interested persons of Trust for election or appointment: (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur in the Board and (c) for election by shareholders of Trust at meetings called for the election of trustees; (ii) nominating persons for appointment as members of each committee of the Board, including, without limitation, the Audit Committee, the Governance Committee, the Investments Committee and the Valuation Committee, and to nominate persons for appointment as chair and vice chair of each such committee; (iii) reviewing from time to time the compensation payable to the trustees and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) selecting independent legal counsel to the independent trustees and approving the compensation paid to independent legal counsel; and (vi) approving the compensation paid to independent counsel and other advisers, if any, to the Audit Committee of Trust.

     After a determination by the Governance Committee that a person should be nominated as an additional trustee who is not an "interested person" of the AIM Trust as defined in Section 2(a)(19) of the 1940 Act (a "dis-interested trustee"), or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a dis-interested trustee position on the Board, the Governance Committee will nominate a person for appointment by a majority of the dis-interested trustees to add to the Board or to fill the vacancy. Prior to a meeting of the shareholders of AIM Fund called for the purpose of electing dis-interested trustees, the Governance Committee will nominate one or more persons for election as dis-interested trustees at such meeting.

     Evaluation by the Governance Committee of a person as a potential nominee to serve as a dis-interested trustee, including a person nominated by a shareholder, should result in the following findings by the Governance
Committee: (i) upon advice of independent legal counsel to the dis-interested trustees, that the person will qualify as a dis-interested trustee and that the person is otherwise qualified under applicable laws and regulations to serve as a trustee of the AIM Trust; (ii) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a dis-interested trustee; (iii) with respect to potential nominees to serve as dis-interested trustee members of the Audit Committee of the AIM Trust, upon advice of independent legal counsel to the dis-interested trustees, that the person: (a) is free of any material relationship with AIM Fund (other than as a shareholder of AIM Fund), either directly or as a partner, shareholder or officer of an organization that has a relationship with AIM Fund, (b) meets the requirements regarding the financial literacy or financial expertise of audit committee members, as set forth from time to time in the New York Stock Exchange listing standards and in any rules promulgated by the SEC that are applicable to investment companies whose shares are listed for trading on a national securities exchange, and (c) meets the director independence requirements for serving on audit committees as set forth from time to time in the New York Stock Exchange listing standards (currently, Section 303A.06), and as set forth in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended, that are applicable to investment companies whose shares are listed for trading on a national securities exchange (currently, Rule 10A-3(b)(1)(iii));
(iv) that the person can make a positive contribution to the Board and AIM Fund, with consideration being given to the person's business experience, education and such other factors as the Governance Committee may consider relevant; (v) that the person is of good character and high integrity; and (vi) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Board.

     Consistent with the 1940 Act, the Governance Committee can consider recommendations from management in its evaluation process.

     The Governance Committee will consider nominees recommended by a shareholder to serve as trustees, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which trustees will be elected; and
(ii) that the Governance Committee or the Board, as applicable, shall make the final determination of persons to be nominated. The Governance Committee will evaluate nominees recommended by a shareholder to serve as trustees in the same manner as they evaluate nominees identified by the Governance Committee.


     Notice procedures set forth in the AIM Trust's Amended and Restated Bylaws require that any shareholder of your Fund desiring to nominate a trustee for election at a shareholder meeting must submit to the President of the AIM Trust the nomination in writing not later than the close of business on the later of the 90th day prior to such shareholder meeting or the tenth day following the day on which public announcement is made of the meeting and not earlier than the close of business on the 120th day prior to the meeting. The notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:
(a) the name and address of such shareholder, as they appear on the AIM Trust's books, and of such beneficial owner; and (b) the number of shares of each series portfolio of the AIM Trust which are owned of record or beneficially by such shareholder and such beneficial owner.


     A current copy of the Governance Committee's charter is set forth in Appendix IV.

  INVESTMENTS COMMITTEE

     The current members of the AIM Trust's Investments Committee are Messrs. Bayley (Vice Chair), Crockett, Dowden (Chair), Dunn, Fields, Frischling, Pennock and Sklar, Dr. Mathai-Davis (Vice Chair) and Miss Quigley. The Investments Committee is responsible for: (i) overseeing AIM's investment-related compliance systems and procedures to ensure their continued adequacy; and (ii) considering and acting, on an interim basis between meetings of the full Board, on investment-related matters requiring Board consideration.

  VALUATION COMMITTEE


     The current members of the AIM Trust's Valuation Committee are Messrs. Dunn and Pennock (Chair) and Miss Quigley (Vice Chair). The Valuation Committee meets on an ad hoc basis to review matters related to valuation.



  SPECIAL COMMITTEE RELATING TO MARKET TIMING ISSUES.



     The current members of Trust's Special Committee Relating to Market Timing Issues are Messrs. Crockett, Dowden and Dunn. The purpose of the Special Committee Relating to Market Timing Issues is to remain informed on matters relating to alleged excessive short term trading in shares of your Fund and the other portfolios of Trust ("market timing") and to provide guidance to special counsel for the independent trustees on market timing issues and related matters between meetings of the independent trustees. During the fiscal year ended December 31, 2003, the Special Committee Relating to Market Timing Issues did not meet.


BOARD AND COMMITTEE MEETING ATTENDANCE


     During the fiscal year ended December 31, 2003, the Board of Trustees of the AIM Trust met 12 times, the Audit Committee met 7 times, the Governance Committee met 5 times, the Investments Committee met 4 times, the Valuation Committee met 1 time, and the Special Committee Related to Market Timing did not meet. All of the current trustees then serving attended at least 75% of the meetings of the Board or applicable committee during the most recent fiscal year. The AIM Trust is not required to and does not hold annual meetings of shareholders. The AIM Trust's policy regarding Board member attendance at annual meeting of shareholders, if any, if that trustees are encouraged but not required to attend such annual meetings of shareholders.


SHAREHOLDER COMMUNICATIONS WITH THE BOARD


     The Board provides a process for shareholders to send communications to the Board. If any shareholder wishes to communicate with the Board or with an individual trustee, that shareholder should send his, her or its communications to Ivy B. McLemore, First Vice President Corporate Communications. Communications made to Mr. McLemore may be communicated by telephone, e-mail or regular mail to the following address: (713) 214-1904, ivy.mclemore@aiminvestments.com, A I M Management Group Inc., 11 Greenway Plaza, Suite 100, Houston, TX 77046. All shareholder communications received by Mr. McLemore shall be promptly forwarded to the individual trustee of the AIM Trust to whom they were addressed or to the full Board, as applicable. Copies of all shareholder communications will also be distributed to the Chairs of each of Trust's Audit Committee, Governance Committee, Investments Committee and Valuation Committee, to counsel for Trust and to counsel for the independent trustees of Trust. Counsel for Trust, upon receipt of their copy of a shareholder communication, shall work with such Chairs and counsel for the independent trustees to determine whether such shareholder communication should be distributed to any trustees to whom it was not sent and whether and in what manner the trustees should respond to such shareholder communication. Responses, if any, to shareholder communications shall be coordinated by counsel for Trust, working with the Chairs and counsel for the independent trustees.


TRUSTEE'S COMPENSATION

     Each trustee who is not affiliated with AIM is compensated for his or her services according to a fee schedule which recognizes the fact that such trustee also serves as a director or trustee of other funds within the AIM Family of Funds. Each such trustee receives a fee, allocated among the funds within the AIM Family of Funds for which he or she serves as a director or trustee, which consists of an annual retainer component and a meeting fee component.


     Set forth below is information regarding compensation paid or accrued for each trustee of Trust who was not affiliated with AIM during the year ended December 31, 2003. Trustees of Trust who are affiliated with AIM are not compensated by Trust.



                                                                                      TOTAL
                                                                     ESTIMATED     COMPENSATION
                                                                      ANNUAL         FROM ALL
                                                    RETIREMENT     BENEFITS UPON    AIM FUNDS
                                    AGGREGATE        BENEFITS       RETIREMENT         AND
                                  COMPENSATION    ACCRUED BY ALL     FROM ALL        INVESCO
NAME OF TRUSTEE                   FROM TRUST(1)    AIM FUNDS(2)    AIM FUNDS(3)      FUNDS(4)
---------------                   -------------   --------------   -------------   ------------
Frank S. Bayley.................     $20,661         $131,228         $90,000        $159,000
Bruce L. Crockett...............      20,787           46,000          90,000         160,000
Albert R. Dowden................      20,661           57,716          90,000         159,000
Edward K. Dunn, Jr. ............      20,787           94,860          90,000         160,000
Jack M. Fields..................      20,655           28,036          90,000         159,000
Carl Frischling(5)..............      20,787           40,447          90,000         160,000
Prema Mathai-Davis..............      20,787           33,142          90,000         160,000
Lewis F. Pennock................      20,787           49,610          90,000         160,000
Ruth H. Quigley.................      20,787          126,050          90,000         160,000
Louis S. Sklar..................      20,787           72,786          90,000         160,000

---------------


(1) Amounts shown are based on the fiscal year ended December 31, 2003. The total amount of compensation deferred by all trustees of Trust during the fiscal year ended December 31, 2003, including earnings, was $69,120.



(2) During the fiscal year ended December 31, 2003, the total amount of expenses allocated to Trust in respect of such retirement benefits was $42,194.



(3) Amounts shown assume each trustee serves until his or her normal retirement date of age 65 and has completed 10 years of service.



(4) As of November 25, 2003, the AIM Funds and the INVESCO Funds are considered to be part of one fund complex. All trustees currently serve as trustees of 19 registered investment companies advised by AIM.



(5) During the fiscal year ended December 31, 2003, Trust paid $57,631 in legal fees to Kramer Levin Naftalis & Frankel LLP for services rendered by such firm as counsel to the independent trustees of Trust. Mr. Frischling is a partner of such firm.


RETIREMENT PLAN FOR TRUSTEES

     The trustees have adopted a retirement plan for the trustees of the AIM Trust who are not affiliated with AIM. The retirement plan includes a retirement policy as well as retirement benefits for the non-AIM-affiliated trustees.

     The retirement policy permits each non-AIM-affiliated trustee to serve until December 31 of the year in which the trustee turns 72. A majority of the trustees may extend from time to time the retirement date of a trustee.

     Annual retirement benefits are available to each non-AIM-affiliated trustee of the AIM Trust and/or the other funds within the AIM Family of Funds (each, a "Covered Fund") who has at least five years of credited service as a trustee (including service to a predecessor fund) for a Covered Fund. The retirement benefits will equal 75% of the trustee's annual retainer paid or accrued by any Covered Fund to such trustee during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the trustee. The annual retirement benefits are payable in quarterly installments for a number of years equal to the lesser of (i) ten or (ii) the number of such trustee's credited years of service. A death benefit is also available under the plan that provides a surviving spouse with a quarterly installment of 50% of a deceased trustee's retirement benefits for the same length of time that the trustee would have received the benefits based on his or her service. A trustee must have attained the age of 65 (55 in the event of death or disability) to receive any retirement benefit. Payment of benefits under the plan is not secured or funded by the AIM Trust.

DEFERRED COMPENSATION AGREEMENTS


     Messrs. Dunn, Fields, Frischling and Sklar and Dr. Mathai-Davis (for purposes of this paragraph only, the "Deferring Trustees") have each executed a Deferred Compensation Agreement (collectively, the "Compensation Agreements"). Pursuant to the Compensation Agreements, the Deferring Trustees have the option to elect to defer receipt of up to 100% of their compensation payable by the AIM Trust, and such amounts are placed into a deferral account. Currently, the Deferring Trustees have the option to select various AIM Funds and INVESCO Funds in which all or part of their deferral accounts shall be deemed to be invested. Distributions from the Deferring Trustees' deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten (10) years (depending on the Compensation Agreement) beginning on the date selected under the Compensation Agreement. The Board in its sole discretion, may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' retirement benefits commence under the plan. The Board, in its sole discretion, also may accelerate or extend the distribution of such deferral accounts after the Deferring Trustees' termination of service as a trustee of the AIM Trust. If a Deferring Trustee dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the Deferring Trustees have the status of unsecured creditors of the AIM Trust and of each other AIM Fund and INVESCO Fund from which they are deferring compensation.


OFFICERS OF TRUST


     The following table provides information with respect to the current officers of the AIM Trust. Each officer is elected by the Board of Trustees and serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board of Trustees. The business address of each of the following persons is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.



NAME, YEAR OF BIRTH AND                     OFFICER
POSITION(S) HELD WITH AIM TRUST              SINCE    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-------------------------------             -------   -------------------------------------------
Robert H. Graham -- 1946..................   1993     Director and Chairman, A I M Management
  Trustee, Chairman and President                     Group Inc. (financial services holding
                                                      company); and Director and Vice Chairman,
                                                      AMVESCAP PLC and Chairman of AMVESCAP
                                                      PLC -- AIM Division (parent of AIM and a
                                                      global investment management firm)
                                                      Formerly: President and Chief Executive
                                                      Officer, A I M Management Group Inc.;
                                                      Director, Chairman and President, A I M
                                                      Advisors, Inc. (registered investment
                                                      advisor); Director and Chairman, A I M
                                                      Capital Management, Inc. (registered
                                                      investment advisor), A I M Distributors,
                                                      Inc. (registered broker dealer), AIM
                                                      Investment Services, Inc., (registered
                                                      transfer agent), and Fund Management
                                                      Company (registered broker dealer); and
                                                      Chief Executive Officer, AMVESCAP
                                                      PLC -- Managed Products

Mark H. Williamson -- 1951................   2003     Director, President and Chief Executive
  Trustee and Executive Vice President                Officer, A I M Management Group Inc.
                                                      (financial services holding company);
                                                      Director, Chairman and President, A I M
                                                      Advisors, Inc. (registered investment
                                                      advisor); Director, A I M Capital
                                                      Management, Inc. (registered investment
                                                      advisor) and A I M Distributors, Inc.
                                                      (registered broker dealer); Director and
                                                      Chairman, AIM Investment Services, Inc.
                                                      (registered transfer agent), and Fund
                                                      Management Company (registered broker
                                                      dealer); and Chief Executive Officer,
                                                      AMVESCAP PLC -- AIM Division (parent of AIM
                                                      and a global investment management firm)
                                                      Formerly: Director, Chairman, President and
                                                      Chief Executive Officer, INVESCO Funds
                                                      Group, Inc. and INVESCO Distributors, Inc.;
                                                      Chief Executive Officer, AMVESCAP PLC --
                                                      Managed Products; Chairman and Chief
                                                      Executive Officer of NationsBanc Advisors,
                                                      Inc.; and Chairman of NationsBanc
                                                      Investments, Inc.

NAME, YEAR OF BIRTH AND                     OFFICER
POSITION(S) HELD WITH AIM TRUST              SINCE    PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-------------------------------             -------   -------------------------------------------
Kevin M. Carome -- 1956...................   2003     Director, Senior Vice President, Secretary
  Senior Vice President and Chief Legal               and General Counsel, A I M Management Group
  Officer                                             Inc. (financial services holding company)
                                                      and A I M Advisors, Inc.; Vice President,
                                                      A I M Capital Management, Inc., A I M
                                                      Distributors, Inc. and AIM Investment
                                                      Services, Inc.; and Director, Vice
                                                      President and General Counsel, Fund
                                                      Management Company
                                                      Formerly: Senior Vice President and General
                                                      Counsel, Liberty Financial Companies, Inc.;
                                                      and Senior Vice President and General
                                                      Counsel, Liberty Funds Group, LLC
Robert G. Alley -- 1948...................   1993     Managing Director, Chief Fixed Income
  Vice President                                      Officer and Senior Investment Officer,
                                                      A I M Capital Management, Inc.; and Vice
                                                      President, A I M Advisors, Inc.
Stuart W. Coco -- 1955....................   1993     Managing Director and Director of Money
  Vice President                                      Market Research and Special Projects, A I M
                                                      Capital Management, Inc.; and Vice
                                                      President, A I M Advisors, Inc.
Melville B. Cox -- 1943...................   1993     Vice President and Chief Compliance
  Vice President                                      Officer, A I M Advisors, Inc. and A I M
                                                      Capital Management, Inc.; and Vice
                                                      President, AIM Investment Services, Inc.
Sidney M. Dilgren -- 1961.................   2004     Vice President and Fund Treasurer, A I M
  Vice President and Treasurer                        Advisors, Inc.; Senior Vice President, AIM
                                                      Investment Services, Inc.; and Vice
                                                      President, A I M Distributors, Inc.
Karen Dunn Kelley -- 1960.................   1993     Managing Director and Chief Management
  Vice President                                      Officer, A I M Capital Management, Inc;
                                                      Director and President, Fund Management
                                                      Company; and Vice President, A I M
                                                      Advisors, Inc.
Edgar M. Larsen -- 1940...................   1999     Vice President, A I M Advisors, Inc., and
  Vice President                                      President, Chief Executive Officer and
                                                      Chief Investment Officer, A I M Capital
                                                      Management, Inc.


SECURITY OWNERSHIP OF MANAGEMENT


     To the best knowledge of the AIM Trust, no trustees, nominees, and current executive officers of Trust owned shares of beneficial interest of any class of any Fund of AIM Fund as of January 9, 2004.


TRUSTEE OWNERSHIP OF YOUR FUND'S SHARES


     As of December 31, 2003, no trustee or nominee beneficially owned securities, in any registered investment companies overseen by the trustee within the AIM Funds or the INVESCO Funds complex.

                                 PROPOSAL 3 --

                             ELECTION OF DIRECTORS

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 3?

     Proposal 3 applies to the shareholders of INVESCO Fund only.

BACKGROUND

     The independent directors of your Board believe that your interests would best be served if the INVESCO Family of Funds and the AIM Family of Funds had a unified board of directors/trustees responsible for overseeing the operation of both the AIM Family of Funds and the INVESCO Family of Funds and the services provided by AIM, INVESCO and their affiliates. Accordingly, the Boards of Directors of the INVESCO Family of Funds and the Boards of Directors/Trustees of the AIM Family of Funds agreed to combine the separate boards and create a unified board of directors/trustees.

     If you are a shareholder of INVESCO Fund, you are being asked to approve Proposal 3 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from having a combined board of directors.

STRUCTURE OF THE BOARD OF DIRECTORS

     The Board of Directors of Company currently consists of the following five persons: Bob R. Baker, James T. Bunch, Gerald L. Lewis, Larry Soll, Ph.D. and Mark H. Williamson. Four of the current directors are "independent," meaning they are not "interested persons" of Company within the meaning of Section 2(a)(19) of the 1940 Act. One of the current directors is an "interested person" because of his business and financial relationships with Company and INVESCO, its investment advisor, and/or INVESCO's parent, AMVESCAP.

NOMINEES FOR DIRECTORS

     Company's Governance Committee (which consists solely of independent directors) has approved the nomination of each of the five current directors, as set forth below, each to serve as director until his successor is elected and qualified. In addition, the Governance Committee has approved the nomination of 11 new nominees, as set forth below, each to serve as director until his or her successor is elected and qualified. These 11 new nominees were nominated to effect the combination of the Boards of Directors/ Trustees of the AIM Family of Funds and the Boards of Directors of the INVESCO Family of Funds.


     Each nominee who is a current director serves as a director of Company, consisting of a total of 13 portfolios. Each nominee who is a current director also serves as a director or trustee of 17 of the 19 registered investment companies mentioned above, consisting of a total of 78 portfolios, that make up the AIM Funds. The business address of each nominee who is a current director is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.



     Each new nominee serves as a director or trustee of the 19 registered investment companies, consisting of a total of 99 portfolios, that make up the AIM Funds. The business address of each new nominee is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. Each new nominee was recommended to Company's Governance Committee by the independent directors of Company.


     If elected, each nominee who is a current director would oversee a total of 18 registered investment companies currently comprising 91 portfolios and each new nominee would oversee a total of 20 registered investment company currently comprising 112 portfolios.

  NOMINEES WHO CURRENTLY ARE INDEPENDENT DIRECTORS


                                              DIRECTOR
NAME, YEAR OF BIRTH AND                        AND/OR        PRINCIPAL OCCUPATION(S)     OTHER DIRECTORSHIP(S)
POSITION(S) HELD WITH COMPANY               OFFICER SINCE      DURING PAST 5 YEARS         HELD BY DIRECTOR
-----------------------------               -------------    -----------------------     ---------------------
Bob R. Baker -- 1936......................      1993        Retired
  Director
                                                            Formerly President and       None
                                                            Chief Executive Officer,
                                                            AMC Cancer Research
                                                            Center, and Chairman and
                                                            Chief Executive Officer,
                                                            First Columbus Financial
                                                            Corporation
James T. Bunch -- 1942....................      2000        Co-President and Founder,    None
  Director                                                  Green, Manning & Bunch
                                                            Ltd. (investment banking
                                                            firm) and Director, Policy
                                                            Studies and Van Gilder
                                                            Insurance Corporation;
Gerald J. Lewis -- 1933...................      2000        Chairman, Lawsuit            General Chemical
  Director                                                  Resolution Services (San     Group, Inc.
                                                            Diego, California)
Larry Soll, Ph.D. -- 1942.................      1997        Retired                      None
  Director


  NOMINEE WHO CURRENTLY IS AN INTERESTED PERSON


                             DIRECTOR     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE         DURING PAST 5 YEARS      OTHER DIRECTORSHIP(S) HELD
----------------------       --------     -----------------------    --------------------------
Mark H. Williamson(1) --
  1951.....................    1998     Director, President and
                                        Chief Executive Officer,
                                        A I M Management Group Inc.
                                        (financial services holding
                                        company); Director,
                                        Chairman and President,
                                        A I M Advisors, Inc.
                                        (registered investment
                                        advisor); Director, A I M
                                        Capital Management, Inc.
                                        (registered investment
                                        advisor) and A I M
                                        Distributors, Inc.
                                        (registered broker dealer);
                                        Director and Chairman, AIM
                                        Investment Services, Inc.
                                        (registered transfer
                                        agent), and Fund Management
                                        Company (registered broker
                                        dealer); and Chief
                                        Executive Officer, AMVESCAP
                                        PLC -- AIM Division (parent
                                        of AIM and global
                                        investment management firm)

                             DIRECTOR     PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH        SINCE         DURING PAST 5 YEARS      OTHER DIRECTORSHIP(S) HELD
----------------------       --------     -----------------------    --------------------------
                                        Formerly Director,           None
                                        Chairman, President and
                                        Chief Executive Officer,
                                        INVESCO Funds Group, Inc.
                                        and INVESCO Distributors,
                                        Inc.; Chief Executive
                                        Officer, AMVESCAP PLC --
                                        Managed Products; Chairman
                                        and Chief Executive Officer
                                        of NationsBanc Advisors,
                                        Inc.; and Chairman of
                                        NationsBanc Investments,
                                        Inc.


---------------

(1) Mr. Williamson is considered an interested person of Company because he is an officer and a director of the advisor to, and a director of the principal underwriter of, Company.

  NEW NOMINEES WHO WILL BE INDEPENDENT DIRECTORS


                                   PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH               DURING PAST 5 YEARS          OTHER DIRECTORSHIP(S) HELD
----------------------             -----------------------        --------------------------
Frank S. Bayley -- 1939.......  Of Counsel, law firm of Baker   Badgley Funds, Inc.
                                & McKenzie                      (registered investment
                                                                company)
                                Formerly: Partner, law firm of
                                Baker & McKenzie
Bruce L. Crockett -- 1944.....  Chairman, Crockett Technology   ACE Limited (insurance
                                Associates (technology          company); Captaris, Inc.
                                consulting company)             (unified messaging provider)
Albert R. Dowden -- 1941......  Director of a number of public  Cortland Trust, Inc.
                                and private business            (Chairman) (registered
                                corporations, including the     investment company); Annuity
                                Boss Group Ltd. (private        and Life Re (Holdings), Ltd.
                                investment and management) and  (insurance company)
                                Magellan Insurance Company
                                Formerly: Director, President
                                and Chief Executive Officer,
                                Volvo Group North America,
                                Inc.; Senior Vice President,
                                AB Volvo; and director of
                                various affiliated Volvo
                                companies
Edward K. Dunn, Jr. -- 1935...  Retired
                                Formerly: Chairman, Mercantile  None
                                Mortgage Corp.; President and
                                Chief Operating Officer,
                                Mercantile-Safe Deposit &
                                Trust Co.; and President,
                                Mercantile Bankshares Corp.
Jack M. Fields -- 1952........  Chief Executive Officer,        Administaff, Discovery Global
                                Twenty First Century Group,     Education Fund (non-profit)
                                Inc. (government affairs
                                company) and Texana Timber LP
                                (sustainable forestry company)
Carl Frischling -- 1937.......  Partner, law firm of Kramer     Cortland Trust, Inc.
                                Levin Naftalis and Frankel LLP  (registered investment
                                                                company)

                                   PRINCIPAL OCCUPATION(S)
NAME AND YEAR OF BIRTH               DURING PAST 5 YEARS          OTHER DIRECTORSHIP(S) HELD
----------------------             -----------------------        --------------------------
Prema Mathai-Davis -- 1950....  Formerly: Chief Executive       None
                                Officer, YWCA of the USA
Lewis F. Pennock -- 1942......  Partner, law firm of Pennock &  None
                                Cooper
Ruth H. Quigley -- 1935.......  Retired                         None
Louis S. Sklar -- 1939........  Executive Vice President,       None
                                Development and Operations
                                Hines Interests Limited
                                Partnership (real estate
                                development company)


  NEW NOMINEE WHO WILL BE AN INTERESTED PERSON


NAME AND YEAR OF BIRTH               PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS  OTHER DIRECTORSHIP(S) HELD
----------------------               -------------------------------------------  --------------------------
Robert H. Graham(1) -- 1946........  Director and Chairman, A I M Management                 None
                                     Group Inc. (financial services holding
                                     company); and Director and Vice Chairman,
                                     AMVESCAP PLC and Chairman of AMVESCAP
                                     PLC -- AIM Division (parent of AIM and a
                                     global investment management firm)
                                     Formerly: President and Chief Executive
                                     Officer, A I M Management Group Inc.;
                                     Director, Chairman and President, A I M
                                     Advisors, Inc. (registered investment
                                     advisor); Director and Chairman, A I M
                                     Capital Management, Inc. (registered
                                     investment advisor), A I M Distributors,
                                     Inc. (registered broker dealer), AIM
                                     Investment Services, Inc., (registered
                                     transfer agent), and Fund Management
                                     Company (registered broker dealer); and
                                     Chief Executive Officer, AMVESCAP
                                     PLC -- Managed Products


---------------

(1) Mr. Graham will be considered an interested person of Company because he is a director of AMVESCAP PLC, parent of the advisor to, and principal underwriter of, Company.

THE BOARD'S RECOMMENDATION ON PROPOSAL 3

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" these 16 nominees.

COMMITTEES OF THE BOARD


     The Board currently has five standing committees: an Audit Committee, a Governance Committee, an Investments Committee, a Valuation Committee and a Special Committee Related to Market Timing Issues. These five committees will remain as part of the combined Board. Prior to November 6, 2003, the Board had nine committees: an audit committee, an investments and management liaison committee, a brokerage committee, a derivatives committee, a valuation committee, a legal committee, a compensation committee, a retirement plan committee and a nominating committee.

  AUDIT COMMITTEE


     The Audit Committee is comprised entirely of directors who are not "interested persons" of Company as defined in Section 2(a)(19) of the 1940 Act. The current members of Company's Audit Committee are Messrs. Baker, Bunch and Soll. The Audit Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by your Fund (including monitoring the independence, qualifications and performance of such auditors and resolution of disagreements between your Fund's management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) overseeing the financial reporting process of your Fund; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy and integrity of the financial statements and asset valuation; (iv) to assist the Board's oversight of your Fund's compliance with legal and regulatory requirements that relate to your Fund's accounting and financial reporting, internal control over financial reporting and independent audits; (v) to the extent required by Section 10A of the Securities Exchange Act of 1934, to pre-approve all permissible non-audit services that are provided to your Fund by its independent auditors; (vi) to pre-approve, in accordance with Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by your Fund's independent auditors to your Fund's investment advisor and certain other affiliated entities; and (vii) to the extent required by Regulation 14A, to prepare an audit committee report for inclusion in your Fund's annual proxy statement. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/ Prospectus under the heading "Certain Civil Proceedings and Lawsuits."


  GOVERNANCE COMMITTEE

     The Governance Committee is comprised entirely of directors who are not "interested persons" of Company as defined in Section 2(a)(19) of the 1940 Act. The current member of Company's Governance Committee is Mr. Lewis. The Governance Committee is responsible for: (i) nominating persons who are not interested persons of Company for election or appointment: (a) as additions to the Board, (b) to fill vacancies which, from time to time, may occur in the Board and (c) for election by shareholders of Company at meetings called for the election of directors; (ii) nominating persons for appointment as members of each committee of the Board, including, without limitation, the Audit Committee, the Governance Committee, the Investments Committee and the Valuation Committee, and to nominate persons for appointment as chair and vice chair of each such committee; (iii) reviewing from time to time the compensation payable to the directors and making recommendations to the Board regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board and the various committees of the Board; (v) selecting independent legal counsel to the independent directors and approving the compensation paid to independent legal counsel; and (vi) approving the compensation paid to independent counsel and other advisers, if any, to the Audit Committee of Company.

     After a determination by the Governance Committee that a person should be nominated as an additional director who is not an "interested person" of Company as defined in Section 2(a)(19) of the 1940 Act (a "dis-interested director"), or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a dis-interested director position on the Board, the Governance Committee will nominate a person for appointment by a majority of the dis-interested directors to add to the Board or to fill the vacancy. Prior to a meeting of the shareholders of your Fund called for the purpose of electing dis-interested directors, the Governance Committee will nominate one or more persons for election as dis-interested directors at such meeting.

     Evaluation by the Governance Committee of a person as a potential nominee to serve as a dis-interested director, including a person nominated by a shareholder, should result in the following findings by the Governance
Committee: (i) upon advice of independent legal counsel to the dis-interested directors, that the person will qualify as a dis-interested director and that the person is otherwise qualified under applicable laws and regulations to serve as a director of Company; (ii) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a dis-interested director; (iii) with respect to potential nominees to serve as dis-interested director members of the Audit Committee of Company, upon advice of independent legal counsel to the dis-interested directors, that the person:
(a) is free of any material
relationship with INVESCO Fund (other than as a shareholder of INVESCO Fund), either directly or as a partner, shareholder or officer of an organization that has a relationship with INVESCO Fund, (b) meets the requirements regarding the financial literacy or financial expertise of audit committee members, as set forth from time to time in the New York Stock Exchange listing standards and in any rules promulgated by the SEC that are applicable to investment companies whose shares are listed for trading on a national securities exchange, and (c) meets the director independence requirements for serving on audit committees as set forth from time to time in the New York Stock Exchange listing standards (currently, Section 303A.06), and as set forth in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended, that are applicable to investment companies whose shares are listed for trading on a national securities exchange (currently, Rule 10A-3(b)(1)(iii)); (iv) that the person can make a positive contribution to the Board and INVESCO Fund, with consideration being given to the person's business experience, education and such other factors as the Governance Committee may consider relevant; (v) that the person is of good character and high integrity; and (vi) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Board.

     Consistent with the 1940 Act, the Governance Committee can consider recommendations from management in its evaluation process.

     The Governance Committee will consider nominees recommended by a shareholder to serve as directors, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which directors will be elected; and
(ii) that the Governance Committee or the Board, as applicable, shall make the final determination of persons to be nominated. If a shareholder desires to nominate a candidate, the shareholder must submit a request in writing to the chairman of the Governance Committee. The Governance Committee will evaluate nominees recommended by a shareholder to serve as directors in the same manner as they evaluate nominees identified by the Governance Committee.

     A current copy of the Governance Committee's charter is set forth in Appendix IV.

  INVESTMENTS COMMITTEE

     The current members of Company's Investments Committee are Messrs. Baker, Bunch, Lewis and Soll. The Investments Committee is responsible for: (i) overseeing INVESCO's investment-related compliance systems and procedures to ensure their continued adequacy; and (ii) considering and acting, on an interim basis between meetings of the full Board, on investment-related matters requiring Board consideration.

  VALUATION COMMITTEE


     The current members of Company's Valuation Committee are Messrs. Baker, Bunch, Lewis and Soll. The Valuation Committee meets on an ad hoc basis to review matters related to valuation.



SPECIAL COMMITTEE RELATED TO MARKET TIMING ISSUES



     The current member of Company's Special Committee Relating to Market Timing Issues is Mr. Lewis. The purpose of the Special Committee Relating to Market Timing Issues is to remain informed on matters relating to alleged excessive short term trading in shares of your Fund and the other portfolios of Company ("market timing") and to provide guidance to special counsel for the independent directors on market timing issues and related matters between meetings of the independent directors. During the fiscal year ended December 31, 2003, the Special Committee Related to Market Timing Issues did not meet.


BOARD AND COMMITTEE MEETING ATTENDANCE


     During the fiscal year ended December 31, 2003, the Board met 9 times, the Audit Committee met 1 time, the Governance Committee met 1 time, the Investments Committee met 1 time, the Valuation Committee and the Special Committee Related to Market Timing Issues did not meet, the former audit committee met 3 times, the former investments and management liaison committee met 3 times, the former brokerage committee met 3 times, the former derivatives committee met 3 times, the former nominating committee met 2 times, the former legal committee met 2 times, the former compensation committee, and the former executive, valuation and retirement committees did not meet. Directors then serving attended at least 75% of the meetings of the board or applicable committee during the most recent fiscal year. Company is not required to and does not hold annual meetings of shareholders. Company's policy regarding Board member attendance at annual meetings of shareholders, if any, is that directors are encouraged but not required to attend such annual meetings.


SHAREHOLDER COMMUNICATIONS WITH THE BOARD


     The Board provides a process for shareholders to send communications to the Board. If any shareholder wishes to communicate with the Board or with an individual director, that shareholder should send his, her or its communications to Ivy B. McLemore, First Vice President Corporate Communications. Communications made to Mr. McLemore may be communicated by telephone, e-mail or regular mail to the following address: (713) 214-1904, ivy.mclemore@aiminvestments.com, A I M Management Group Inc., 11 Greenway Plaza, Suite 100, Houston, TX 77046. All shareholder communications received by Mr. McLemore shall be promptly forwarded to the individual director of Company to whom they were addressed or to the full Board, as applicable. Copies of all shareholder communications will also be distributed to the Chairs of each of Trust's Audit Committee, Governance Committee, Investments Committee and Valuation Committee, to counsel for Company and to counsel for the independent directors of Company. Counsel for Company, upon receipt of their copy of a shareholder communication, shall work with such Chairs and counsel for the independent directors to determine whether such shareholder communication should be distributed to any directors to whom it was not sent and whether and in what manner the directors should respond to such shareholder communication. Responses, if any, to shareholder communications shall be coordinated by counsel for Company, working with the Chairs and counsel for the independent directors.


DIRECTOR'S COMPENSATION


     Each director who is independent is compensated for his or her services according to a fee schedule which recognizes the fact that such director also serves as a director of other funds within the INVESCO Family of Funds. Each such director receives a fee, allocated among the funds within the INVESCO Family of Funds for which he or she serves as a director, which consists of an annual retainer component and a meeting fee component.



     Set forth below is information regarding compensation paid or accrued for each director of Company who was not affiliated with INVESCO during the year ended December 31, 2003. Directors of Company who are affiliated with INVESCO are not compensated by Company.



                                                                                                 TOTAL
                                                                                              COMPENSATION
                                                                               ESTIMATED      FROM ALL AIM
                                       AGGREGATE      RETIREMENT BENEFITS   ANNUAL BENEFITS    FUNDS AND
                                     COMPENSATION         ACCRUED BY             UPON           INVESCO
NAME OF DIRECTOR                    FROM COMPANY(1)       COMPANY(2)         RETIREMENT(3)      FUNDS(4)
----------------                    ---------------   -------------------   ---------------   ------------
Bob R. Baker......................      $16,211             $     0             $24,131         $154,554
James T. Bunch....................       15,414                   0                   0          138,679
Gerald J. Lewis...................       15,575                   0                   0          142,054
Larry Soll, Ph.D. ................       15,493              21,545              18,090          140,429


---------------


(1) During the period January 1, 2003 through October 21, 2003, the vice chairman of the Board, the chairs of certain of your Fund's committees who are independent directors, and the members of your Fund's committees who are independent directors each received compensation for serving in such capacities in addition to the compensation paid to all independent directors. Amounts shown are based on the fiscal year ended December 31, 2003.

(2) Represents estimated benefits accrued with respect to the current retirement plan and deferred retirement plan account agreement applicable to independent directors of Company, and not compensation deferred at the election of the directors. Amounts shown are based on the fiscal year ended December 31, 2003.



(3) These amounts represent the estimated annual benefits payable by the INVESCO Funds upon the directors' retirement, calculated using the current method of allocating director compensation among the INVESCO Funds. Amounts shown assume each director serves until his normal retirement date of age 72.



(4) As of November 25, 2003, the AIM Funds and the INVESCO Funds are considered to be part of one fund complex. All directors currently serve as directors or trustees of 18 registered investment companies advised by AIM and one registered investment company advised by INVESCO.


RETIREMENT PLAN FOR DIRECTORS


     At a meeting held on November 6, 2003, the Boards of Directors of the INVESCO Funds, including Company, adopted a new retirement plan (the "New Retirement Plan") for the directors of Company who are not affiliated with INVESCO, which was effective as of October 21, 2003. The New Retirement Plan also has been adopted by the Boards of Directors/Trustees of the AIM Funds. The reason for adoption of the New Retirement Plan is to provide for consistency in the retirement plans for the Boards of Directors of the INVESCO Funds and the Boards of Directors/Trustees of the AIM Funds. The retirement plan includes a retirement policy as well as retirement benefits for independent directors.


     The retirement policy permits each independent director to serve until December 31 of the year in which the director turns 72. A majority of the directors may extend from time to time the retirement date of a director.

     Annual retirement benefits are available to each independent director of Company and/or the other INVESCO Funds and AIM Funds (each, a "Covered Fund") who has at least five years of credited service as a director (including service to a predecessor fund) for a Covered Fund. The retirement benefits will equal 75% of the director's annual retainer paid or accrued by any Covered Fund to such director during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the director. The annual retirement benefits will be payable in quarterly installments for a number of years equal to the lesser of (i) ten or (ii) the number of such director's credited years of service. A death benefit also is available under the New Retirement Plan that will provide a surviving spouse with a quarterly installment of 50% of a deceased director's retirement benefits for the same length of time that the director would have received the benefits based on his or her service. A director must have attained the age of 65 (55 in the event of death or disability) to receive any retirement benefit. Payment of benefits under the New Retirement Plan is not secured or funded by Company.

     Upon the effectiveness of the New Retirement Plan, the independent directors ceased to accrue benefits under their prior retirement plan ("Prior Retirement Plan") and deferred retirement plan account agreement ("Prior Account Agreement"). Messrs. Baker and Soll will not receive any additional benefits under the Prior Retirement Plan or the Prior Account Agreement, but will be entitled to amounts which have been previously funded under the Prior Retirement Plan or the Prior Account Agreement for their benefit. An affiliate of INVESCO will reimburse Company for any amounts funded by Company for Messrs. Baker and Soll under the Prior Retirement Plan and the Prior Account Agreement.

DEFERRED COMPENSATION AGREEMENTS


     At a meeting held on November 6, 2003, the Boards of Directors of the INVESCO Funds, including Company, adopted new deferred compensation agreements, which are consistent with the deferred compensation agreements adopted by the Boards of Directors/Trustees of the AIM Funds. Pursuant to the new deferred compensation agreements ("New Compensation Agreements"), a director has the option to elect to defer receipt of up to 100% of his or her compensation payable by Company, and such amounts are placed into a deferral account. The deferring directors have the option to select various AIM Funds and INVESCO Funds in which all or part of their deferral account will be deemed to be invested. Distributions from the deferring directors' deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten years (depending on the New Compensation Agreement) beginning on the date selected under the New Compensation Agreement.


     The Board, in its sole discretion, may accelerate or extend the distribution of such deferral accounts after the deferring directors' retirement benefits commence under the New Retirement Plan. The Board, in its sole discretion, also may accelerate or extend the distribution of such deferral accounts after the deferring directors' termination of service as a director of Company. If a deferring director dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The New Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the deferring directors have the status of unsecured creditors of Company and of each other AIM Fund and INVESCO Fund from which they are deferring compensation.


OFFICERS OF COMPANY


     The following table provides information with respect to the current officers of Company. Each officer is elected by the Board of Directors and serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board of Directors. The business address of all officers of Company is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.



NAME, YEAR OF BIRTH AND                     OFFICER
POSITION(S) HELD WITH COMPANY                SINCE       PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------               -------      -------------------------------------------
Mark H. Williamson -- 1951................   1998     Director, President and Chief Executive Officer,
  Director, Chairman and                              A I M Management Group Inc. (financial services
  Executive Vice President                            holding company); Director, Chairman and
                                                      President, A I M Advisors, Inc. (registered
                                                      investment advisor); Director, A I M Capital
                                                      Management, Inc. (registered investment advisor);
                                                      and A I M Distributors, Inc. (registered broker
                                                      dealer), Director and Chairman, AIM Investment
                                                      Services, Inc. (registered transfer agent), and
                                                      Fund Management Company (registered broker
                                                      dealer); and Chief Executive Officer, AMVESCAP
                                                      PLC -- AIM Division (parent of AIM and a global
                                                      investment management firm)
                                                      Formerly Director, Chairman, President and Chief
                                                      Executive Officer, INVESCO Funds Group, Inc. and
                                                      INVESCO Distributors Inc.; Chief Executive
                                                      Officer, AMVESCAP PLC -- Managed Products;
                                                      Chairman and Chief Executive Officer of
                                                      NationsBanc Advisors, Inc.; and Chairman of
                                                      NationBanc Investments, Inc.
Robert H. Graham -- 1946..................   2003     Director and Chairman A I M Management Group Inc.
  President                                           (financial services holding company); and
                                                      Director and Vice Chairman, AMVESCAP PLC and
                                                      Chairman of AMVESCAP PLC -- AIM Division (parent
                                                      of AIM and a global investment management firm)
                                                      Formerly: President and Chief Executive Officer,
                                                      A I M Management Group Inc.; Director, Chairman
                                                      and President, A I M Advisors, Inc. (registered
                                                      investment advisor); Director and Chairman, A I M
                                                      Capital Management, Inc. (registered investment
                                                      advisor), A I M Distributors, Inc. (registered
                                                      broker dealer), AIM Investment Services, Inc.,
                                                      (registered transfer agent), and Fund Management
                                                      Company (registered broker dealer); and Chief
                                                      Executive Officer, AMVESCAP PLC -- Managed
                                                      Products

NAME, YEAR OF BIRTH AND                     OFFICER
POSITION(S) HELD WITH COMPANY                SINCE       PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------               -------      -------------------------------------------
Raymond R. Cunningham -- 1951.............   2001     President and Chief Executive Officer, INVESCO
  Executive Vice President                            Funds Group, Inc.; Chairman and President,
                                                      INVESCO Distributors, Inc.; Senior Vice President
                                                      and Chief Operating Officer, A I M Management
                                                      Group Inc.; Senior Vice President, A I M
                                                      Advisors, Inc., AIM Capital Management, Inc.,
                                                      A I M Distributors, Inc., AIM Investment Services
                                                      Inc. and Fund Management Company
                                                      Formerly: Chief Operating Officer and Senior Vice
                                                      President, INVESCO Funds Group, Inc. and INVESCO
                                                      Distributors, Inc.; and Senior Vice President of
                                                      GT Global -- North America
Kevin M. Carome -- 1956...................   2003     Director, Senior Vice President, Secretary and
  Senior Vice President, Chief Legal                  General Counsel, A I M Management Group Inc.
  Officer and Secretary                               (financial services holding company) and A I M
                                                      Advisors, Inc.; Vice President, A I M Capital
                                                      Management, Inc., A I M Distributors, Inc. and
                                                      AIM Investment Services, Inc.; and Director, Vice
                                                      President and General Counsel, Fund Management
                                                      Company
                                                      Formerly: Senior Vice President and General
                                                      Counsel, Liberty Financial Companies, Inc.; and
                                                      Senior Vice President and General Counsel,
                                                      Liberty Funds Group, LLC
Robert G. Alley -- 1948...................   2003     Managing Director, Chief Fixed Income Officer and
  Vice President                                      Senior Investment Officer, A I M Capital
                                                      Management, Inc., and Vice President, A I M
                                                      Advisors, Inc.
Stuart W. Coco -- 1955....................   2003     Managing Director and Chief Research
  Vice President                                      Officer -- Fixed Income, A I M Capital
                                                      Management, Inc.; and Vice President, A I M
                                                      Advisors, Inc.
Melville B. Cox -- 1943...................   2003     Vice President and Chief Compliance Officer,
  Vice President                                      A I M Advisors, Inc. and A I M Capital
                                                      Management, Inc.; and Vice President, AIM
                                                      Investment Services, Inc.
Sidney M. Dilgren -- 1961.................   2004     Vice President and Fund Treasurer, A I M
  Vice President and Treasurer                        Advisors, Inc., Senior Vice President, AIM
                                                      Investment Services, Inc.; and Vice President,
                                                      A I M Distributors, Inc.
Karen Dunn Kelley -- 1960.................   2003     Managing Director and Chief Cash Management
  Vice President                                      Officer, A I M Capital Management, Inc.; Director
                                                      and President, Fund Management Company, and Vice
                                                      President, A I M Advisors, Inc.
Edgar M. Larsen -- 1940...................   2003     Vice President, A I M Advisors, Inc.; and
  Vice President                                      President, Chief Executive Officer and Chief
                                                      Investment Officer, A I M Capital Management,
                                                      Inc.


SECURITY OWNERSHIP OF MANAGEMENT


     To the best knowledge of Company, no directors, nominees, or current executive officers of Company owned shares of common stock of any of the Fund's as of January 9, 2004.



DIRECTOR OWNERSHIP OF FUND SHARES



     As of December 31, 2003, no director or nominee beneficially owned securities in any registered investment companies overseen by the director within the AIM Funds or the INVESCO Funds complex.

                                 PROPOSAL 4 --


                APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 4?

     Proposal 4 applies to the shareholders of INVESCO Fund only.

BACKGROUND

     INVESCO currently serves as the investment advisor to your Fund. AMVESCAP has recommended restructuring the advisory and administrative servicing arrangements so that AIM is the advisor and administrator for all funds within the INVESCO Family of Funds and the AIM Family of Funds. Your Board has approved a new advisory agreement under which AIM will serve as the investment advisor for your Fund, and a new sub-advisory agreement under which INVESCO Institutional, an affiliate of INVESCO, will serve as sub-advisor. The portfolio management team for your Fund will not change as a result of this restructuring.

     You are being asked to approve Proposal 4 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from a new investment advisory agreement between AIM and Company.

     Your Board recommends that you approve the new advisory agreement between AIM and Company for your Fund. Your Board is asking you to vote on this new agreement because Company may enter into a new advisory agreement for your Fund only with shareholder approval. If approved, this new agreement would replace the current advisory agreement between INVESCO and Company for your Fund. The form of Company's proposed Master Investment Advisory Agreement with AIM is at Appendix V.

     Under the new arrangements, the advisory fees paid by your Fund will not change. If shareholders of your Fund approve Proposal 4, Company will also enter into a new Master Administrative Services Agreement with AIM that will replace the current Administrative Services Agreement between Company and INVESCO, and move the provision of certain administrative services currently provided pursuant to the current advisory agreement between Company and INVESCO to the Master Administrative Services Agreement with AIM. If the proposed advisory agreement is approved and these new arrangements are implemented, the aggregate fees paid by your Fund for advisory and administrative services will not increase.

     Any voluntary or contractual expense limitations and fee waivers that have been agreed to by INVESCO and Company with respect to your Fund will not be terminated if the proposed new advisory agreement with AIM is approved. Instead, AIM will assume INVESCO's obligations with respect to these voluntary and contractual expense limitations and fee waivers, on the same terms and conditions.

     If INVESCO and Company have entered into voluntary or contractual expense limitations or fee waivers with respect to your Fund, INVESCO currently is entitled to reimbursement from a share class of your Fund that has fees and expenses absorbed pursuant to this arrangement if such reimbursement does not cause such share class to exceed the expense limitation and the reimbursement is made within three years after INVESCO incurred the expense. If the proposed new advisory agreement with AIM is approved, INVESCO will assign to AIM its right to be reimbursed with respect to fees and expenses absorbed by it. Other than substituting AIM for INVESCO as the party having the right to be reimbursed, this assignment will not alter in any way the rights or obligations of your Fund or its shareholders.

     A description of how the proposed advisory agreement differs from the current advisory agreement is set forth below under "Terms of the Proposed Advisory Agreement." At an in-person meeting of the Board of Directors held on December 9-10, 2003, the Board of Directors, including a majority of the independent directors, voted to recommend that shareholders approve a proposal to adopt the proposed advisory agreement for your Fund.

YOUR FUND'S CURRENT INVESTMENT ADVISOR


     INVESCO, the current investment advisor for your Fund, became the investment advisor for your Fund under the current advisory agreement on August 30, 1999. Your Fund's initial shareholder initially approved the agreement and your Fund's public shareholders have not subsequently voted on the agreement. The Board of Directors, including a majority of the independent directors, last approved the current advisory agreement on May 15, 2003.


THE PROPOSED NEW INVESTMENT ADVISOR FOR YOUR FUND


     AIM is a wholly owned subsidiary of A I M Management Group Inc. ("AIM Management"), a holding company with its principal offices at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. AIM Management is an indirect wholly owned subsidiary of AMVESCAP, 30 Finsbury Square, London EC2A 1AG, United Kingdom.



     The following table provides information with respect to the principal executive officer and the directors of AIM. The business address of the principal executive officer and the directors of AIM is 11 Greenway Plaza, Suite 100, Houston, TX 77046.



NAME AND ADDRESS                     POSITION WITH AIM              PRINCIPAL OCCUPATION
----------------                     -----------------              --------------------
Mark H. Williamson..........  Director, Chairman and            See director table under
                              President                         Proposal 2
Kevin M. Carome.............  Director, Senior Vice             Director, Senior Vice
                              President, General Counsel and    President, Secretary and
                              Secretary                         General Counsel, A I M
                                                                Management Group Inc.; Vice
                                                                President, A I M Capital
                                                                Management, Inc., A I M
                                                                Distributors, Inc. and AIM
                                                                Investment Services, Inc.,
                                                                and Director, Vice President
                                                                and General Counsel, Fund
                                                                Management Company
Dawn M. Hawley..............  Director, Senior Vice President   Director, Senior Vice
                              and Chief Financial Officer       President and Chief
                                                                Financial Officer, A I M
                                                                Management Group Inc.; Vice
                                                                President and Treasurer,
                                                                A I M Capital Management,
                                                                Inc. and A I M Distributors,
                                                                Inc.; Director, Vice
                                                                President and Chief
                                                                Financial Officer, AIM
                                                                Investment Services, Inc.;
                                                                and Vice President and Chief
                                                                Financial Officer, Fund
                                                                Management Company


POSITIONS WITH AIM HELD BY COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS

     Mark H. Williamson, who is a director and/or executive officer of Company, also is a director and/or officer of AIM. He also beneficially owns shares of AMVESCAP and/or options to purchase shares of AMVESCAP.

TERMS OF THE CURRENT ADVISORY AGREEMENT

     Under the terms of the current advisory agreement with INVESCO for your Fund, INVESCO acts as investment manager and administrator for your Fund. As investment manager, INVESCO provides a continuous investment program for your Fund, including investment research and management, with respect to all securities, investments and cash equivalents of your Fund. INVESCO also makes recommendations as to the manner in which voting rights, rights to consent to actions of your Fund and any other rights pertaining to your Fund's securities shall be exercised, and calculates the net asset value of your Fund, subject to such procedures established by the Board of Directors and based upon information provided by your Fund, the custodian of your Fund or other source as designated by the Board of Directors. INVESCO provides sub-accounting, recordkeeping and administrative services to your Fund under an administrative services agreement. Under the advisory agreement, as administrator, INVESCO is required to provide, at its expense and at the request of your Fund, executive, statistical, administrative, internal accounting and clerical services and office space, equipment and facilities. Pursuant to an Assignment and Assumption Agreement and Consent dated August 12, 2003, INVESCO has assigned to AIM all of its rights under its administrative service agreement with Company, and AIM has assumed all of INVESCO's obligations under such agreement.

     Under the terms of the current advisory agreement, INVESCO has no liability to Company, your Fund or to your Fund's shareholders or creditors, for any error of judgment, mistake of law, or for any loss arising out of any investment, nor for any other act or omission, in the performance of its obligations to Company or your Fund unless such act or omission involves willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the current advisory agreement.

     The current advisory agreement for your Fund continues in effect from year to year only if such continuance is specifically approved at least annually by
(i) the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of your Fund, and (ii) the vote of a majority of the directors of Company who are not interested persons of INVESCO or Company by votes cast in person at a meeting called for such purpose. The current advisory agreement provides that the Board of Directors, a majority of the outstanding voting securities of your Fund or INVESCO may terminate the agreement with respect to your Fund on 60 days' written notice without penalty. The agreement terminates automatically in the event of its assignment, unless an order is issued by the SEC conditionally or unconditionally exempting such assignment from the applicable provisions of the 1940 Act.

     The current advisory agreement for your Fund provides that your Fund will pay or cause to be paid all of its expenses not assumed by INVESCO, including without limitation:

     - brokerage commissions, issue and transfer taxes and other costs related to securities transactions;

     - fees, charges and expenses related to accounting, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal services performed for your Fund;

     - interest on indebtedness incurred by Company or your Fund;

     - taxes;

     - fees for maintaining the registration and qualification of your Fund or its shares under federal and state law;

     - compensation and expenses of the independent directors;

     - costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to your Fund's shareholders, including expenses relating to Board and shareholder meetings;

     - costs, fees and other expenses arising in connection with the organization and filing of Company's Articles of Incorporation, determinations of tax status of your Fund, initial registration and qualification of your Fund's securities under federal and state securities laws and approval of Company's operations by any other federal or state authority;

     - expenses of repurchasing and redeeming shares of your Fund;

     - insurance premiums;

     - costs of designing, printing and issuing certificates representing shares of your Fund;

     - extraordinary expenses, including fees and disbursements of Company's counsel, in connection with litigation by or against Company or your Fund;

     - premiums for the fidelity bond maintained by your Fund pursuant to the 1940 Act (except those premiums that may be allocated to INVESCO as an insured);

     - association and institute dues;

     - expenses, if any, of distributing shares of your Fund pursuant to a 12b-1 plan of distribution; and

     - all other costs and expenses of your Fund's operations and organization unless otherwise explicitly provided.

     The current advisory agreement requires INVESCO to reimburse your Fund monthly for any salaries paid by your Fund to officers, directors and full-time employees of your Fund who are also officers, general partners or employees of INVESCO or its affiliates. Although INVESCO has this obligation under the current advisory agreement, your Fund does not pay salaries to its officers, non-independent directors or employees for services rendered to your Fund.

     If, in any given year, the sum of your Fund's expenses exceed the most restrictive state-imposed annual expense limitation, INVESCO is required to promptly reimburse such excess expenses to your Fund pursuant to the current advisory agreement. Interest, taxes, extraordinary expenses and expenses which are capitalized are not deemed expenses for purposes of this reimbursement obligation.


     Company pays INVESCO out of the assets of your Fund, as full compensation for all services rendered, an advisory fee for your Fund set forth below. Such fee shall be calculated by applying the following annual rate to the average daily net assets of your Fund for the calendar year, computed in the manner used for the determination of the net asset value of shares of your Fund.



                                                                 NET FEES PAID
                                                                  TO INVESCO     FEE WAIVERS OR
            ANNUAL RATE              FISCAL                          FUNDS          EXPENSE
(BASED ON AVERAGE DAILY NET ASSETS)   YEAR    TOTAL NET ASSETS    GROUP, INC.    REIMBURSEMENTS
-----------------------------------  ------   ----------------   -------------   --------------
               0.75%                  2003      $36,421,067        $215,385         $19,887
               0.75%                  2002      $27,262,678        $312,134         $     0
               0.75%                  2001      $73,767,222        $951,031         $     0


ADDITIONAL SERVICES PROVIDED BY INVESCO AND ITS AFFILIATES


     INVESCO and its affiliates also provide additional services to Company and your Fund. INVESCO currently provides or arranges for others to provide accounting and administrative services to your Fund. Prior to October 1, 2003, INVESCO served as your Fund's transfer agent. INVESCO Distributors, Inc. currently serves as the principal underwriter for your Fund. This company is an indirect wholly owned subsidiary of AMVESCAP, the parent company of INVESCO.



     The following chart sets forth the non-advisory fees paid by INVESCO
VIF -- Telecommunications Fund during its most recently completed fiscal year to INVESCO Funds Group, Inc. and to affiliates of INVESCO Funds Group, Inc.



                                          INVESCO                                                   AIM INVESTMENT
                             FISCAL   (ADMINISTRATIVE         INVESCO               INVESCO         SERVICES, INC.
NAME OF FUND                  YEAR      SERVICES)*      DISTRIBUTORS, INC.**   (TRANSFER AGENCY)   (TRANSFER AGENCY)
------------                 ------   ---------------   --------------------   -----------------   -----------------
INVESCO VIF --
  Telecommunications
  Fund.....................   2003       $ 93,129               $ 0                 $3,740              $1,260
                              2002       $120,287                 0                 $5,000                   0
                              2001       $346,031                 0                 $5,000                   0

---------------


 * Fees paid to INVESCO for administrative services for the prior fiscal year were paid pursuant to an agreement other than the advisory agreement.



** Net amount received from Rule 12b-1 fees. Excluded are amounts reallowed to broker-dealers, agents and other service providers.


ADVISORY FEES CHARGED BY AIM FOR SIMILAR FUNDS IT MANAGES


     The following table provides information with respect to the annual advisory fee rates paid to A I M Advisors, Inc. by certain funds that have a similar investment objective as INVESCO VIF -- Telecommunications Fund.



                                                          TOTAL NET ASSETS
                                                            FOR THE MOST     FEE WAIVER, EXPENSE LIMITATIONS
                                                              RECENTLY        AND/OR EXPENSE REIMBURSEMENTS
                          ANNUAL RATE (BASED ON AVERAGE   COMPLETED FISCAL   FOR THE MOST RECENTLY COMPLETED
NAME OF FUND                    DAILY NET ASSETS)          PERIOD OR YEAR         FISCAL PERIOD OR YEAR
------------              -----------------------------   ----------------   -------------------------------
AIM Basic Balanced
  Fund..................  0.65% of the first $1            $  154,769,435    Waive advisory fee and/or
                          billion; 0.60% over $1                             reimburse expenses on Class A,
                          billion up to and including                        Class B and Class C to extent
                          $5 billion; 0.55% of the                           necessary to limit Total
                          excess over $5 billion                             Operating Expenses (excluding
                                                                             interest, taxes, dividends on
                                                                             short sales, extraordinary
                                                                             items and increases in expenses
                                                                             due to expense offset
                                                                             arrangements, if any) of Class
                                                                             A shares to 1.50%
AIM Blue Chip Fund......  0.75% of the first $350          $2,955,548,606    N/A
                          million; 0.625% of the excess
                          over $350 million
AIM Developing Markets
  Fund..................  0.975% of the first $500         $  243,693,078    Waive advisory fee and
                          million; 0.95% over $500                           reimburse expenses on Class A,
                          million up to and including                        Class B and Class C to extent
                          $1 billion; 0.925% over $1                         necessary to limit Total
                          billion up to and including                        Operating Expenses (excluding
                          $1.5 billion; 0.90% of the                         interest, taxes, dividends on
                          excess over $1.5 billion                           short sales, extraordinary
                                                                             items and increases in expenses
                                                                             due to expense offset
                                                                             arrangements, if any) of Class
                                                                             A shares to 2.00%

                                                          TOTAL NET ASSETS
                                                            FOR THE MOST     FEE WAIVER, EXPENSE LIMITATIONS
                                                              RECENTLY        AND/OR EXPENSE REIMBURSEMENTS
                          ANNUAL RATE (BASED ON AVERAGE   COMPLETED FISCAL   FOR THE MOST RECENTLY COMPLETED
NAME OF FUND                    DAILY NET ASSETS)          PERIOD OR YEAR         FISCAL PERIOD OR YEAR
------------              -----------------------------   ----------------   -------------------------------
AIM Diversified Dividend
  Fund..................  0.75% of the first $1            $   49,804,825    Waive advisory fee and/or
                          billion; 0.70% over $1                             reimburse expenses on Class A,
                          billion up to and including                        Class B and Class C to the
                          $2 billion; 0.625% of the                          extent necessary to limit Total
                          excess over $2 billion                             Operating Expenses (excluding
                                                                             interest, taxes, dividends on
                                                                             short sales, extraordinary
                                                                             items and increases in expenses
                                                                             due to expense offset
                                                                             arrangements, if any) of Class
                                                                             A shares to 1.00%
AIM Large Cap Basic
  Value Fund............  0.60% of the first $1            $  229,330,073    N/A
                          billion; 0.575% over $1
                          billion up to and including
                          $2 billion; 0.55% of the
                          excess over $2 billion
AIM Premier Equity
  Fund..................  0.80% of the first $150          $9,168,949,726    Waive 0.025% of advisory fee on
                          million; 0.625% of the excess                      each $5 billion increment on
                          over $150 million                                  net assets in excess of $5
                                                                             billion up to a maximum waiver
                                                                             of 0.175% on net assets in
                                                                             excess of $35 billion
AIM V.I. Blue Chip
  Fund..................  0.75% of the first $350          $  123,843,213    Waive advisory fees of Series I
                          million; 0.625% of the excess                      and II shares to the extent
                          over $350 million                                  necessary to limit the expenses
                                                                             (excluding 12b-1 plan fees, if
                                                                             any, interest, taxes, dividend
                                                                             expense on short sales,
                                                                             extraordinary items and
                                                                             increases in expenses due to
                                                                             expense offset arrangements, if
                                                                             any) of each Series to 1.30%
AIM V.I. Premier Equity
  Fund..................  0.65% of the first $250          $1,771,375,105    N/A
                          million; 0.60% of the excess
                          over $250 million


TERMS OF THE PROPOSED ADVISORY AGREEMENT

     Under the terms of the proposed advisory agreement, AIM would act as investment manager and administrator for your Fund. As investment manager, AIM would provide a continuous investment program for your Fund, including supervision of all aspects of your Fund's operations, including the investment and reinvestment of cash, securities or other properties comprising your Fund's assets and investment research and management, subject at all times to the policies and control of the Board of Directors. AIM would also provide administrative services pursuant to a Master Administrative Services Agreement.

     The proposed advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under the agreement on the part of AIM or any of its officers, directors, or employees, AIM would not be subject to liability to Company or your Fund or to any shareholders of your Fund for any act or omission in the course of, or connected with, rendering services under the agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

     The proposed advisory agreement for your Fund would continue in effect from year to year only if such continuance is specifically approved at least annually by (i) the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of your Fund, and (ii) the affirmative vote of a majority of the directors of Company who are not interested persons of AIM or Company by votes cast in person at a meeting called for such purpose. The proposed advisory agreement provides that the Board of Directors, a majority of the outstanding voting securities of your Fund or AIM may terminate the agreement with respect to your Fund on 60 days' written notice without penalty. The proposed agreement terminates automatically in the event of its "assignment" (as defined in the 1940 Act).

     The proposed advisory agreement for your Fund provides that your Fund will pay or cause to be paid all of the ordinary business expenses incurred in the operations of your Fund and the offering of its shares. These expenses borne by your Fund would include, without limitation, brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by Company on behalf of your Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to your Fund's shareholders.


     The compensation to be paid to AIM under the proposed advisory agreement would be calculated by applying annual rates to the average daily net assets of your Fund for each calendar year. The annual advisory fee rates proposed to be paid to A I M Advisors, Inc. by your Fund under the proposed advisory agreement is 0.75% of average daily net assets.



     If Proposal 4 is approved, Company will be able to take advantage of an exemptive order obtained from the SEC by AIM and certain of the AIM Funds. This exemptive order will allow your Fund and each other series portfolio of Company (each, an "Investing Fund") to invest their uninvested cash in money market funds that have AIM or an affiliate of AIM as an investment advisor (the "Affiliated Money Market Funds"), provided that investments in Affiliated Money Market Funds do not exceed 25% of the total assets of the Investing Fund. AIM will receive advisory fees from the Affiliated Money Market Fund to the extent an Investing Fund invests uninvested cash in such Affiliated Money Market Fund. If the Board approves AIM's use of the exemptive order for Company, AIM intends to waive a portion of the advisory fees payable by each Investing Fund in an amount equal to 25% of the advisory fee AIM receives from the Affiliated Money Market Fund as a result of such Investing Fund's investment of uninvested cash in such Affiliated Money Market Fund.


     The primary differences between the current advisory agreement with INVESCO and the proposed advisory agreement with AIM that the Board of Directors approved are to:

     - replace INVESCO with AIM as the investment advisor for your Fund;

     - move certain administrative services to an administrative services agreement with AIM;

     - expand provisions regarding broker-dealer relationships that are set forth in the current advisory agreement to make them consistent with similar provisions in other AIM advisory agreements;

     - add provisions relating to certain functions to be performed by AIM in connection with your Fund's securities lending program;

     - change certain obligations regarding payment of expenses of your Fund;

     - revise non-exclusivity provisions that are set forth in the current advisory agreement;

     - amend delegation provisions that are set forth in the current advisory agreement;

     - add to the limitation of liability provisions that are set forth in the current advisory agreement to, among other things, specifically state the limitation of liability of Company's shareholders; and

     - change the governing state law set forth in the current advisory agreement.

     Although certain terms and provisions in the current advisory agreement with INVESCO and the proposed advisory agreement with AIM are described slightly differently, there are few substantive differences between these agreements. The substantive differences are discussed below.

  ADMINISTRATIVE SERVICES

     For your Fund, the Board of Directors, in approving the proposed advisory agreement with AIM, has approved removing the provision of certain administrative services that are covered under the current advisory agreement with INVESCO, and consolidating those administrative services with your Fund's accounting and recordkeeping services in a new Master Administrative Services Agreement with AIM. The primary reason for this change is to make your Fund's agreements consistent with similar agreements for the AIM Funds. If shareholders approve the proposed advisory agreement, your Fund will continue to receive substantially the same accounting and administrative services it currently receives and at the same costs pursuant to the new Master Administrative Services Agreement. As a result, there would be no loss of services nor would there be any increase in costs borne by your Fund as a result of the transfer of administrative duties from the advisory agreement to the Master Administrative Services Agreement.

  BROKER-DEALER RELATIONSHIPS AND AFFILIATED BROKERAGE

     The current advisory agreement requires INVESCO, when selecting brokers or dealers, to first obtain the most favorable execution and price for your Fund; after fulfilling this primary requirement INVESCO may consider, as secondary factors whether such firms provide statistical research and other information to INVESCO. The proposed advisory agreement specifies that AIM's primary consideration in effecting a security transaction will be to obtain the best execution. In selecting broker-dealers to execute particular transactions, AIM will consider the best net price available, the reliability, integrity and financial condition of the broker-dealer, the size of and difficulty in executing the order and the value of the expected contribution of the broker-dealer to the investment performance of Company's portfolio funds on a continuing basis. Accordingly, the price to your Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered by the broker-dealer. The broker-dealer relationship provisions of the current advisory agreement with INVESCO for your Fund do not specify these factors.

     Although AIM does not currently execute trades through brokers or dealers that are affiliated with AIM, the proposed advisory agreement includes a new provision that would permit such trades, subject to compliance with applicable federal securities laws, rules, interpretations and exemptions.

  SECURITIES LENDING


     If your Fund engages in securities lending, AIM will provide it with investment advisory services and related administrative services. The proposed advisory agreement includes a new provision that specifies the administrative services to be rendered by AIM if your Fund engages in securities lending activities, as well as the compensation AIM may receive for such administrative services. Your Fund and its shareholders may benefit from engaging in securities lending because securities lending can generate additional income for your Fund in the form of the fee that the third party borrower pays to your Fund for the use of your Fund's securities. Administrative services to be provided include:
(a) overseeing participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines; (b) assisting the securities lending agent or principal (the "agent") in determining which specific securities are available for loans; (c) monitoring the agent to ensure that securities loans are effected in accordance with AIM's instructions and with procedures adopted by the Board of Directors; (d) preparing appropriate periodic reports for, and seeking appropriate approvals from, the Board of Directors with respect to securities lending activities; (e) responding to agent inquiries; and (f) performing such other duties as may be necessary.

     In accordance with an exemptive order issued by the SEC, before your Fund may participate in a securities lending program, the Board of Directors must approve such participation. In addition, the Board of Directors must evaluate the securities lending arrangements annually, and must determine that it is in the best interests of the shareholders of your Fund to invest in AIM-advised money market funds any cash collateral your Fund receives as security for the borrower's obligation to return the loaned securities. If your Fund invests the cash collateral in AIM-advised money market funds, AIM will receive additional advisory fees from these money market funds, because the invested cash collateral will increase the assets of these funds and AIM receives advisory fees based upon the assets of these funds.

     AIM does not receive any additional compensation for advisory services rendered in connection with securities lending activities. As compensation for the related administrative services AIM will provide, your Fund will pay AIM a fee equal to 25% of the net monthly interest or fee income retained or paid to your Fund from such activities. AIM intends to waive this fee, and has agreed to seek Board approval prior to its receipt of all or a portion of such fee.

  PAYMENT OF EXPENSES AND RESTRICTIONS ON FEES RECEIVED

     Under the current advisory agreement with INVESCO, INVESCO has the obligation to reimburse your Fund for any salaries paid by your Fund to officers, non-independent directors and employees of your Fund. Your Fund does not currently pay any such salaries. Such provision is not included in the proposed advisory agreement with AIM.

     The current advisory agreement provides that if annual fees exceed the most restrictive state-imposed annual expense limitation, INVESCO is required to reimburse any such excess to your Fund. Such state-imposed limitations are no longer applicable because the National Securities Market Improvements Act of 1996 (NSMIA) preempted state laws under which mutual funds such as your Fund previously were regulated. Accordingly, under the proposed advisory agreement, such annual expense limitation has been removed. Removing this state-imposed annual expense limitation will not result in an increase in fees paid by your Fund.

  NON-EXCLUSIVITY PROVISIONS

     The current advisory agreement with INVESCO provides that the services furnished by INVESCO are not deemed to be exclusive and that INVESCO shall be entitled to furnish similar services to others, including other investment companies with similar objectives, and that INVESCO may aggregate orders for its other customers together with any securities of the same type to be sold or purchased for your Fund in order to obtain best execution and lower brokerage commissions. In such event, INVESCO must allocate the securities purchased or sold and the expenses incurred in the transaction in a manner it considers most equitable.

     AIM has proposed and the Board of Directors has agreed that the non-exclusivity provisions in the proposed advisory agreement with AIM should be divided into two separate provisions: one dealing with services provided by AIM to other investment accounts and the other dealing with employees of AIM. Under the new provisions, AIM will act as investment manager or advisor to fiduciary and other managed accounts and to other investment companies and accounts, including off-shore entities or accounts. The proposed advisory agreement states that whenever your Fund and one or more other investment companies or accounts advised by AIM have moneys available for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to your Fund and such other companies and accounts. Such allocation procedure may adversely affect the size of the positions obtainable and the prices realized by your Fund. The non-exclusivity provisions of the proposed advisory agreement also explicitly recognize that officers and directors of AIM may serve as officers or directors of Company, and that officers and directors of Company may serve as officers or directors of AIM to the extent permitted by law; and that officers and directors of AIM do not owe an exclusive duty to Company. As described above, unlike the current advisory agreement, the proposed advisory agreement does not require AIM to reimburse Company for any salaries paid by Company to officers, directors and full-time employees of Company who are also officers, directors or employees of AIM or its affiliates. Your Fund does not currently pay any such salaries.

  DELEGATION

     The current advisory agreement provides that INVESCO may, in compliance with applicable law and with the prior written approval of your Fund, make use of affiliated companies and their employees in connection with rendering of the services required of INVESCO. INVESCO must supervise all such services and remain fully responsible for the services provided.

     The proposed advisory agreement expands the extent to which AIM can delegate its rights, duties and obligations by expressly providing that AIM may delegate any or all of its rights, duties or obligations under the agreement to one or more sub-advisors rather than solely to certain specified advisory services. The proposed advisory agreement also provides that AIM may replace sub-advisors from time to time, in accordance with applicable federal securities laws, rules and regulations in effect or interpreted from time to time by the SEC or with exemptive orders or other similar relief. Any such delegation shall require approval by the applicable Board and the shareholders unless, in accordance with applicable federal securities laws, rules, interpretations and exemptions, AIM is not required to seek shareholder approval of the appointment of a sub-advisor. AIM currently intends to appoint INVESCO Institutional as the sub-advisor to your Fund if the shareholders approve the proposed sub-advisory agreement described under Proposal 5.


     The practical impact of this provision is that the officers and directors of AIM will not devote their full time to providing services to Company, and that they are permitted to engage in and devote time and attention to other businesses or to render services of whatever kind to other entities, including other AIM Funds.


  LIMITATION OF LIABILITY OF AIM, COMPANY AND SHAREHOLDERS

     As described above under the descriptions of the terms of the current advisory agreement and the proposed advisory agreement, respectively, both agreements provide limitation of liability for advisor. The limitation of liability provisions of the 1940 Act also apply to both INVESCO and AIM in their capacity as advisor. In addition, the proposed advisory agreement states that no series of Company shall be liable for the obligations of other series of Company and the liability of AIM to one series of Company shall not automatically render AIM liable to any other series of Company. Consistent with applicable law, the proposed advisory agreement would also include a provision stating that AIM's obligations under the agreement are not binding on any shareholders of Company individually and that shareholders are entitled to the same limitation on personal liability as shareholders of private corporations for profit. The primary reason for this change is to make your Fund's agreement consistent with similar agreements for the AIM Funds.

  STATE LAW GOVERNING THE AGREEMENT

     Questions of state law under the current advisory agreement with INVESCO are governed by the laws of Colorado. Under the proposed advisory agreement with AIM, Texas law would apply. The Board of Directors determined that, because the services under the proposed advisory agreement with AIM will primarily be provided in Texas, it was more appropriate to apply Texas law to the proposed advisory agreement.

FACTORS THE DIRECTORS CONSIDERED IN APPROVING THE ADVISORY AGREEMENT


     At the request of AIM, the Board discussed the approval of the proposed advisory agreement at an in-person meeting held on December 9-10, 2003. The independent directors also discussed the approval of the proposed advisory agreement with independent counsel prior to that meeting. In evaluating the proposed advisory agreement, the Board requested and received information from AIM to assist in its deliberations.

     The Board considered the following factors in determining reasonableness and fairness of the proposed changes between the current advisory agreement with INVESCO and the proposed advisory agreement with AIM:



     - The qualifications of AIM to provide investment advisory services. The Board reviewed the credentials and experience of the officers and employees of AIM who will provide investment advisory services to your Fund, and noted that the persons providing portfolio management services to your Fund would not change if Proposals 3 and 4 are approved by shareholders. In reviewing the qualifications of AIM to provide investment advisory services, the Board reviewed the qualifications of AIM's investment personnel and considered such issues as AIM's portfolio and product review process, AIM's legal and compliance function, AIM's use of technology, AIM's portfolio administration function, the quality of AIM's investment research and AIM's equity trading operation. Based on its review of these and other factors, the Board concluded that AIM was qualified to provide investment advisory services to your Fund.



     - The range of advisory services provided by AIM. The Board reviewed the services to be provided by AIM under the proposed advisory agreement, and noted that no material changes in the level or type of services provided under the current advisory agreement with INVESCO would occur if the proposed advisory agreement is approved by the shareholders, other than the provision by AIM of certain administrative services if your Fund engages in securities lending. Based on its review and comparison of the terms of the proposed advisory agreement with AIM and the current advisory agreement with INVESCO, the Board concluded that the range of services to be provided by AIM under the proposed advisory agreement, including the provision by AIM of certain administrative services if your Fund engages in securities lending, was appropriate.



     - Qualifications of AIM to provide a range of management and administrative services. The Board reviewed the general nature of the non-investment advisory services performed by AIM and its affiliates, such as administrative, transfer agency and distribution services, and the fees received by AIM and its affiliates for performing such services. In addition to reviewing such services, the Board also considered the organizational structure employed by AIM and its affiliates to provide those services. The Board reviewed the proposed elimination from the proposed advisory agreement of the provision of administrative services to your Fund. The Board also reviewed the proposed form of Master Administrative Services Agreement, noted that the overall services to be provided under the existing arrangements and under the proposed Master Administrative Services Agreements are the same, and concluded that the overall accounting and administrative services to be provided by AIM would not change under the combination of the proposed advisory agreement and the Master Administrative Services Agreement. Based on its review of these and other factors, the Board concluded that AIM and its affiliates were qualified to provide non-investment advisory services to your Fund, including administrative, transfer agency and distribution services.



     - The performance record of your Fund. The Board reviewed your Fund's performance record and determined that AIM has developed the expertise and resources for managing funds with an investment objective and strategies similar to those of your Fund and is able, therefore, to provide advisory and administrative services to your Fund. Although INVESCO served as your Fund's investment advisor during the period over which your Fund's performance record was based, the Board compared your Fund's performance record to the performance records of funds advised by AIM with an investment objective and strategies similar to those of your Fund in reaching the conclusion that AIM is able to provide advisory and administrative services to your Fund.



     - Advisory fees and expenses. The Board examined the expense ratio and the level of advisory fees for your Fund under the current advisory agreement and compared them with the advisory fees expected to be incurred under the proposed advisory agreement. The Board concluded that your Fund's projected expense ratio and advisory fees under the proposed advisory agreement were fair and reasonable in comparison with those of other similar funds (including similar funds advised by AIM) and in light of the investment management services to be provided by AIM under the proposed advisory agreement. The advisory fee rates that are being proposed under the proposed advisory agreement, which are set forth on Exhibit J, are the same as the advisory fee rates paid to INVESCO under the current advisory agreement. The only changes in fees are the removal of the reimbursement obligation related to services provided to both your Fund and AIM by officers and directors, which is not currently applicable, and the provisions that permit AIM's receipt of fees for providing administrative services in connection with securities lending activities. Such fees would be paid only to the extent that your Fund engages in securities lending. The Board noted that AIM intends to waive its right to receive any fees under the proposed investment advisory agreement for the administrative services it provides in connection with securities lending activities. The Board also noted that AIM has agreed to seek the Board's approval prior to its receipt of all or a portion of such fees.



     - The profitability of AIM. The Board reviewed information concerning the profitability of AIM's (and its affiliates') investment advisory and other activities and its financial condition. The Board noted that, except as described above, no changes to the advisory fees were being proposed, other than to permit AIM's receipt of fees for providing services in connection with securities lending, and further noted that AIM intends to waive its right to receive any such fees and has agreed to seek the Board's approval prior to its receipt of all or a portion of such fees. The Board also noted that, in accordance with an exemptive order issued by the SEC, before your Fund may participate in a securities lending program, the Board must approve such participation. In addition, the Board must evaluate the securities lending arrangements annually and determine that it is in the best interests of the shareholders of your Fund to invest in AIM-advised money market funds any cash collateral your Fund receives as security for the borrower's obligation to return the loaned securities. If your Fund invests the cash collateral in AIM-advised money market funds, AIM will receive additional advisory fees from these money market funds, because the invested cash collateral will increase the assets of these funds and AIM receives advisory fees based upon the assets of these funds. The Board noted that the cash collateral relates to assets of your Fund that have already been invested, and the investment of the cash collateral is intended to benefit your Fund by providing it with additional income. The Board also noted that an investment of the cash collateral in an AIM-advised money market fund would have a positive effect on the profitability of AIM. Based on its review of the profitability of AIM's and its affiliates' investment advisory and other activities and its financial condition, the Board concluded that the compensation to be paid by your Fund to AIM under the proposed advisory agreement was not excessive.



     - The terms of the proposed advisory agreement. The Board reviewed the terms of the proposed advisory agreement, including changes being made to clarify or expand non-exclusivity, delegation and liability provisions, to separate administrative services from advisory services and to have AIM assist your Fund if it engages in securities lending. The Board determined that these changes reflect the current environment in which your Fund operates, and that AIM should have the flexibility to operate in that environment.



     After considering the above factors, the Board concluded that it is in the best interests of your Fund and its shareholders to approve the proposed advisory agreement between Company and AIM for your Fund.



     The Board reached this conclusion after careful discussion and analysis. The Board believes that it has carefully and thoroughly examined the pertinent issues and alternatives. In recommending that you approve the proposed advisory agreement, the independent directors have taken the action which they believe to be in your best interests. In so doing, they were advised by independent counsel, retained by the independent directors and paid for by Company, as to the nature of the matters to be considered and the standards to be used in reaching their decision.



     If approved, the proposed advisory agreement is expected to become effective on or about April 30, 2004, and will expire, unless renewed, on or before June 30, 2005. If shareholders of your Fund do not approve Proposal 3, the current advisory agreement with INVESCO will continue in effect for your Fund.

THE BOARD'S RECOMMENDATION ON PROPOSAL 4

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" this Proposal.

                                 PROPOSAL 5 --

                     APPROVAL OF NEW SUB-ADVISORY AGREEMENT

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 5?

     Proposal 5 applies to the shareholders of INVESCO Fund only.

BACKGROUND

     INVESCO currently serves as the investment advisor to your Fund. AMVESCAP has recommended restructuring the advisory and administrative servicing arrangements so that AIM is the advisor and administrator for all funds within the INVESCO Family of Funds and AIM Funds. Your Board has approved a proposed advisory agreement under which AIM will serve as the investment advisor for your Fund, and a proposed sub-advisory agreement under which INVESCO Institutional, an affiliate of INVESCO, will serve as sub-advisor. The portfolio management team for your Fund will not change as a result of this restructuring.

     You are being asked to approve Proposal 5 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from the proposed sub-advisory agreement between AIM and INVESCO Institutional.

     The Board of Directors recommends that you approve the proposed sub-advisory agreement between AIM and INVESCO Institutional for your Fund. The Board of Directors is asking you to vote on this proposed sub-advisory agreement because the proposed sub-advisory agreement for your Fund may only be entered into with shareholder approval. The form of the proposed Master Intergroup Sub-Advisory Contract for Mutual Funds between AIM and INVESCO Institutional for your Fund is at Appendix VI.

     At an in-person meeting of the Board of Directors held on December 9-10, 2003, the Board of Directors, including a majority of the independent directors, voted to recommend that shareholders approve a proposal to adopt the proposed sub-advisory agreement for your Fund.

THE PROPOSED SUB-ADVISOR FOR YOUR FUND


     INVESCO Institutional is an indirect wholly owned subsidiary of AMVESCAP. A list of the names, addresses and principal occupations of the principal executive officer and directors of INVESCO Institutional (N.A.), Inc., all of whose business address is 1360 Peachtree Street, Atlanta, Georgia 30309.



                                   POSITION WITH INVESCO
NAME AND ADDRESS                INSTITUTIONAL (N.A.), INC.         PRINCIPAL OCCUPATION
----------------                --------------------------         --------------------
John D. Rogers...............  Director, Chairman, President   Chief Executive Officer,
                               and Chief Executive Officer     AMVESCAP PLC -- INVESCO
                                                               Division
David A. Hartley.............  Director and Chief Financial    Chief Financial Officer,
                               Officer                         INVESCO Division


POSITIONS WITH INVESCO INSTITUTIONAL HELD BY COMPANY'S DIRECTORS OR EXECUTIVE OFFICERS

     None of the directors or executive officers of Company also are directors and/or officers of INVESCO Institutional.

TERMS OF THE PROPOSED SUB-ADVISORY AGREEMENT

     Under the proposed sub-advisory agreement between AIM and INVESCO Institutional, INVESCO Institutional will provide general investment advice and portfolio management to your Fund and, subject to the supervision of the directors of Company and AIM and in conformance with the stated policies of your Fund, INVESCO Institutional will manage the investment operations of your Fund. INVESCO Institutional will not only make investment decisions for your Fund, but will also place the purchase and sale orders for the portfolio transactions of your Fund. INVESCO Institutional may purchase and sell portfolio securities from and to brokers and dealers who sell shares of your Fund or provide your Fund, AIM's other clients or INVESCO Institutional's other clients with research, analysis, advice and similar services. INVESCO Institutional may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to INVESCO Institutional determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of AIM and INVESCO Institutional to your Fund and their other clients and that that the total commissions or spreads paid by each fund will be reasonable in relation to the benefits to the fund over the long term.

     Specifically, INVESCO Institutional will be required to perform the following services under the proposed sub-advisory agreement:

     - To provide a continuous investment program for your Fund, including investment research and management, with respect to all of your Fund's assets in conformity with (i) Company's Articles of Incorporation, bylaws and registration statement, and (ii) the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations;

     - To determine what securities and other investments are to be purchased or sold for your Fund and the brokers and dealers through whom trades will be executed;

     - Whenever INVESCO Institutional simultaneously places orders to purchase or sell the same security on behalf of your Fund and one or more accounts advised by INVESCO Institutional, to allocate as to price and amount among all such accounts in a manner believed to be equitable to each account; and

     - To maintain all books and records with respect to the securities transactions of your Fund in compliance with the requirements of the 1940 Act and to furnish the Board of Directors and AIM with periodic and special reports as the Board of Directors or AIM reasonably may request.


     The proposed sub-advisory agreement will continue from year to year for your Fund only if such continuance is specifically approved at least annually by
(i) the Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of your Fund, and (ii) the vote of a majority of independent directors cast at a meeting called for such purpose. The proposed sub-advisory agreement is terminable on 60 days' written notice by either party thereto, by the Board of Directors, or by a vote of a majority of the outstanding voting securities of your Fund, and will terminate automatically if assigned.



     AIM proposes to pay INVESCO Institutional as full compensation for all investment advisory services rendered to INVESCO VIF -- Telecommunications Fund, a sub-advisory fee. Such fee shall be computed daily and paid monthly, at the rate of 40% of AIM's compensation on the sub-advised assets per year, on or before the last day of the next succeeding calendar month.



ADVISORY FEES CHARGED BY INVESCO INSTITUTIONAL FOR SIMILAR TYPES OF ACCOUNTS FOR WHICH IT SERVES AS ADVISOR



     The following table provides information with respect to the annual advisory fee rates paid to INVESCO Institutional (N.A.), Inc. by certain types of accounts that have a similar investment objective as your Fund.



INVESCO Capital Management
Group ("ICM").................   The fees for investment advisory services
                                 offered by this Group vary, with all fees being negotiable beyond the minimum fee of $50,000.
                                 The following is a representative fee schedule for ICM's services for equity or balanced account management: 0.75% on the first $10 million dollars of assets under management; 0.50% on the next $10 million; and 0.25% thereafter.
                                 Break points in pricing are offered as the total amount of assets under management increases.



INVESCO National Asset
Management ("NAM")............   NAM Division's basic annual fee is as follows:
                                 For Core Multiple Attribute Equity, Growth
                                 Multiple Attribute Equity, and Premier Growth
                                 Multiple Attribute Equity accounts, .75 of 1%
                                 of the market value of assets up to $10
                                 million, .50 of 1% of the market value of assets on the next $40 million, .40 of 1% of the market value of assets on the next $50 million, and .25 of 1% of the market value of assets above $100 million. For Mid Cap Multiple
                                 Attribute Equity and Growth Mid Cap Multiple
                                 Attribute Equity accounts, .85 of 1% of the market value of assets up to $10 million, .60 of 1% of the market value of assets on the next
                                 $40 million, .50 of 1% of the market value of assets on the next $50 million, and .35 of 1%
                                 of the market value of assets above $100 million. For balances accounts, .65 of 1% of the market value of assets up to $10 million, .40 of 1% of the market value of assets on the next $40 million, .30 of 1% of the market value of assets on the next $50 million, and .20 of 1% of the market value of assets above $100 million. The NAM Division reserves the right to negotiate fees from the above schedules.



                                 The NAM Groups serves as an advisor or
                                 sub-advisor to mutual funds. The fees for such services are negotiated separately.



INVESCO Structured
  Products Group ("SPG").......  Structured Equity               Enhanced Index
                                 0.60% on the first $25,000,000  0.30% on the first $25,000,000
                                 0.45% on the next $25,000,000   0.25% on the next $50,000,000
                                 0.35% on the next $50,000,000   0.20% on the next $125,000,000
                                 0.25% on the next $300,000,000  0.10% on the next $300,000,000
                                 0.10% thereafter                0.05% thereafter
                                 Market Neutral (Base Fee):      TAA
                                 0.30% on the first $50,000,000  0.75% on the first $10,000,000
                                 0.20% on the next $100,000,000  0.50% on the next $25,000,000
                                 0.10% thereafter                0.35% on the next $65,000,000
                                 Market Neutral (Performance     0.30% on the next $150,000,000
                                 Fee):                           0.20% on the next $300,000,000
                                 Hurdle agreed upon benchmark    0.10% on the next $450,000,000
                                 Percent Profit Share 20%        0.05% thereafter



FEE COMPUTATION AND RELATED MATTERS



     Fees may be negotiated on a basis that differs from the schedules above, if circumstances warrant. Such circumstances may include, without limitation, specialized guidelines for the products listed in the basic fee schedule, performance fee arrangements entered into with a particular client (consistent with the requirements of applicable law, including the Investment Advisers Act of 1940, as amended, and ERISA), clients with multiple accounts or relationships with Registrant and its affiliates, off-shore relationships, and account size. Fee schedules for the SPG products for institutional accounts are typically negotiated individually with institutional clients.

INVESCO Multiple Asset
Strategies Group ("MAS")......   Fees for the Global Balanced product family
                                 vary depending on mandate complexity. All fees are negotiable above a minimum fee of $150,000.
                                 The following is a representative fee schedule for MAS services: 0.80% on the first $25 million of assets under management; 0.60% on the next $25 million; 0.50% on the next $50 million; and negotiable thereafter. The group also negotiates performance-based fees.


FACTORS THE DIRECTORS CONSIDERED IN APPROVING THE PROPOSED SUB-ADVISORY
AGREEMENT

     At the request of AIM and INVESCO Institutional, the Board of Directors discussed the approval of the proposed sub-advisory agreement at an in-person meeting held on December 9-10, 2003. The independent directors also discussed the approval of the proposed sub-advisory agreement with independent counsel prior to that meeting. In evaluating the proposed sub-advisory agreement, the Board of Directors requested and received information from AIM to assist in its deliberations.


     The Board of Directors considered the following factors in determining the reasonableness and fairness of the proposed sub-advisory agreement between AIM and INVESCO Institutional for your Fund:



     - The range of sub-advisory services provided by INVESCO
       Institutional. The Board reviewed the services to be provided by INVESCO Institutional under the proposed sub-advisory agreement, and noted that, if the proposed sub-advisory agreement is approved by shareholders, the level and type of investment advisory services under the proposed sub-advisory agreement will be comparable to those currently provided by INVESCO under Company's current advisory agreement with INVESCO. Based on its review and comparison of the terms of the proposed sub-advisory agreement with INVESCO Institutional and the current advisory agreement with INVESCO, the Board concluded that the range of services to be provided by INVESCO Institutional under the proposed sub-advisory agreement was appropriate.



     - The fees payable to INVESCO Institutional for its services. The Board noted that if the proposed sub-advisory agreement is approved, INVESCO Institutional will receive compensation based on that portion of the assets of your Fund that it manages (the sub-advised assets). In addition, the fees paid would be a percentage of the advisory fees that AIM receives on the sub-advised assets. The Board noted that these fees had been agreed to by AIM and INVESCO Institutional, as well as by AMVESCAP, the indirect parent of AIM and INVESCO Institutional. The Board also noted that the proposed changes to the compensation to INVESCO Institutional would have no effect on your Fund, since the fees are payable by AIM. The Board concluded that the sub-advisory fees under the proposed sub-advisory agreement were fair and reasonable in light of the sub-advisory services to be provided by INVESCO Institutional under the proposed sub-advisory agreement.



     - The performance record of your Fund. The Board reviewed the performance record of your Fund and noted that the same portfolio management team will be providing investment advisory services to your Fund under the proposed sub-advisory agreement. The Board determined that such portfolio management team had provided satisfactory services with respect to your Fund, after considering performance information that it received during the past year from INVESCO.



     - The profitability of INVESCO Institutional. The Board considered information concerning the profitability of INVESCO Institutional's (and its affiliates') investment advisory and other activities and its financial condition. The Board noted that INVESCO Institutional would receive an annual fee equal to a percentage of AIM's compensation on the sub-advised assets. The Board noted that the proposed sub-advisory fees are less than the advisory fees currently received by INVESCO under the current advisory agreement, but that INVESCO Institutional assured the Board that such reduction would not affect the nature or quality of the services provided by it to your Fund. Based on its review of the profitability of INVESCO Institutional's and its affiliates' investment advisory and other activities and its financial condition, the Board concluded that the compensation to be paid by your Fund to INVESCO Institutional under the proposed sub-advisory agreement was not excessive.


     - The terms of the proposed agreement. The Board of Directors reviewed the terms of the proposed agreement. The Board of Directors determined that this new agreement reflects the current environment in which your Fund operates, and that INVESCO Institutional should have the flexibility to operate in that environment.

     After considering the above factors, the Board of Directors concluded that it is in the best interests of your Fund and its shareholders to approve the proposed sub-advisory agreement between AIM and INVESCO Institutional for your Fund.

     The Board of Directors reached this conclusion after careful discussion and analysis. The Board of Directors believes that it has carefully and thoroughly examined the pertinent issues and alternatives. In recommending that you approve the proposed sub-advisory agreement, the independent directors have taken the action which they believe to be in your best interests. In so doing, they were advised by independent counsel, retained by the independent directors and paid for by Company, as to the nature of the matters to be considered and the standards to be used in reaching their decision.


     If approved, the proposed sub-advisory agreement is expected to become effective on or about April 30, 2004, and will expire, unless renewed, on or before June 30, 2005. If shareholders of your Fund do not approve both Proposals 4 and 5, the current advisory agreement with INVESCO will continue in effect for your Fund and AIM and INVESCO Institutional will not enter into the proposed sub-advisory agreement for your Fund.


THE BOARD'S RECOMMENDATION ON PROPOSAL 5

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" this Proposal.

                                 PROPOSAL 6 --

     APPROVAL OF THE PLAN TO REDOMESTICATE EACH SERIES PORTFOLIO OF COMPANY
           AS A NEW SERIES PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

WHICH FUNDS' SHAREHOLDERS WILL VOTE ON PROPOSAL 6?

     Proposal 6 applies to the shareholders of INVESCO Fund only.

BACKGROUND

     Company currently is organized as a Maryland corporation. AMVESCAP has identified each series portfolio of Company as appropriate to be redomesticated as a new series portfolio of the AIM Trust, an existing open-end management investment company organized as a statutory trust under the Delaware Statutory Trust Act.

     If Proposal 1 is approved by shareholders of your Fund, your Fund will be combined with Buying Fund and will not be redomesticated as a new series portfolio of the AIM Trust. You are being asked to approve Proposal 6 so that, in the event that Proposal 1 is not approved, your Fund will still be able to benefit from redomesticating as a new series portfolio of the AIM Trust.

     The Board of Directors has approved the Plan, which provides for a series of transactions to convert your Fund and each other series portfolio of Company (each, a "Current Fund") to a corresponding series (a "New Fund") of the AIM Trust. Under the Plan, each Current Fund will transfer all its assets to a corresponding New Fund in exchange solely for voting shares of beneficial interest in the New Fund and the New Fund's assumption of all the Current Fund's liabilities (collectively, the "Redomestication"). A form of the Plan relating to the proposed Redomestication is set forth in Appendix VII.

     Approval of the Plan requires the affirmative vote of a majority of the issued and outstanding shares of Company. The Board of Directors is soliciting the proxies of the shareholders of your Fund to vote on the Plan with this Proxy Statement/Prospectus. The Board of Directors is soliciting the proxies of the shareholders of Company's other series portfolios to vote on the Plan with a separate proxy statement.

     The Redomestication is being proposed primarily to provide Company with greater flexibility in conducting its business operations. The operations of each New Fund following the Redomestication will be substantially similar to those of its predecessor Current Fund. As described below, the AIM Trust's Declaration of Trust differs from Company's Articles of Incorporation in certain respects that are expected to improve Company's and each Current Fund's operations. The AIM Trust, like Company, operates as an open-end management investment company registered with the SEC under the 1940 Act. If Proposal 6 is not approved by Company's shareholders, Company will continue to operate as a Maryland corporation.

REASONS FOR THE PROPOSED REDOMESTICATION

     The Redomestication is being proposed because, as noted above, INVESCO and the Board of Directors believe that the Delaware statutory trust organizational form offers a number of advantages over the Maryland corporate organizational form. As a result of these advantages, the Delaware statutory trust organizational form has been increasingly used by mutual funds, including the majority of the funds within the AIM Family of Funds.

     The Delaware statutory trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its Articles of Incorporation. A Delaware statutory trust is subject to fewer statutory requirements. The AIM Trust is governed primarily by the terms of its Declaration of Trust. In particular, the AIM Trust has greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations to shareholders. For example, under Maryland corporate law, amendments to Company's Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Declaration of Trust of a Delaware statutory trust provides otherwise, amendments to it may be made without first obtaining shareholder approval. In addition, unlike Maryland corporate law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware statutory trust to delegate certain of its responsibilities. For example, the board of trustees of a Delaware statutory trust may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware statutory trust to future contingencies. For example, the trustees may, without a shareholder vote, change a Delaware statutory trust's domicile or organizational form. In contrast, under Maryland corporate law, a company's board of directors would be required to obtain shareholder approval prior to changing domicile or organizational form.

     The Redomestication will also have certain other effects on Company, its shareholders and management, which are described below under the heading "The AIM Trust Compared to Company."

WHAT THE PROPOSED REDOMESTICATION WILL INVOLVE

     To accomplish the Redomestication, each New Fund has been established as a series portfolio of the AIM Trust. On the closing date, each Current Fund will transfer all of its assets to the corresponding classes of the corresponding New Fund in exchange solely for a number of full and fractional classes of shares of the New Fund equal to the number of full and fractional shares of common stock of the corresponding classes of the Current Fund then outstanding and the New Fund's assumption of the Current Fund's liabilities. Immediately thereafter, each Current Fund will distribute those New Fund shares to its shareholders in complete liquidation of such Current Fund. Upon completion of the Redomestication, each shareholder of each Current Fund will be the owner of full and fractional shares of the corresponding New Fund equal in number and aggregate net asset value to the shares he or she held in the Current Fund. As soon as practicable after the consummation of the Redomestication, each Current Fund will be terminated and Company will be dissolved as a Maryland corporation.

     The obligations of Company and the AIM Trust under the Plan are subject to various conditions stated therein. To provide against unforeseen events, the Plan may be terminated or amended at any time prior to the closing of the Redomestication by action of the Board of Directors, notwithstanding the approval of the Plan by the shareholders of any Current Fund. However, no amendments may be made that would materially adversely affect the interests of shareholders of any Current Fund. Company and the AIM Trust may at any time waive compliance with any condition contained in the Plan, provided that the waiver does not materially adversely affect the interests of shareholders of any Current Fund.

     The Plan authorizes Company to acquire one share of each class of each New Fund and, as the sole shareholder of each New Fund prior to the Redomestication, to do each of the following:

     - Approve with respect to each New Fund a new investment advisory agreement with AIM with an effective date of the closing date of the Redomestication that will be substantially identical to that described in Proposal 4. Information on the new advisory agreement, including a description of the differences between it and Company's current advisory agreement, is set forth above under Proposal 4. If Proposal 4 is not approved by shareholders of a Current Fund, Company will approve for the corresponding New Fund an investment advisory agreement with INVESCO that is substantially identical to such Current Fund's existing investment advisory agreement with INVESCO.

     - Approve with respect to each New Fund a new sub-advisory agreement between AIM and INVESCO Institutional with an effective date of the closing date of the Redomestication that will be substantially identical to that described in Proposal 5. Information on the new sub-advisory agreement is set forth above under Proposal 5. If Proposal 5 is not approved by shareholders of a Current Fund, Company will not approve a sub-advisory agreement between AIM and INVESCO Institutional for the corresponding New Fund.

     - Assuming that Proposal 4 is approved by shareholders, approve with respect to each New Fund a new administrative services agreement with AIM with an effective date of the closing date of the Redomestication that will be substantially identical to the new administrative services agreement with AIM that will be entered into by Company if shareholders approve Proposal 4. If Proposal 4 is not approved by shareholders of a Current Fund, Company will approve for the corresponding New Fund an administrative services agreement with AIM that is substantially identical to such Current Fund's existing administrative services agreement with INVESCO.

     - Approve with respect to each New Fund a distribution agreement with AIM Distributors. The proposed distribution agreement will provide for substantially identical distribution services as currently provided to each corresponding Current Fund by INVESCO Distributors, Inc.

     - Approve a distribution plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Series II Shares of each New Fund that will be substantially identical to the corresponding Current Fund's distribution plan for the Series II Shares.

     - Approve with respect to each New Fund a custodian agreement with State Street Bank and Trust Company and a transfer agency and servicing agreement with AIM Investment Services, Inc., each of which currently provides such services to the corresponding Current Fund, and a multiple class plan pursuant to Rule 18f-3 of the 1940 Act which will be substantially identical to the multiple class plan that has been approved by the Board of Directors for the corresponding Current Fund and which is expected to become effective prior to the consummation of the Redomestication.


     - Ratify the selection of PricewaterhouseCoopers LLP, the accountants for each Current Fund, as the independent public accountants for each New Fund. The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits."


     - Approve such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end management investment company.

     The AIM Trust's transfer agent will establish for each shareholder an account containing the appropriate number of shares of each class of each New Fund. Such accounts will be identical in all respects to the accounts currently maintained by Company's transfer agent for each shareholder of the Current Funds. Shares held in the Current Fund accounts will automatically be designated as shares of the New Funds. Certificates for Current Fund shares issued before the Redomestication will represent shares of the corresponding New Fund after the Redomestication. Shareholders of the New Funds will not have the right to demand or require the AIM Trust to issue share certificates. Any account options or privileges on accounts of shareholders under the Current Funds will be replicated on the New Fund account. No sales charges will be imposed in connection with the Redomestication.

     Assuming your approval of Proposal 6, Company currently contemplates that the Redomestication will consummated on or about April 30, 2004.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMESTICATION

     Company and the AIM Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that the Redomestication will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Accordingly, the Current Funds, the New Funds and the shareholders of the New Funds will recognize no gain or loss for Federal income tax purposes as a result of the Redomestication. Shareholders of the Current Funds should consult their tax advisers regarding the effect, if any, of the Redomestication in light of their individual circumstances and as to state and local consequences, if any, of the Redomestication.

APPRAISAL RIGHTS

     Appraisal rights are not available to shareholders. However, shareholders retain the right to redeem their shares of the Current Funds or the New Funds, as the case may be, at any time before or after the Redomestication.

THE AIM TRUST COMPARED TO COMPANY

  STRUCTURE OF THE AIM TRUST

     The AIM Trust is an existing statutory trust established under the laws of the State of Delaware by filing of a certificate of trust in the office of the Secretary of State of Delaware. The AIM Trust has established new series portfolios corresponding to and having identical designations as the series portfolios of Company. The AIM Trust has also established classes with respect to each New Fund corresponding to and having identical designations as the classes of each Current Fund. Each New Fund will have the same investment objectives, policies, and restrictions as its predecessor Current Fund. The AIM Trust's fiscal year is the same as that of Company. The New Funds will not have any operations prior to the Redomestication. Initially, Company will be the sole shareholder of the New Funds.

     As a Delaware statutory trust, the AIM Trust's operations are governed by its Declaration of Trust and Amended and Restated Bylaws and applicable Delaware law rather than by Company's Articles of Incorporation and Amended and Restated Bylaws and applicable Maryland law. Certain differences between the two domiciles and organizational forms are summarized below. The operations of the AIM Trust will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.

  TRUSTEES OF THE AIM TRUST

     Subject to the provisions of the Declaration of Trust, the business of the AIM Trust is managed by its trustees, who have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees of the AIM Trust are substantially the same as those of the directors of Company.

  SHARES OF THE AIM TRUST

     The beneficial interests in the New Funds will be represented by transferable shares, par value $0.001 per share. Shareholders do not have the right to demand or require the AIM Trust to issue share certificates. The trustees have the power under the Declaration of Trust to establish new series and classes of shares; Company's directors currently have a similar right. The Declaration of Trust permits the trustees to issue an unlimited number of shares of each class and series. Company is authorized to issue only the number of shares specified in the Articles of Incorporation and may issue additional shares only with Board approval and after payment of a fee to the State of Maryland on any additional shares authorized.

     Your Fund currently has the classes of shares set forth in Exhibit A. The AIM Trust has established for each New Fund the classes that currently exist for its predecessor Current Fund. Except as discussed in this Proxy Statement/Prospectus, shares of each class of each New Fund will have rights, privileges, and terms substantially similar to those of the corresponding class of the Current Fund.

     For a discussion of certain differences between and among Company's Articles of Incorporation and Amended and Restated Bylaws and Maryland law and the AIM Trust's Declaration of Trust and Amended and Restated Bylaws and Delaware law, see "Rights of Shareholders" in Proposal 1 above. The foregoing discussion and the discussion under the caption "Rights of Shareholders" in Proposal 1 above is only a summary of certain differences and is not a complete description of all the differences. Shareholders should refer to the provisions of the governing documents of Company and the AIM Trust and state law directly for a more thorough comparison. Copies of the Articles of Incorporation and Amended and Restated Bylaws of Company and of the Declaration of Trust and the AIM Trust's Amended and Restated Bylaws are available to shareholders without charge upon written request to Company.

THE BOARD'S RECOMMENDATION ON PROPOSAL 6

     Your Board, including the independent directors, unanimously recommends that you vote "FOR" this Proposal.

               INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board of Trustees and the Board of Directors are soliciting your proxy to vote at the Special Meetings and at any adjournments of the Special Meetings. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meetings. However, you do not need to attend the Special Meetings to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.


     The AIM Trust and Company each intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 26, 2004 to all shareholders entitled to vote. Shareholders of record as of the close of business on January 9, 2004 (the "Record Date") are entitled to vote at the Special Meetings. The number of shares outstanding of each class of shares of each Fund on the Record Date can be found at Exhibit L. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.


TIME AND PLACE OF SPECIAL MEETINGS


     We are holding the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046 on April 2, 2004, at 3:00 p.m., Central Time.


VOTING IN PERSON


     If you do attend the Special Meeting and wish to vote in person, you must bring a letter from the insurance company that issued your variable annuity or variable life contract, indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at (800) 952-3502 if you plan to attend the Special Meeting.


VOTING BY PROXY

     Whether you plan to attend the Special Meetings or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meetings and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Trustees or the Board of Directors, as applicable, as follows and in accordance with management's recommendation on other matters:

     For shareholders of AIM Fund:

     - FOR the proposal to approve the Agreement for your Fund.

     - FOR the election of all 16 nominees for trustee.

     For shareholders of INVESCO Fund:

     - FOR the proposal to approve the Agreement for your Fund.

     - FOR the election of all 16 nominees for director.

     - FOR the proposal to approve a new investment advisory agreement with AIM for your Fund.

     - FOR the proposal to approve a new investment sub-advisory agreement between AIM and INVESCO Institutional for your Fund.

     - FOR the proposal to approve the Plan.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.


     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meeting. In addition, although merely attending the Special Meetings will not revoke your proxy, if you are present at the Special Meetings you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.


QUORUM REQUIREMENT AND ADJOURNMENT


     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist for Proposals 1, 4 and 5 if shareholders entitled to vote one-third of the issued and outstanding shares of your Fund on the Record Date are present at the Special Meeting for your Fund in person or by proxy. A quorum will exist for Proposal 2 if shareholders entitled to vote one-third of the issued and outstanding shares of Trust on the Record Date are present at the Special Meeting in person or by proxy.


     Abstentions and broker non-votes will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at a Special Meeting or a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR a Proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST such Proposal against such adjournment. A shareholder vote may be taken on a Proposal in this Proxy Statement/Prospectus prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL


     Proposals 1, 4 and 5. Approval of Proposals 1, 4 and 5 requires the lesser of (a) the affirmative vote of 67% or more of the voting securities of your Fund present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of your Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of your Fund. Abstentions are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against Proposals 1, 4 and 5 because approval of Proposals 1, 4 and 5 requires the affirmative vote of a percentage of the voting securities present or represented by proxy or a percentage of the outstanding voting securities.



     Proposals 2 and 3. The affirmative vote of a plurality of votes cast at the Special Meeting is necessary to elect trustees or directors, as applicable, meaning that the nominee with the most affirmative votes for a particular slot is elected for that slot. Since the election for trustees or directors, as applicable, is uncontested, the plurality requirement is not a factor. In other words, each nominee needs just one vote to be elected trustee or directors, as applicable. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.



     Proposal 6. Approval of Proposal 6 requires the affirmative vote of a majority of the issued and outstanding shares of Company. Abstentions are counted as present but are not considered votes cast at the Special Meeting. As a result, they have the same effect as a vote against the Plan because approval of the Plan requires the affirmative vote of a percentage of the outstanding voting securities.


PROXY SOLICITATION

     The AIM Trust and Company will solicit proxies for the Special Meetings. The AIM Trust and Company expect to solicit proxies principally by mail, but the AIM Trust and Company may also solicit proxies by telephone, facsimile or personal interview. The AIM Trust's and Company's officers will not receive any additional or special compensation for any such solicitation. AMVESCAP or one of its subsidiaries, on behalf of either AIM or INVESCO, will bear the costs and expenses incurred in connection with the Reorganizations, including solicitation costs.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

SHAREHOLDER PROPOSALS

     As a general matter, your Fund does not hold regular meetings of shareholders. If you wish to submit a proposal for consideration at a meeting of shareholders of your Fund, you should send such proposal to the AIM Trust or Company at the address set forth on the first page of this Proxy
Statement/Prospectus. To be considered for presentation at a meeting of shareholders, the AIM Trust or Company, as applicable, must receive proposals a reasonable time before proxy materials are prepared for the meeting. Your proposal also must comply with applicable law.

     For a discussion of procedures that you must follow if you want to propose an individual for nomination as a trustee of the AIM Trust, please refer to the section of this Proxy Statement/Prospectus entitled "Proposal 2 -- Committees of the Board -- Governance Committee."

     For a discussion of procedures that you must follow if you want to propose an individual for nomination as a director, please refer to the section of this Proxy Statement/Prospectus entitled "Proposal 2 -- Committees of the
Boards -- Governance Committee."

OWNERSHIP OF SHARES


     A list of the name, address and percent ownership of each person who, as of January 9, 2004, to the knowledge of the AIM Trust owned 5% or more of any class of the outstanding shares of AIM Fund can be found at Exhibit E.



     A list of the name, address and percent ownership of each person who, as of January 9, 2004, to the knowledge of Company owned 5% or more of any class of the outstanding shares of INVESCO Fund can be found at Exhibit F.



     A list of the name, address and percent ownership of each person who, as of January 9, 2004, to the knowledge of Company owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit G.

                         INDEPENDENT PUBLIC ACCOUNTANTS



     The Audit Committee of the Board of Trust has appointed Tait, Weller & Baker ("TWB") as Trust's independent public accountants for the fiscal year ending December 31, 2004. The financial statements should be read in conjunction with the disclosures in this Proxy Statement under the heading "Certain Civil Proceedings and Lawsuits." A representative of TWB is expected to be available at the Special Meeting and to have the opportunity to make a statement and respond to appropriate questions from the shareholders. The Audit Committee has considered whether the provision of the services below is compatible with maintaining TWB's independence. The Audit Committee also has considered whether the provision of non-audit services that were rendered to AIM, and any entity controlling, controlled by or under common control with AIM that provides ongoing services to Trust ("AIM Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining TWB's independence. A copy of the Audit Committee's Pre-Approval of Audit and Non-Audit Services Policies and Procedures is at Appendix VIII.



FEES BILLED BY TWB RELATED TO TRUST



     TWB billed Trust aggregate fees for services rendered to Trust for the last two fiscal years as follows:



                                                    PERCENTAGE OF FEES                      PERCENTAGE OF FEES
                                                     BILLED APPLICABLE                      BILLED APPLICABLE
                                                       TO NON-AUDIT                            TO NON-AUDIT
                                                     SERVICES PROVIDED                      SERVICES PROVIDED
                                  FEES BILLED FOR    IN 2003 PURSUANT     FEES BILLED FOR    IN 2002 PURSUANT
                                     SERVICES          TO WAIVER OF          SERVICES          TO WAIVER OF
                                    RENDERED TO        PRE-APPROVAL       RENDERED TO THE      PRE-APPROVAL
                                   TRUST IN 2003     REQUIREMENT(1)(2)     TRUST IN 2002    REQUIREMENT(1)(2)
                                  ---------------   -------------------   ---------------   ------------------
Audit Fees......................     $233,000               N/A              $209,200              N/A
Audit-Related Fees..............     $      0                 0%             $      0              N/A
Tax Fees(3).....................     $ 40,000                 0%             $ 36,000              N/A
All Other Fees..................     $      0                 0%             $      0              N/A
                                     --------                                --------
Total Fees......................     $273,000               N/A              $245,200              N/A



TWB billed Trust aggregate non-audit fees of $40,000 for the fiscal year ended 2003, and $36,000 for the fiscal year ended 2002, for non-audit services rendered to Trust.

---------------


(1) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(2) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by the Trust at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to the Trust during a fiscal year; and (iii) such services are promptly approved by the Trust's Audit Committee prior to the completion of the audit by the Audit Committee.



(3) Tax Fees for the fiscal year ended December 31, 2003 includes fees billed for reviewing tax returns. Tax Fees for the fiscal year ended December 31, 2002 includes fees billed for reviewing tax returns.

FEES BILLED BY TWB RELATED TO AIM AND AIM AFFILIATES



     TWB billed AIM and AIM Affiliates aggregate fees for pre-approved non-audit services rendered to AIM and AIM Affiliates for the last two fiscal years as follows:



                                                   PERCENTAGE OF FEES                             PERCENTAGE OF FEES
                          FEES BILLED FOR NON-     BILLED APPLICABLE     FEES BILLED FOR NON-     BILLED APPLICABLE
                         AUDIT SERVICES RENDERED      TO NON-AUDIT      AUDIT SERVICES RENDERED      TO NON-AUDIT
                             TO AIM AND AIM        SERVICES PROVIDED        TO AIM AND AIM        SERVICES PROVIDED
                         AFFILIATES IN 2003 THAT    IN 2003 PURSUANT    AFFILIATES IN 2002 THAT    IN 2002 PURSUANT
                           WERE REQUIRED TO BE        TO WAIVER OF        WERE REQUIRED TO BE        TO WAIVER OF
                         PRE-APPROVED BY TRUST'S      PRE-APPROVAL      PRE-APPROVED BY TRUST'S      PRE-APPROVAL
                           AUDIT COMMITTEE(1)      REQUIREMENT(2)(3)      AUDIT COMMITTEE(1)      REQUIREMENT(2)(3)
                         -----------------------   ------------------   -----------------------   ------------------
Audit Related Fees.....            $0                      0%                     N/A                    N/A
Tax Fees...............            $0                      0%                     N/A                    N/A
All Other Fees.........            $0                      0%                     N/A                    N/A
                                   --
Total Fees.............            $0                                             N/A                    N/A



TWB billed AIM and AIM Affiliates aggregate non-audit fees of $0 for the fiscal year ended 2003, and $0 for the fiscal year ended 2002, for non-audit services rendered to AIM and AIM Affiliates.



     The Audit Committee also has considered whether the provision of non-audit services that were rendered to AIM, and any entity controlling, controlled by or under common control with INVESCO that provides ongoing services to the Trust ("AIM Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining TWB's independence. The Audit Committee determined that the provision of such services is compatible with TWB maintaining independence with respect the Trust.

---------------


(1) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the fees billed for non-audit services shown in this column only represents fees for pre-approved non-audit services rendered after May 6, 2003, to AIM and AIM Affiliates.



(2) Prior to May 6, 2003, the Trust's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(3) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by the Trust at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to the Trust during a fiscal year; and (iii) such services are promptly approved by the Trust's Audit Committee prior to the completion of the audit by the Audit Committee.



                         INDEPENDENT PUBLIC ACCOUNTANTS



     The Audit Committee of the Board of Company has appointed PricewaterhouseCoopers LLP ("PwC") as Company's independent public accountants for the fiscal year ending December 31, 2004. The financial statements should be read in conjunction with the disclosure in this Proxy Statement under the heading "Certain Civil Proceedings and Lawsuits." A representative of PwC is expected to be available at the Special Meeting and to have the opportunity to make a statement and respond to appropriate questions from the shareholders. The Audit Committee has considered whether the provision of the services below is compatible with maintaining PwC's independence. The Audit Committee also has considered whether the provision of non-audit services that were rendered to INVESCO, and any entity controlling, controlled by or under common control with INVESCO that provides ongoing services to Company ("INVESCO Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining PwC's independence. A copy of the Audit Committee's Pre-Approval of Audit and Non-Audit Services Policies and Procedures is at Appendix VIII.

FEES BILLED BY PWC RELATED TO THE COMPANY



     PwC billed Company aggregate fees for services rendered to Company for the last two fiscal years as follows:



                                                                                                 PERCENTAGE OF
                                                                                                  FEES BILLED
                                                     PERCENTAGE OF FEES                          APPLICABLE TO
                                                    BILLED APPLICABLE TO                           NON-AUDIT
                                                     NON-AUDIT SERVICES                        SERVICES PROVIDED
                                 FEES BILLED FOR      PROVIDED IN 2003      FEES BILLED FOR    IN 2002 PURSUANT
                                SERVICES RENDERED    PURSUANT TO WAIVER    SERVICES RENDERED   TO WAIVER OF PRE-
                                 TO THE COMPANY       OF PRE-APPROVAL       TO THE COMPANY         APPROVAL
                                     IN 2003         REQUIREMENT(1)(2)          IN 2002        REQUIREMENT(1)(2)
                                -----------------   --------------------   -----------------   -----------------
Audit Fees....................      $240,566                N/A                $196,700               N/A
Audit-Related Fees(3).........      $      0                  0%               $    508               N/A
Tax Fees(4)...................      $ 37,700                  0%               $ 33,180               N/A
All Other Fees(5).............      $      0                  0%               $    811               N/A
                                    --------                                   --------
Total Fees....................      $278,266                N/A                $231,199               N/A



     PwC billed Company aggregate non-audit fees of $37,700 for the fiscal year ended 2003, and $34,499 for the fiscal year ended 2002, for non-audit services rendered to Company.

---------------


(1) Prior to May 6, 2003, Company's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(2) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by Company at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to Company during a fiscal year; and (iii) such services are promptly approved by Company's Audit Committee prior to the completion of the audit by the Audit Committee.



(3) Audit-Related Fees for the fiscal year ended December 31, 2003 includes fees billed for completing agreed upon procedures to report on inter-fund lending.



(4) Tax Fees for the fiscal year ended December 31, 2003 includes fees billed for reviewing tax returns. Tax Fees for the fiscal year ended December 31, 2002 includes fees billed for reviewing tax returns and consultation services.



(5) All Other Fees for the fiscal year ended December 31, 2002 includes fees billed for services requested by the Company's Board related to service fees paid to affiliates.

FEES BILLED BY PWC RELATED TO INVESCO AND INVESCO AFFILIATES



     PwC billed INVESCO and INVESCO Affiliates aggregate fees for pre-approved non-audit services rendered to INVESCO and INVESCO Affiliates for the last two fiscal years as follows:



                        FEES BILLED FOR NON-                             FEES BILLED FOR NON-
                           AUDIT SERVICES                                   AUDIT SERVICES
                         RENDERED TO INVESCO      PERCENTAGE OF FEES      RENDERED TO INVESCO      PERCENTAGE OF FEES
                             AND INVESCO         BILLED APPLICABLE TO         AND INVESCO         BILLED APPLICABLE TO
                       AFFILIATES IN 2003 THAT    NON-AUDIT SERVICES    AFFILIATES IN 2002 THAT    NON-AUDIT SERVICES
                         WERE REQUIRED TO BE       PROVIDED IN 2003       WERE REQUIRED TO BE       PROVIDED IN 2002
                           PRE-APPROVED BY        PURSUANT TO WAIVER        PRE-APPROVED BY        PURSUANT TO WAIVER
                           COMPANY'S AUDIT         OF PRE-APPROVAL          COMPANY'S AUDIT         OF PRE-APPROVAL
                            COMMITTEE(1)          REQUIREMENT(2)(3)          COMMITTEE(1)          REQUIREMENT(2)(3)
                       -----------------------   --------------------   -----------------------   --------------------
Audit-Related Fees...             $0                       0%                     N/A                     N/A
Tax Fees.............             $0                       0%                     N/A                     N/A
All Other Fees.......             $0                       0%                     N/A                     N/A
                                  --
Total Fees...........             $0                     N/A                      N/A                     N/A



     PwC billed INVESCO and INVESCO Affiliates aggregate non-audit fees of $0 for the fiscal year ended 2003, and $31,500 for the fiscal year ended 2002, for non-audit services rendered to INVESCO and INVESCO Affiliates.



     The Audit Committee also has considered whether the provision of non-audit services that were rendered to INVESCO, and any entity controlling, controlled by or under common control with INVESCO that provides ongoing services to the Registrant ("INVESCO Affiliates"), that were not required to be pre-approved pursuant to SEC regulations is compatible with maintaining PwC's independence. The Audit Committee determined that the provision of such services is compatible with PwC maintaining independence with respect the Registrant.

---------------


(1) Prior to May 6, 2003, Company's Audit Committee was not required to pre-approve non-audit services. Therefore, the fees billed for non-audit services shown in this column only represents fees for pre-approved non-audit services rendered after May 6, 2003, to INVESCO and INVESCO Affiliates.



(2) Prior to May 6, 2003, Company's Audit Committee was not required to pre-approve non-audit services. Therefore, the percentage of fees shown in this column only represents fees billed for non-audit services rendered after May 6, 2003, pursuant to a waiver of the pre-approval requirement.



(3) With respect to the provision of non-audit services, the pre-approval requirement is waived pursuant to a de minimis exception if (i) such services were not recognized as non-audit services by Company at the time of engagement, (ii) the aggregate amount of all such services provided is no more than 5% of the aggregate audit and non-audit fees billed to Company during a fiscal year; and (iii) such services are promptly approved by Company's Audit Committee prior to the completion of the audit by the Audit Committee.

                                   EXHIBIT A
                       CLASSES OF SHARES OF EACH FUND AND
                 CORRESPONDING CLASSES OF SHARES OF BUYING FUND


     AIM V.I.             INVESCO VIF --         INVESCO VIF --
NEW TECHNOLOGY FUND   TELECOMMUNICATIONS FUND    TECHNOLOGY FUND
-------------------   -----------------------   -----------------
Series I Shares            Series I Shares      Series I Shares
Series II Shares         Series II Shares*      Series II Shares*


---------------


* Series II Shares will be available upon shareholder approval.

                                                                       EXHIBIT B


                   COMPARISON OF PRINCIPAL SERVICE PROVIDERS



     The following is a list of the current principal service providers for the Funds, including your Fund and Buying Fund.



                                                          SERVICE PROVIDERS
                           -------------------------------------------------------------------------------
                                   AIM V.I.                INVESCO VIF --        INVESCO VIF -- TECHNOLOGY
SERVICE                       NEW TECHNOLOGY FUND      TELECOMMUNICATIONS FUND      FUND (BUYING FUND)
-------                       -------------------      -----------------------   -------------------------
Investment Advisor.......  A I M Advisors, Inc. 11    INVESCO Funds Group,       INVESCO Funds Group,
                           Greenway Plaza, Suite 100  Inc.*                      Inc.*
                           Houston, Texas 77048-1173  11 Greenway Plaza, Suite   11 Greenway Plaza, Suite
                                                      100                        100
                                                      Houston, Texas 77048-1173  Houston, Texas 77048-1173
Distributor..............  A I M Distributors, Inc.   INVESCO Distributors,      INVESCO Distributors,
                           11 Greenway Plaza, Suite   Inc.**                     Inc.**
                           100                        11 Greenway Plaza, Suite   11 Greenway Plaza, Suite
                           Houston, Texas 77048-1173  100                        100
                                                      Houston, Texas 77048-1173  Houston, Texas 77048-1173
Administrator............  A I M Advisors, Inc. 11    INVESCO Funds Group,       INVESCO Funds Group,
                           Greenway Plaza, Suite 100  Inc.***                    Inc.***
                           Houston, Texas 77048-1173  11 Greenway Plaza, Suite   11 Greenway Plaza, Suite
                                                      100                        100
                                                      Houston, Texas 77048-1173  Houston, Texas 77048-1173
Custodian................  State Street Bank and      State Street Bank and      State Street Bank and
                           Trust Company              Trust Company              Trust Company
Transfer Agent and
  Dividend Disbursing
  Agent..................  AIM Investment Services,   AIM Investment Services,   AIM Investment Services,
                           Inc.                       Inc.****                   Inc.****
Independent Auditors.....  Tait, Weller & Baker       PricewaterhouseCoopers     PricewaterhouseCoopers
                                                      LLP                        LLP


---------------


   * If Proposal 4 is approved by shareholders of INVESCO Fund and Proposal 1 is not, AIM will replace INVESCO as investment advisor for INVESCO Fund effective on or about April 30, 2004. If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as investment advisor for INVESCO Fund effective on or about April 30, 2004.



  ** If Proposal 6 is not approved by Company's shareholders, A I M
     Distributors, Inc. will replace INVESCO Distributors, Inc. as distributor of Buying Fund and INVESCO Fund effective April 30, 2004.



 *** Pursuant to an Assignment and Assumption Agreement and Consent dated August
     12, 2003, INVESCO has assigned to AIM all of its rights under its administrative service agreement with Company, and AIM has assumed all of INVESCO's obligations under such agreement. If Proposal 4 is approved by shareholders of INVESCO Fund and Proposal 1 is not, AIM will replace INVESCO as administrator for INVESCO Fund effective on or about April 30, 2004. If the shareholders of Buying Fund approve a new investment advisory agreement with AIM, AIM will replace INVESCO as administrator for Buying Fund effective on or about April 30, 2004.



**** AIM Investment Services, Inc. replaced INVESCO as transfer agent and dividend disbursing agent for Buying Fund and INVESCO Fund effective October 1, 2003.

                                                                       EXHIBIT C


                      FINANCIAL HIGHLIGHTS OF BUYING FUND

FINANCIAL HIGHLIGHTS


     The financial statements should be read in conjunction with the disclosures, included in this Proxy Statement/Prospectus under the heading "Certain Civil Proceedings and Lawsuits."



     The financial highlights table is intended to help you understand the financial performance of the Fund for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the annual percentages that an investor would have earned (or lost) on an investment in a share of the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the financial statements, is included in INVESCO Variable Investment Funds, Inc.'s 2002 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information. This Report is available without charge by contacting INVESCO Distributors at the address or telephone number on the back cover of this document.


TECHNOLOGY FUND
(FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                         SIX MONTHS
                                            ENDED                        YEAR ENDED DECEMBER 31,
                                          JUNE 30,          -------------------------------------------------
                                            2003              2002       2001       2000      1999      1998
                                         -----------        --------   --------   --------   -------   ------
                                         (UNAUDITED)
PER SHARE DATA
  Net Asset Value -- Beginning of
    Period.............................   $   8.17          $  15.37   $  28.37   $  37.13   $ 14.34   $11.49
                                          ========          ========   ========   ========   =======   ======
INCOME FROM INVESTMENT OPERATIONS(A)
  Net Investment Loss(b)...............      (0.03)            (0.00)     (0.12)     (0.01)    (0.00)   (0.03)
  Net Gains or (Losses) on Securities
    (Both Realized and Unrealized).....       1.60             (7.20)    (12.88)     (8.68)    22.79     2.96
                                          ========          ========   ========   ========   =======   ======
    TOTAL FROM INVESTMENT OPERATIONS...       1.57             (7.20)    (13.00)     (8.69)    22.79     2.93
                                          ========          ========   ========   ========   =======   ======
LESS DISTRIBUTIONS
  Dividends from Net Investment
    Income.............................       0.00              0.00       0.00       0.00      0.00     0.02
  Distributions from Capital Gains.....       0.00              0.00       0.00       0.07      0.00     0.06
                                          ========          ========   ========   ========   =======   ======
    TOTAL DISTRIBUTIONS................       0.00              0.00       0.00       0.07      0.00     0.08
                                          ========          ========   ========   ========   =======   ======
  Net Asset Value -- End of Period.....   $   9.74          $   8.17   $  15.37   $  28.37   $ 37.13   $14.34
                                          ========          ========   ========   ========   =======   ======
TOTAL RETURN(C)........................      19.22%(d)        (46.84)%   (45.82)%   (23.42)%  158.93%   25.69%
RATIOS
  Net Assets -- End of Period ($000
    Omitted)...........................   $135,704          $105,508   $240,253   $443,773   $93,992   $1,577
  Ratio of Expenses to Average Net
    Assets(e)(f).......................       0.56%(d)          1.11%      1.07%      1.02%     1.31%    1.40%
  Ratio of Net Investment Loss to
    Average Net Assets(f)..............      (0.37)%(d)        (0.96)%    (0.66)%    (0.34)%   (0.40)%  (0.14)%
  Portfolio Turnover Rate..............         48%(d)            92%        88%        82%       95%     239%

---------------

(a) The per share information was computed based on average shares for the year ended December 31, 2001.

(b) Net Investment Loss aggregated less than $0.01 on a per share basis for the years ended December 31, 2002 and 1999.

(c) Total return does not reflect expenses that apply to the related insurance policies, and inclusion of these charges would reduce the total return figures for the periods shown.

(d) Based on operations for the period shown and, accordingly, is not representative of a full year.

(e) Ratio is based on Total Expenses of the Fund, less Expenses Absorbed by Investment Adviser, if applicable, which is before any expense offset arrangements (which may include custodian fees).


(f) Various expenses of the Fund were voluntarily absorbed by INVESCO for the years ended December 31, 2000, 1999 and 1998. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 1.02%, 1.52% and 6.47%, respectively, and ratio of net investment loss to average net assets would have been (0.34%), (0.61%) and (5.21%), respectively.

                                   EXHIBIT D
          SHARES OUTSTANDING OF EACH CLASS OF EACH FUND ON RECORD DATE


     As of January 9, 2004, there were the following number of shares outstanding of shares AIM V.I. New Technology Fund:


Series I Shares.............................................  5,866,972.03
Series II Shares............................................     29,124.01


     As of January 9, 2004, there were the following number of shares outstanding of INVESCO VIF -- Telecommunications Fund:


        10,262,004.97

                                                                       EXHIBIT E


         OWNERSHIP OF SHARES OF AIM V.I. NEW TECHNOLOGY FUND (AIM FUND)

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 9, 2004, to the best knowledge of AIM Variable Insurance Funds owned 5% or more of any class of the outstanding shares of AIM Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of AIM Fund is presumed to "control" AIM Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.


AIM V.I. NEW TECHNOLOGY FUND



                                                  SERIES I      SERIES II      SERIES I    SERIES II
                                                   SHARES         SHARES        SHARES       SHARES
                                                ------------   ------------   ----------   ----------
                                                 NUMBER OF      NUMBER OF     PERCENTAGE   PERCENTAGE
                                                SHARES OWNED   SHARES OWNED    OWNED OF     OWNED OF
NAME AND ADDRESS OF PRINCIPAL HOLDER             OF RECORD      OF RECORD      RECORD*      RECORD*
------------------------------------            ------------   ------------   ----------   ----------
ALLSTATE LIFE INSURANCE CO OF NEW YORK
  NY PROPRIETARY
  P.O. BOX 94200
  PALATINE IL 60094-4200......................    346,897.87          N/A        5.91%         N/A
ALLSTATE LIFE OF NEW YORK
  3100 SANDERS ROAD
  NORTHBROOK IL 60062-7155....................           N/A     4,162.57         N/A        14.29%
GENERAL AMERICAN LIFE INSURANCE
  SEPARATE ACCOUNTS B1-08
  13045 TESSON FERRY RD
  ST LOUIS MO 63128-3499......................  2,531,226.52          N/A       43.14%**       N/A
GLENBROOK LIFE & ANNUITY CO
  PROPRIETARY ACCOUNT
  P.O. BOX 94200
  PALATINE IL 60094-4200......................  2,123,915.73          N/A       36.20%**       N/A
GLENBROOK LIFE & ANNUITY CO
  300 N. MILWAUKEE AVENUE STE AN2N
  VERNON HILLS IL 60061-1533..................           N/A    24,961.38         N/A        85.71%


---------------

 * The AIM Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.


** Presumed to be a control person because of beneficial ownership of 25% or more of the Fund.

                                                                       EXHIBIT F


  OWNERSHIP OF SHARES OF INVESCO VIF -- TELECOMMUNICATIONS FUND (INVESCO FUND)

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 9, 2004, to the best knowledge of Company owned 5% or more of any class of the outstanding shares of INVESCO Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of INVESCO Fund is presumed to "control" INVESCO Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.


INVESCO VIF TELECOMMUNICATIONS FUND



NAME AND ADDRESS OF                                           NUMBER OF SHARES   PERCENTAGE OWNED
PRINCIPAL HOLDER                                              OWNED OF RECORD       OF RECORD*
-------------------                                           ----------------   ----------------
AMERICAN SKANDIA LIFE ASSURANCE CO..........................    8,230,564.51           80.20%**
  VARIABLE ACCOUNT/SAB
  ATTN INVESTMENT ACCOUNTING
  PO BOX 883
  1 CORPORATE DR
  SHELTON CT 06484-6208
IDS LIFE INSURANCE CO.......................................      938,409.86            9.14%
  1497 AXP FINANCIAL CTR
  MINNEAPOLIS MN 55474-0014


---------------

 * Company has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.


** Presumed to be a control person because of beneficial ownership of 25% or more of the Fund.

                                                                       EXHIBIT G


      OWNERSHIP OF SHARES OF INVESCO VIF -- TECHNOLOGY FUND (BUYING FUND)

SIGNIFICANT HOLDERS


     Listed below is the name, address and percent ownership of each person who, as of January 9, 2004, to the best knowledge of Company owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.



INVESCO VIF TECHNOLOGY FUND



NAME AND ADDRESS OF                                           NUMBER OF SHARES   PERCENTAGE OWNED
PRINCIPAL HOLDER                                              OWNED OF RECORD       OF RECORD*
-------------------                                           ----------------   ----------------
AMERICAN SKANDIA LIFE ASSURANCE CO..........................    7,695,840.35           53.43%**
  VARIABLE ACCOUNT/SAB
  ATTN INVESTMENT ACCOUNTING
  PO BOX 883
  1 CORPORATE DR
  SHELTON CT 06484-6208
CM LIFE INSURANCE CO........................................    1,324,095.61            9.19%
  FUND OPERATIONS/ N255
  1295 STATE ST
  SPRINGFIELD MA 01111-0001
IDS LIFE INSURANCE CO.......................................      907,548.40            6.30%
  1497 AXP FINANCIAL CTR
  MINNEAPOLIS MN 55474-0014
GREAT-WEST LIFE & ANNUITY...................................      892,077.44            6.19%
  UNIT VALUATIONS 2T2
  ATTN MUTUAL FUND TRADING 2T2
  8515 E ORCHARD RD
  ENGLEWOOD CO 80111-5002


---------------

 * Company has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.


** Presumed to be a control person because of beneficial ownership of 25% or more of the Fund.

                                                                      APPENDIX I

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                                      FOR
                         AIM V.I. NEW TECHNOLOGY FUND,
                            A SEPARATE PORTFOLIO OF
                       AIM VARIABLE INSURANCE FUNDS; AND
                     INVESCO VIF -- TELECOMMUNICATIONS FUND
                            A SEPARATE PORTFOLIO OF
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.
                               DECEMBER 10, 2003

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE 1       Definitions.................................................   I-2
  SECTION 1.1.  Definitions.................................................   I-2
ARTICLE 2       Transfer of Assets..........................................   I-4
  SECTION 2.1.  Reorganization of Selling Fund..............................   I-4
  SECTION 2.2.  Computation of Net Asset Value..............................   I-5
  SECTION 2.3.  Valuation Date..............................................   I-5
  SECTION 2.4.  Delivery....................................................   I-5
  SECTION 2.5.  (a) Termination of Series...................................   I-5
  SECTION 2.6.  Issuance of Buying Fund Shares..............................   I-6
  SECTION 2.7.  Investment Securities.......................................   I-6
  SECTION 2.8.  Liabilities.................................................   I-6
ARTICLE 3       Representations and Warranties of Seller....................   I-6
  SECTION 3.1.  Organization; Authority.....................................   I-6
  SECTION 3.2.  Registration and Regulation of Seller.......................   I-6
  SECTION 3.3.  Financial Statements........................................   I-6
  SECTION 3.4.  No Material Adverse Changes; Contingent Liabilities.........   I-7
  SECTION 3.5.  Selling Fund Shares; Business Operations....................   I-7
  SECTION 3.6.  Accountants.................................................   I-7
  SECTION 3.7.  Binding Obligation..........................................   I-7
  SECTION 3.8.  No Breaches or Defaults.....................................   I-8
  SECTION 3.9.  Authorizations or Consents..................................   I-8
  SECTION
     3.10.      Permits.....................................................   I-8
  SECTION
     3.11.      No Actions, Suits or Proceedings............................   I-8
  SECTION
     3.12.      Contracts...................................................   I-9
  SECTION
     3.13.      Properties and Assets.......................................   I-9
  SECTION
     3.14.      Taxes.......................................................   I-9
  SECTION
     3.15.      Benefit and Employment Obligations..........................  I-10
  SECTION
     3.16.      Brokers.....................................................  I-10
  SECTION
     3.17.      Voting Requirements.........................................  I-10
  SECTION
     3.18.      State Takeover Statutes.....................................  I-10
  SECTION
     3.19.      Books and Records...........................................  I-10
  SECTION
     3.20.      Prospectus and Statement of Additional Information..........  I-10
  SECTION
     3.21.      No Distribution.............................................  I-10
  SECTION
     3.22.      Liabilities of Selling Fund.................................  I-10
  SECTION
     3.23.      Value of Shares.............................................  I-10
  SECTION
     3.24.      Shareholder Expenses........................................  I-10
  SECTION
     3.25.      Intercompany Indebtedness; Consideration....................  I-10
ARTICLE 4       Representations and Warranties of Buyer.....................  I-11
  SECTION 4.1.  Organization; Authority.....................................  I-11
  SECTION 4.2.  Registration and Regulation of Buyer........................  I-11
  SECTION 4.3.  Financial Statements........................................  I-11
  SECTION 4.4.  No Material Adverse Changes; Contingent Liabilities.........  I-11

                                                                              PAGE
                                                                              ----
  SECTION 4.5.  Registration of Buying Fund Shares..........................  I-11
  SECTION 4.6.  Accountants.................................................  I-12
  SECTION 4.7.  Binding Obligation..........................................  I-12
  SECTION 4.8.  No Breaches or Defaults.....................................  I-12
  SECTION 4.9.  Authorizations or Consents..................................  I-12
  SECTION
     4.10.      Permits.....................................................  I-12
  SECTION
     4.11.      No Actions, Suits or Proceedings............................  I-13
  SECTION
     4.12.      Taxes.......................................................  I-13
  SECTION
     4.13.      Brokers.....................................................  I-13
  SECTION
     4.14.      Representations Concerning the Reorganization...............  I-13
  SECTION
     4.15.      Prospectus and Statement of Additional Information..........  I-14
  SECTION
     4.16.      Value of Shares.............................................  I-14
  SECTION
     4.17.      Intercompany Indebtedness; Consideration....................  I-14
ARTICLE 5       Covenants...................................................  I-14
  SECTION 5.1.  Conduct of Business.........................................  I-14
  SECTION 5.2.  Announcements...............................................  I-15
  SECTION 5.3.  Expenses....................................................  I-15
  SECTION 5.4.  Further Assurances..........................................  I-15
  SECTION 5.5.  Notice of Events............................................  I-15
  SECTION 5.6.  Access to Information.......................................  I-15
  SECTION 5.7.  Consents, Approvals and Filings.............................  I-15
  SECTION 5.8.  Submission of Agreement to Shareholders.....................  I-16
ARTICLE 6       Conditions Precedent to the Reorganization..................  I-16
  SECTION 6.1.  Conditions Precedent of Buyer...............................  I-16
  SECTION 6.2.  Mutual Conditions...........................................  I-16
  SECTION 6.3.  Conditions Precedent of Seller..............................  I-17
ARTICLE 7       Termination of Agreement....................................  I-18
  SECTION 7.1.  Termination.................................................  I-18
  SECTION 7.2.  Survival After Termination..................................  I-18
ARTICLE 8       Miscellaneous...............................................  I-18
  SECTION 8.1.  Survival of Representations, Warranties and Covenants.......  I-18
  SECTION 8.2.  Governing Law...............................................  I-18
  SECTION 8.3.  Binding Effect, Persons Benefiting, No Assignment...........  I-18
  SECTION 8.4.  Obligations of Buyer and Seller.............................  I-19
  SECTION 8.5.  Amendments..................................................  I-19
  SECTION 8.6.  Enforcement.................................................  I-19
  SECTION 8.7.  Interpretation..............................................  I-19
  SECTION 8.8.  Counterparts................................................  I-19
  SECTION 8.9.  Entire Agreement; Exhibits and Schedules....................  I-19
  SECTION
     8.10.      Notices.....................................................  I-20
  SECTION
     8.11.      Representations by Seller Investment Adviser................  I-20
  SECTION
     8.12.      Representations by Buyer Investment Adviser.................  I-20
  SECTION
     8.13.      Successors and Assigns; Assignment..........................  I-20

Exhibit A        Excluded Liabilities of Selling Fund
Schedule 2.1     Classes of Shares of Selling Fund and Corresponding Classes
                 of Shares of Buying Fund
Schedule 3.4     Certain Contingent Liabilities of Selling Fund
Schedule 3.5(d)  Permitted Redomestications of Funds
Schedule 4.4     Certain Contingent Liabilities of Buying Fund
Schedule 4.5(a)  Portfolios of Buyer
Schedule 4.5(b)  Classes of Shares of Buying Fund and Number of Shares of
                 Each Class Buyer is Authorized to Issue
Schedule 5.1     Permitted Combinations of Funds
Schedule 6.2(g)  Tax Opinions

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 10, 2003 (this "Agreement"), by and among AIM Variable Insurance Funds, a Delaware statutory trust ("AVIF"), acting on behalf of AIM V.I. New Technology Fund, a separate series of AVIF ("AIM V.I. Technology Fund"); INVESCO Variable Investment Funds, Inc., a Maryland corporation ("IVIFI"), acting on behalf of INVESCO
VIF -- Telecommunications Fund, a separate series of IVIFI
("VIF -- Telecommunications Fund") (each of AVIF and IVIFI, in such capacity, a "Seller," and each of AIM V.I. Technology Fund and VIF -- Telecommunications Fund, a "Selling Fund"); IVIFI, acting on behalf of INVESCO VIF -- Technology Fund, a separate series of IVIFI ("Buying Fund") (IVIFI, in such capacity, "Buyer"); A I M Advisors, Inc., a Delaware corporation ("A I M Advisors"); and INVESCO Funds Group, Inc., a Delaware corporation ("IFG").

                                   WITNESSETH

     WHEREAS, each Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including its Selling Fund series, for sale to separate accounts of life insurance companies to support investments under variable annuities and variable life insurance contracts issued by such companies; and

     WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to separate accounts of life insurance companies to support investments under variable annuities and variable life insurance contracts issued by such companies; and

     WHEREAS, IFG provides investment advisory services to Buyer with respect to Buying Fund; and

     WHEREAS, A I M Advisors provides investment advisory services to AVIF with respect to AIM V.I. Technology Fund and IFG provides investment advisory services to IVIFI with respect to VIF -- Telecommunications Fund; and

     WHEREAS, each Selling Fund desires to provide for its Reorganization (as defined below) through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of that Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

     WHEREAS, the Reorganizations are independent of each other, and the consummation of one Reorganization is not contingent on the consummation of the other Reorganization; and

     WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below); and

     WHEREAS, for convenience, the balance of this Agreement (except the definitions of "Seller Investment Adviser," "Seller Registration Statement," "Selling Fund Financial Statements" and "Shareholders Meeting," Sections 2.5, 3.14(a), 3.17, 5.8, 8.4(b) and 8.10, and Schedule 2.1) will refer only to a single Reorganization, one Seller and one Selling Fund, but the terms and conditions hereof shall apply separately to each Reorganization and to the Seller and Selling Fund participating therein and to Buyer and Buying Fund (as participants therein).

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, each Seller, Buyer, A I M Advisors and IFG agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

          "Applicable Law" means the applicable laws of the state in which each of Buyer and Seller has been organized and shall include, as applicable, the Delaware Statutory Trust Act and the Maryland General Corporation Law.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

          "Buyer" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Buyer Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

          "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

          "Buyer Investment Adviser" means INVESCO Funds Group, Inc.

          "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 811-08038.

          "Buying Fund" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Buying Fund Auditors" means PricewaterhouseCoopers LLP.

          "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended December 31, 2003.

          "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

          "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

          "Closing Date" means April 30, 2004, or such other date as the parties may mutually agree upon.

          "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

          "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

          "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

          "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, the Charter, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

          "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "NYSE" means the New York Stock Exchange.

          "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

          "Required Shareholder Vote" means the lesser of (a) the affirmative vote of 67% or more of the voting securities of Selling Fund present or represented by proxy at the Shareholders Meeting, if the holders of more than 50% of the outstanding voting securities of Selling Fund are present or represented by proxy, or (b) the affirmative vote of more than 50% of the outstanding voting securities of Selling Fund.

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

          "Seller" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Seller Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Selling Fund.

          "Seller Investment Adviser" means A I M Advisors, Inc. (in the case of AVIF with respect to AIM V.I. Technology Fund) or INVESCO Funds Group, Inc. (in the case of IVIFI with respect to VIF -- Telecommunications Fund).

          "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 811-07452 (in the case of AVIF) and No. 811-08038 (in the case of IVIFI).

          "Selling Fund" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Selling Fund Auditors" means Tait, Weller & Baker.

          "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended December 31, 2003 (in the case of both AIM V.I. Technology Fund and VIF -- Telecommunications
     Fund).

          "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

          "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

          "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement and, in connection therewith, with respect to AIM V.I. Technology Fund only, the sale of all of such Selling Fund's assets and the termination of such Selling Fund as a designated series of Seller.

          "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Termination Date" means June 30, 2004, or such later date as the parties may mutually agree upon.

          "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

          "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

     SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

     SECTION 2.2.  Computation of Net Asset Value.

     (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

     (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

     (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

     (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

     SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

     SECTION 2.4.  Delivery.

     (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

     (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

     SECTION 2.5. (a) Termination of Series. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing Date, the status of AIM V.I. Technology Fund as a designated series of Seller shall be terminated; provided, however, that the termination of such Selling Fund as a designated series of Seller shall not be required if the Reorganization shall not have been consummated.

     (b) Termination of Series and Redemption of Selling Fund Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing Date, the status of VIF -- Telecommunications Fund as a designated series of Seller shall be terminated and Seller shall redeem the outstanding shares of such Selling Fund from its shareholders in accordance with its Governing Documents and Applicable Law; provided, however, that the termination of such Selling Fund as a designated series of

Seller and the redemption of such shares shall not be required if the Reorganization shall not have been consummated.

     SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date. All issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

     SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

     SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

     SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 4.4, (a) there are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles and (b) no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 3.5.  Selling Fund Shares; Business Operations.

     (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50% of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

     (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of
Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than 50% of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund; provided, however, that this
Section 3.5(d) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (e) Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

     SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by

Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary corporate or trust action, as applicable, on the part of Seller, other than approval by the shareholders of Selling Fund, and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

     SECTION 3.10. Permits. Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 3.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund.

     SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

     SECTION 3.14.  Taxes.

     (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing
(A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2003 (in the case of both AIM V.I. Technology Fund and VIF -- Telecommunications Fund) (in each case, its "Last Completed Taxable Year") and for the short taxable year beginning on the day after the end of its Last Completed Taxable Year and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its Last Completed Taxable Year and such short taxable year (after reduction for any capital loss carryover).

     (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     (c) Selling Fund is aware of no information that would indicate that (i) Selling Fund has, or ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; (ii) any public investor is participating or has ever participated in Selling Fund through such a segregated asset account other than through the purchase of variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations; and (iii) Selling Fund satisfies, and at all times during its existence has satisfied, the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 3.15. Benefit and Employment Obligations. As of the Closing Date, Selling Fund will have no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and will have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

     SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

     SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement and, in connection therewith with respect to AIM V.I. Technology Fund only, the sale of all of such Selling Fund's assets and the termination of such Selling Fund as a designated series of Seller.

     SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

     SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

     SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

     SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets will be subject.

     SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

     SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

     SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

     SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

     SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

     SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the most recent financial statements included in the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. Except as set forth on Schedule 4.4, (a) there are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles and (b) no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

     SECTION 4.5.  Registration of Buying Fund Shares.

     (a) The shares of Buyer are divided into those portfolios, including Buying Fund, that are set forth on Schedule 4.5(a).

     (b) Buying Fund currently has those classes of shares that are set forth on
Schedule 4.5(b). Under its Governing Documents, Buyer is authorized to issue the number of shares of each such class that is set forth on Schedule 4.5(b).

     (c) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

     (d) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

     (e) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by Seller for inclusion in the Combined Proxy Statement/Prospectus.

     (f) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

     SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements, are independent public accountants as required by the Securities Act and the Exchange Act.

     SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

     SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary corporate or trust action, as applicable, on the part of Buyer and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

     SECTION 4.10. Permits. Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 4.11.  No Actions, Suits or Proceedings.

     (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

     (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund.

     SECTION 4.12.  Taxes.

     (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

     (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

     SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

     SECTION 4.14.  Representations Concerning the Reorganization.

     (a) Buyer has no plan or intention to reacquire any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

     (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d).

     (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund or any person related to Buying Fund to acquire or redeem any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

     (e) Buying Fund is aware of no information that would indicate that (i) Buying Fund has, or ever had, any shareholder that is not a segregated asset account within the meaning of Section 1.817-5(f)(2)(i)(A) of the Treasury Regulations, or any entity referred to in (and holding its shares in compliance with the terms of) Section 1.817-5(f)(3)(i), (ii) or (iii) of the Treasury Regulations; (ii) any public investor is participating or has ever participated in Buying Fund through a segregated asset account other than through the purchase of a variable contract within the meaning of Section 1.817-5(f)(2)(i)(B) of the Treasury Regulations; and (iii) Buying Fund satisfies, and at all times during its existence has satisfied the percentage diversification tests contained in Section 1.817-5(b)(1)(i) and (ii) of the Treasury Regulations.

     SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal to the fair market value of the shares of each corresponding class of Selling Fund constructively surrendered in exchange therefor.

     SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5

                                   COVENANTS

     SECTION 5.1.  Conduct of Business.

     (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the redomestications of funds set forth on Schedule 3.5(d) or any of the combinations of funds set forth on Schedule 5.1.

     (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the redomestications of funds set forth on
Schedule 3.5(d) or any of the combinations of funds set forth on Schedule 5.1.

     SECTION 5.2. Announcements. Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and neither Seller nor Buyer shall issue any such press release or make any public statement without the prior written approval of the other party to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

     SECTION 5.3. Expenses. AMVESCAP PLC or one of its subsidiaries, on behalf of either Buyer Investment Adviser or Seller Investment Adviser, shall bear the costs and expenses incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by or on behalf of Buying Fund or Selling Fund shall not be reimbursed or paid for by another Person unless those expenses are solely and directly related to the Reorganization.

     SECTION 5.4. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

     SECTION 5.5. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of Seller, Sections 6.1 and 6.2 or (ii) in the case of Buyer, Sections 6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

     SECTION 5.6.  Access to Information.

     (a) Seller will, during regular business hours and on reasonable prior notice, allow Buyer and its authorized representatives reasonable access to the books and records of Seller pertaining to the assets of Selling Fund and to officers of Seller knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Seller.

     (b) Buyer will, during regular business hours and on reasonable prior notice, allow Seller and its authorized representatives reasonable access to the books and records of Buyer pertaining to the assets of Buying Fund and to officers of Buyer knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of Buyer.

     SECTION 5.7. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under Applicable Law, the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

     SECTION 5.8. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with Applicable Law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Directors/Trustees, recommend to the shareholders of Selling Fund approval of this Agreement and, in connection therewith with respect to AIM V.I. Technology Fund only, the sale of all of such Selling Fund's assets and the termination of such Selling Fund as a designated series of Seller. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

     SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

     (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

     (d) The dividend or dividends described in the last sentence of Section 3.14(a) shall have been declared.

     (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

     (f) To the extent applicable, Seller Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by Seller Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between Seller Investment Adviser and Selling Fund.

     SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

     (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

     (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

     (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

     (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

     (f) Each of Buying Fund and Selling Fund will have satisfied the investment diversification requirements of Section 817(h) of the Code for all taxable quarters since its inception, including the last short taxable period of Selling Fund ending on the Closing Date and taxable quarter of Buying Fund that includes the Closing Date.

     (g) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(g). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

     SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

     (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

     (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

     (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 7

                            TERMINATION OF AGREEMENT

     SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

          (a) by mutual written consent of Seller and Buyer; or

          (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

             (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

             (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

             (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

     SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                   ARTICLE 8

                                 MISCELLANEOUS

     SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

     SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

     SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

     SECTION 8.4.  Obligations of Buyer and Seller.

     (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund.

     (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that, with respect to AVIF only, this Agreement has been executed by a duly authorized officer of such Seller in his or her capacity as an officer of such Seller intending to bind such Seller as provided herein, and that no officer, trustee or shareholder of such Seller shall be personally liable for the liabilities or obligation of such Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of AIM V.I. Technology Fund pursuant to this Agreement shall be enforceable against the assets of such Selling Fund only and not against the assets of AVIF generally or assets belonging to any other series of AVIF.

     SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

     SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

     SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

     SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

     SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

     (a) If to AVIF:

       AIM Variable Insurance Funds
       11 Greenway Plaza, Suite 100
       Houston, Texas 77046-1173
       Attn: Kevin M. Carome

       with a copy to:

       Ballard Spahr Andrews & Ingersoll, LLP
       1735 Market Street, 51st Floor
       Philadelphia, PA 19103-7599
       Attn: Martha J. Hays

     (b) If to IVIFI:

        INVESCO Variable Investment Funds, Inc.
        11 Greenway Plaza, Suite 100
        Houston, Texas 77046-1173
        Attn: Kevin M. Carome

        with a copy to:

        Ballard Spahr Andrews & Ingersoll, LLP
        1735 Market Street, 51st Floor
        Philadelphia, PA 19103-7599
        Attn: Martha J. Hays

     SECTION 8.11. Representations by Seller Investment Adviser. In its capacity as investment adviser to Seller, Seller Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11, the best knowledge standard shall be deemed to mean that the officers of Seller Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.12. Representations by Buyer Investment Adviser. In its capacity as investment adviser to Buyer, Buyer Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.12, the best knowledge standard shall be deemed to mean that the officers of Buyer Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

     SECTION 8.13. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted redomestications of funds set forth on Schedule 3.5(d).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AIM VARIABLE INSURANCE FUNDS,
                                          acting on behalf of
                                          AIM V.I. NEW TECHNOLOGY FUND


                                          By:     /s/ ROBERT H. GRAHAM

                                            ------------------------------------

                                          INVESCO VARIABLE INVESTMENT FUNDS,
                                          INC.,
                                          acting on behalf of
                                          INVESCO VIF -- TECHNOLOGY FUND


                                          By:     /s/ ROBERT H. GRAHAM

                                            ------------------------------------

                                          A I M ADVISORS, INC.


                                          By:    /s/ MARK H. WILLIAMSON

                                            ------------------------------------

                                          INVESCO FUNDS GROUP, INC.


                                          By:    /s/ MARK H. WILLIAMSON

                                            ------------------------------------

                                                                       EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

     None.

                                                                    SCHEDULE 2.1

          CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES
                            OF SHARES OF BUYING FUND

      CLASSES OF SHARES OF SELLING FUND        CORRESPONDING CLASSES OF SHARES OF BUYING FUND
      ---------------------------------        ----------------------------------------------
        AIM V.I. New Technology Fund                  INVESCO VIF -- Technology Fund
               Series I Shares                                Series I Shares
              Series II Shares                               Series II Shares
   INVESCO VIF -- Telecommunications Fund             INVESCO VIF -- Technology Fund
               Series I Shares                                Series I Shares
              Series II Shares                               Series II Shares

                                                                    SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

     None.

                                                                 SCHEDULE 3.5(d)

                      PERMITTED REDOMESTICATIONS OF FUNDS

SERIES OF INVESCO VARIABLE INVESTMENT FUNDS, INC.  CORRESPONDING SERIES OF AIM VARIABLE INSURANCE FUNDS
             (EACH A "CURRENT FUND")                               (EACH A "NEW FUND")
-------------------------------------------------  ----------------------------------------------------
INVESCO VIF -- Core Equity Fund                    INVESCO VIF -- Core Equity Fund
INVESCO VIF -- Dynamics Fund                       INVESCO VIF -- Dynamics Fund
INVESCO VIF -- Financial Services Fund             INVESCO VIF -- Financial Services Fund
INVESCO VIF -- Growth Fund                         INVESCO VIF -- Growth Fund
INVESCO VIF -- Health Sciences Fund                INVESCO VIF -- Health Sciences Fund
INVESCO VIF -- High Yield Fund                     INVESCO VIF -- High Yield Fund
INVESCO VIF -- Leisure Fund                        INVESCO VIF -- Leisure Fund
INVESCO VIF -- Real Estate Opportunity Fund        INVESCO VIF -- Real Estate Opportunity Fund
INVESCO VIF -- Small Company Growth Fund           INVESCO VIF -- Small Company Growth Fund
INVESCO VIF -- Technology Fund                     INVESCO VIF -- Technology Fund
INVESCO VIF -- Telecommunications Fund             INVESCO VIF -- Telecommunications Fund
INVESCO VIF -- Total Return Fund                   INVESCO VIF -- Total Return Fund
INVESCO VIF -- Utilities Fund                      INVESCO VIF -- Utilities Fund

                                                                    SCHEDULE 4.4

                 CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

     None.

                                                                 SCHEDULE 4.5(a)

                              PORTFOLIOS OF BUYER

INVESCO VIF -- Core Equity Fund

INVESCO VIF -- Dynamics Fund

INVESCO VIF -- Financial Services Fund

INVESCO VIF -- Growth Fund

INVESCO VIF -- Health Sciences Fund

INVESCO VIF -- High Yield Fund

INVESCO VIF -- Leisure Fund

INVESCO VIF -- Real Estate Opportunity Fund

INVESCO VIF -- Small Company Growth Fund

INVESCO VIF -- Technology Fund

INVESCO VIF -- Telecommunications Fund

INVESCO VIF -- Total Return Fund

INVESCO VIF -- Utilities Fund

                                                                 SCHEDULE 4.5(b)

             CLASSES OF SHARES OF BUYING FUND AND NUMBER OF SHARES
                   OF EACH CLASS BUYER IS AUTHORIZED TO ISSUE

                                                             NUMBER OF SHARES OF EACH CLASS
CLASSES OF SHARES OF BUYING FUND                              BUYER IS AUTHORIZED TO ISSUE
--------------------------------                             ------------------------------
INVESCO VIF -- Technology Fund
  Series I Shares..........................................           100,000,000
  Series II Shares.........................................           100,000,000

                                                                    SCHEDULE 5.1

                        PERMITTED COMBINATIONS OF FUNDS

AIM V.I. Global Utilities Fund into INVESCO VIF -- Utilities Fund

AIM V.I. New Technology Fund into INVESCO VIF -- Technology Fund

INVESCO VIF -- Telecommunications Fund into INVESCO VIF -- Technology Fund

INVESCO VIF -- Growth Fund into AIM V.I. Growth Fund

INVESCO VIF -- High Yield Fund into AIM V.I. High Yield Fund

LSA Basic Value Fund into AIM V.I. Basic Value Fund

                                                                 SCHEDULE 6.2(g)

                                  TAX OPINIONS

     (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders; provided that, no opinion is expressed as to the effect of the Reorganization on Selling Fund or any Selling Fund Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer of a taxpayer's rights (or obligations) with respect to such asset) under a mark-to-market system of accounting.

     (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

     (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

     (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

     (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

     (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

     (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

     (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                    APPENDIX II

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF - TECHNOLOGY FUND

                       Supplement dated January 16, 2004,
                     to the Prospectus dated April 30, 2003,
     as supplemented August 1, 2003, December 4, 2003 and December 16, 2003

This supplement provides additional information concerning the matters discussed in the supplement dated December 16, 2003 (the "Prior Supplement").

Your Fund's investment advisor, INVESCO Funds Group, Inc. ("INVESCO"), is an indirect wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"). Another indirect wholly owned subsidiary of AMVESCAP, A I M Advisors, Inc. ("AIM"), is the investment advisor to the AIM Funds and INVESCO Funds.

As discussed in the Prior Supplement, on December 2, 2003 each of the Securities Exchange Commission ("SEC") and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO, and on December 2, 2003 the State of Colorado filed civil proceedings against INVESCO. The civil proceedings allege that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds.

In addition to these civil proceedings, the SEC and NYAG have issued subpoenas and requested information from AIM relating to market timing activity by certain investors in the AIM Funds.

The independent trustees of the AIM/INVESCO Funds have retained their own independent counsel to conduct an investigation on behalf of the independent trustees into the frequent trading arrangements and related issues raised by the regulators. The independent trustees have created a special committee, consisting of four independent trustees, to oversee the investigation and to formulate recommendations for further board action. As part of the investigation by the independent trustees, their independent counsel has been reviewing the examination of INVESCO and AIM currently being conducted by management's outside counsel.

AMVESCAP recently found, in its ongoing review, situations in which the procedures designed to guard against the potential adverse impact of frequent trading and illegal late trading through intermediaries were not completely effective. These findings were based, in part, on an extensive economic analysis by outside experts who examined the impact of these activities.

In light of these findings, AMVESCAP has agreed that any AIM or INVESCO Fund harmed by the activities of accommodated market timers will receive full restitution. In addition, AMVESCAP has retained outside counsel to undertake a comprehensive review of AIM's and INVESCO's policies, procedures and practices, with the objective that they rank among the most effective in the fund industry.

AMVESCAP has informed regulators of its most recent findings and is seeking to resolve both the pending enforcement actions against INVESCO and the ongoing investigations with respect to AIM.

The Prior Supplement identifies multiple lawsuits that have been filed against certain INVESCO Funds, AIM Funds, INVESCO, A I M Management Group Inc., the parent of AIM, AMVESCAP and certain related parties, primarily based upon the allegations in the complaints described above, and that have been served as of December 16, 2003. The following list identifies additional lawsuits that have been served as of January 15, 2004:

         o Steven B. Ehrlich, et al., v. INVESCO Advantage Health Sciences Fund, et al., in the United States District Court, District of Colorado (Civil Action No. 03-N-2559), filed on December 17, 2003.

         o Joseph R. Russo, Individually and On Behalf of All Others Similarly Situated, v. INVESCO Advantage Health Sciences Fund, et al., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-10045), filed on December 18, 2003.

         o Miriam Calderon, Individually and On Behalf of All Others Similarly Situated, v. AMVESCAP, PLC, et al., in the United States District Court, District of Colorado (Civil Action No. 03-M-2604), filed on December 24, 2003.

         o Pat B. Gorsuch and George L. Gorsuch v. INVESCO Funds Group, Inc. and A I M Advisors, Inc., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2612), filed on December 24, 2003.

The Ehrlich and Gorsuch lawsuits allege a variety of theories of recovery and seek a variety of remedies, which are generally identified in the Prior Supplement. The Calderon lawsuit alleges as a theory of recovery the violation of various provisions of the Employee Retirement Income Security Act ("ERISA") and seeks as a remedy various corrective measures under ERISA, among other remedies identified in the Prior Supplement. The Gorsuch lawsuit seeks as a remedy that the advisory agreement with AIM be rescinded and/or declared unenforceable or void and that all advisory fees received during the past year be refunded, among other remedies identified in the Prior Supplement.

More detailed information regarding each of the cases identified above is provided in each fund's statement of additional information. Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the funds, INVESCO, AIM, AMVESCAP and related parties in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF - TECHNOLOGY FUND

                       Supplement dated December 16, 2003,
                     to the Prospectus dated April 30, 2003,
               as supplemented August 1, 2003 and December 4, 2003

The following supplement supercedes and replaces in its entirety, the supplement dated December 4, 2003.

The Board of Directors of INVESCO Variable Investment Funds, Inc. ("IVIF"), on behalf of INVESCO VIF Core Equity Fund, INVESCO VIF Dynamics Fund, INVESCO VIF Financial Services Fund, INVESCO VIF Growth Fund, INVESCO VIF Health Sciences Fund, INVESCO VIF High Yield Fund, INVESCO VIF Leisure Fund, INVESCO VIF Real Estate Opportunity Fund, INVESCO VIF Small Company Growth Fund, INVESCO VIF Technology Fund, INVESCO VIF Telecommunications Fund, INVESCO VIF Total Return Fund and INVESCO VIF Utilities Fund (the "IVIF Funds"), voted to request shareholders to approve the following items that will affect one or more of the IVIF Funds:

- An Agreement and Plan of Reorganization which provides for the redomestication of each of the IVIF Funds as funds of AIM Variable Insurance Funds (the "Redomestication"), a Delaware statutory trust, and in connection therewith, the sale of all of IVIF's assets and the dissolution of IVIF as a Maryland corporation;

-    A new advisory agreement between IVIF and A I M Advisors, Inc. (AIM);

-    A new sub-advisory agreement between AIM and INVESCO Institutional (N.A.),
     Inc.;

-    The Election of sixteen directors to the Board of Directors of IVIF; and

- To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The proposed Redomestication relates to an integration initiative announced on March 27, 2003, by AMVESCAP PLC ("AMVESCAP"), the parent company of both AIM and INVESCO Funds Group, Inc., with respect to its North American mutual fund operations. AMVESCAP has recommended simplifying the organizational structure of the funds within The AIM Family of Funds--Registered Trademark-- (the "AIM Funds") and the INVESCO Family of Funds (the "INVESCO Funds") so that they are all organized as Delaware statutory trusts, using as few entities as practicable. This change should provide these Funds with greater flexibility in conducting their business operations.

The Board of Directors of IVIF has called a meeting of IVIF's shareholders to be held on or about March 26, 2004 to vote on these and other proposals. Only shareholders of record as of the close of business on January 9, 2004 are entitled to vote at the meeting. Proposals that are approved are expected to become effective on or about April 30, 2004.

Effective April 30, 2004, A I M Distributors, Inc. (the "distributor") will be IVIF Funds' distributor and will be responsible for the sale of the IVIF Funds' shares. All references in this Prospectus shall refer to A I M Distributors, Inc. The distributor's address is: A I M Distributors, Inc. 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

On December 2, 2003 each of the Securities and Exchange Commission ("SEC") and the Office of the Attorney General of the State of New York ("NYAG") filed civil proceedings against INVESCO Funds Group, Inc. ("INVESCO"), the investment advisor of your Fund, and Raymond R. Cunningham, in his capacity as the chief executive officer of INVESCO. In addition, on December 2, 2003, the State of Colorado filed civil proceedings against INVESCO. Neither your Fund nor any other INVESCO Fund has been named as a defendant in any of these proceedings.

The SEC proceeding, filed in the United States District Court for the District of Colorado [Civil Action No. 03-N-2421 (PAC)], alleges that INVESCO failed to disclose in the INVESCO Funds' prospectuses and to the INVESCO Funds' independent directors that INVESCO had entered into certain arrangements permitting market timing of the INVESCO Funds. The SEC alleges violations of
Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act, Section 206(1) and 206(2) of the Investment Advisers act of 1940, and Sections 34(b) and 36(a) of the Investment Company Act of 1940. The SEC is seeking injunctions, including permanent injunctions from serving as an investment advisor, officer or director of an investment company; an accounting of all market timing as well as certain fees and compensation received; disgorgement; civil monetary penalties; and other relief.

The NYAG proceeding, filed in the Supreme Court of the State of New York (New York County), is also based on the circumstances described above. The NYAG proceeding alleges violation of Article 23-A (the "Martin Act") and Section 349 of the General Business Law of the State of New York and Section 63(12) of the State of New York's Executive Law. The NYAG is seeking injunctions, including permanent injunctions from directly or indirectly selling or distributing shares of mutual funds; disgorgement of all profits obtained, including fees collected, and payment of all restitution and damages caused, directly or indirectly from the alleged illegal activities; civil monetary penalties; and other relief.

The Colorado proceeding, filed in the Colorado District Court, in the City and County of Denver, Colorado, is also based on the circumstances described above. The Colorado proceeding alleges violations of Section 6-1-105(1) of the Colorado Consumer Protection Act. The State of Colorado is seeking injunctions; restitution, disgorgement and other equitable relief; civil monetary penalties; and other relief.

No relief is being sought against your Fund or any of the INVESCO Funds in any of these proceedings.

If INVESCO is unsuccessful in its defense of these proceedings, it could be barred from serving as an investment advisor for any investment company registered under the Investment Company Act of 1940, as amended (a "registered investment company"). Similarly, if Mr. Cunningham is unsuccessful in his defense of these proceedings, he could be barred from serving as an officer or director of any registered investment company.

In addition to the complaints described above, multiple lawsuits, including class action and shareholder derivative suits, have been filed against certain INVESCO Funds, AIM Funds, INVESCO, AMVESCAP and certain related parties, primarily based upon the allegations in the complaints described above. Such lawsuits allege a variety of theories for recovery including, but not limited to: (i) violation of various provisions of the Federal securities laws; (ii) breach of fiduciary duty; and (iii) breach of contract. The lawsuits have been filed in both Federal and state courts and seek such remedies as compensatory damages; restitution, rescission; accounting for wrongfully gotten gains, profits and compensation; injunctive relief; disgorgement; equitable relief; interest and the payment of attorneys' and experts' fees. The following list identifies such lawsuits that have been served as of the date of this supplement:

     o JERRY FATTAH, CUSTODIAN FOR BASIM FATTAH V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, District of Colorado (Civil Action Number 03-F-2456), filed on December 4, 2003.

     o JOEL GOODMAN V. INVESCO FUNDS GROUP, INC., ET AL., in the District Court, City and County of Denver, Colorado (Case Number 03CV9268), filed on December 5, 2003.

     o    L. SCOTT KARLIN, DERIVATIVELY ON BEHALF OF INVESCO FUNDS GROUP, INC.
          V. AMVESCAP PLC, INVESCO, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-MK-2406), filed on November 28, 2003.

     o EDWARD LOWINGER AND SHARON LOWINGER V. INVESCO ADVANTAGE HEALTH SCIENCES FUND, ET AL., in the United States District Court, Southern District of New York (Civil Action No. 03-CV-9634), filed on December 4, 2003.

     o RICHARD RAVER V. INVESCO FUNDS GROUP, INC., ET AL., in the United States District Court, District of Colorado (Civil Action No. 03-F-2441), filed on December 2, 2003.

More detailed information regarding each of the cases identified above is provided in each fund's statement of additional information. Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the funds, INVESCO, AMVESCAP and related parties in the future. Information about any similar additional lawsuits will be provided in the statement of additional information.

As a result of these developments, investors in the AIM and INVESCO Funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                          INVESCO VIF--Technology Fund

                         Supplement dated August 1, 2003
                       to Prospectus dated April 30, 2003


Effective August 1, 2003, the section of the Prospectus entitled "Portfolio Managers" is amended to add:

CHRIS DRIES is a Portfolio Manager for the INVESCO Technology Fund. Chris joined INVESCO in 1993, and was promoted to the investment division in 1995. He previously held the position of manager of investment operations for the investment division at INVESCO. Chris received his master's degree in finance from the University of Colorado at Denver and his bachelor's degree in finance from the University of Colorado at Boulder.

MICHELLE FENTON is a Portfolio Manager of INVESCO Dynamics Fund and INVESCO Mid-Cap Growth Fund. Michelle is also a Portfolio Manager for the INVESCO Technology Fund. She is a CFA charterholder. Michelle has more than eight years of investment industry experience. Before joining the investment division of INVESCO in 1998, Michelle worked at Berger Funds as an equity analyst. Prior to that, she was a research analyst at Smith Barney. Michelle received her bachelor's degree in finance from Montana State University.

PROSPECTUS | APRIL 30, 2003
--------------------------------------------------------------------------------
YOU SHOULD KNOW WHAT INVESCO KNOWS(R)
--------------------------------------------------------------------------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - TECHNOLOGY FUND

A MUTUAL FUND SOLD EXCLUSIVELY TO INSURANCE COMPANY SEPARATE ACCOUNTS FOR VARIABLE ANNUITY AND VARIABLE LIFE INSURANCE CONTRACTS.

TABLE OF CONTENTS
Investment Goals, Strategies, And Risks..............2
Fund Performance.....................................3
Fees And Expenses....................................3
Investment Risks.....................................4
Principal Risks Associated With The Fund.............4
Temporary Defensive Positions........................6
Fund Management......................................6
Portfolio Manager....................................6
Share Price..........................................6
Taxes................................................7
Dividends And Capital Gain Distributions.............7
Voting Rights........................................7
Financial Highlights.................................8


                           [INVESCO ICON] INVESCO(R)

The Securities and Exchange Commission has not approved or disapproved the shares of these Funds. Likewise, the Commission has not determined if this Prospectus is truthful or complete. Anyone who tells you otherwise is committing a federal crime.

INVESCO Funds Group, Inc. ("INVESCO") is the investment advisor for the Fund. Together with our affiliated companies, we at INVESCO direct all aspects of the management of the Fund.

The Fund is used solely as an investment vehicle for variable annuity or variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of the Fund directly. As an owner of a variable annuity or variable life insurance contract that offers the Fund as an investment option, however, you may allocate your contract values to a separate account of the insurance company that invests in shares of the Fund.

Your variable annuity or variable life insurance contract is offered through its own prospectus, which contains information about that contract, including how to purchase the contract and how to allocate contract values to the Fund.

THIS PROSPECTUS WILL TELL YOU MORE ABOUT:

[KEY ICON]      INVESTMENT GOALS & STRATEGIES
[ARROWS ICON]   POTENTIAL INVESTMENT RISKS
[GRAPH ICON]    PAST PERFORMANCE
[INVESCO ICON]  WORKING WITH INVESCO
--------------------------------------------------------------------------------
[KEY ICON][ARROWS ICON]  INVESTMENT GOALS, STRATEGIES, AND RISKS

FOR MORE DETAILS ABOUT THE FUND'S CURRENT INVESTMENTS AND MARKET OUTLOOK, PLEASE SEE THE MOST RECENT ANNUAL OR SEMIANNUAL REPORT.

The Fund seeks capital growth. It is actively managed. The Fund invests primarily in equity securities that INVESCO believes will rise in price faster than other securities, as well as in options and other investments whose values are based upon the values of equity securities.

The Fund normally invests at least 80% of its net assets, in the equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, various applied technologies, hardware, software, semiconductors, telecommunications equipment and services, and service-related companies in information technology. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. At any given time, 20% of the Fund's assets is not required to be invested in the sector. To determine whether a potential investment is truly doing business in the technology sector, a company must meet at least one of the following tests:
o At least 50% of its gross income or its net sales must come from activities in the technology sector;
o At least 50% of its assets must be devoted to producing revenues from the technology sector; or
o Based on other available information, we determine that its primary business is within the technology sector.

INVESCO uses a research-oriented "bottom up" investment approach to create the Fund's investment portfolio, focusing on company fundamentals and growth prospects when selecting securities. In general, the Fund emphasizes companies that INVESCO believes are strongly managed and will generate above-average long-term capital appreciation.

A core portion of the Fund's portfolio is invested in market-leading technology companies among various subsectors in the technology universe that we believe will maintain or improve their market share regardless of overall economic conditions. These companies are leaders in their fields and are believed to have a strategic advantage over many of their competitors. The remainder of the Fund's portfolio consists of faster-growing, more volatile technology companies that INVESCO believes to be emerging leaders in their fields. The market prices of these companies tend to rise and fall more rapidly than those of larger, more established companies.

Growth investing may be more volatile than other investment styles because growth stocks are more sensitive to investor perceptions of an issuing company's growth potential. Growth-oriented funds typically will underperform value-oriented funds when investor sentiment favors the value investing style.

As a sector fund, the portfolio is concentrated in a comparatively narrow segment of the economy. This means the Fund's investment concentration in a sector is higher than most mutual funds and the broad securities markets. Consequently, the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments and consequently the value of an investment in the Fund tend to go up and down more rapidly.

The Fund is subject to other principal risks such as potential conflicts, market, foreign securities, liquidity, derivatives, options and futures, counterparty, and lack of timely information risks. These risks are described and discussed later in the Prospectus under the headings "Investment Risks" and "Principal Risks Associated With The Fund." An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other government agency. As with any mutual fund, there is always a risk that an investment in the Fund may lose money.

[GRAPH ICON] FUND PERFORMANCE

The bar chart below shows the Fund's actual yearly performance (commonly known as its "total return") for the years ended December 31 since inception. The table below shows average annual total returns for various periods ended December 31, 2002 for the Fund compared to the S&P 500 Index. The information in the chart and table illustrates the variability of the Fund's total returns and how its performance compared to a broad measure of market performance. Remember, past performance does not indicate how the Fund will perform in the future.

The Fund's returns are net of its expenses, but do NOT reflect the additional fees and expenses of your variable annuity or variable life insurance contract. If those contract fees and expenses were included, the returns would be less than those shown.

--------------------------------------------------------------------------------
                               VIF-TECHNOLOGY FUND
                        ACTUAL ANNUAL TOTAL RETURN(1),(2)
================================================================================
                               [GRAPHIC OMITTED]

  1998              1999               2000             2001            2002
  25.69%            158.93%            (23.42%)         (45.82%)        (46.84%)
--------------------------------------------------------------------------------

Best Calendar Qtr.    12/99    66.65%
Worst Calendar Qtr.    9/01   (42.18%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               AVERAGE ANNUAL TOTAL RETURN
                                                       AS OF 12/31/02
                                     -------------------------------------------
                                          1 YEAR     5 YEARS     SINCE INCEPTION
--------------------------------------------------------------------------------
VIF-Technology Fund(1)                    (46.84%)   (6.42%)     (3.39%)(2)
S&P 500 Index(3)                          (22.09%)   (0.58%)      2.08%(2)
--------------------------------------------------------------------------------

(1)  Total  return  figures  include  reinvested   dividends  and  capital  gain
     distributions and the effect of the Fund's expenses.

(2) The Fund commenced investment operations on May 21, 1997. Index comparisons begin on May 31, 1997.

(3) The S&P 500 Index is an unmanaged index considered representative of the performance of the broad U.S. stock market. Please keep in mind that the index does not pay brokerage, management, or administrative expenses, all of which are paid by the Fund and are reflected in its annual return.

FEES AND EXPENSES

ANNUAL FUND OPERATING EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS

VIF-TECHNOLOGY FUND
Management Fees                                  0.75%
Distribution and Service (12b-1) Fees            None
Other Expenses(1),(2)                            0.36%
                                                 -----
Total Annual Fund Operating Expenses(1),(2)      1.11%
                                                 =====

(1) The Fund's actual Other Expenses and Total Annual Fund Operating Expenses were lower than the figures shown because its custodian fees were reduced under an expense offset arrangement.

(2) Effective June 1, 2002, INVESCO is entitled to reimbursement from the Fund for fees and expenses absorbed pursuant to a voluntary expense limitation commitment between INVESCO and the Fund if such reimbursement does not cause the Fund to exceed the expense limitation and the reimbursement is made within three years after INVESCO incurred the expense. The voluntary expense limitation may be changed at any time following consultation with the board of directors.

EXPENSE EXAMPLE

The Example is intended to help you compare the cost of investing in the Fund to the cost of investing in other mutual funds.

The Example assumes a $10,000 allocation to the Fund for the time periods indicated and does NOT reflect any of the fees or expenses of your variable annuity or variable life insurance contract. The Example also assumes a hypothetical 5% return each year and that the Fund's operating expenses remain the same. Although the actual costs and performance of the Fund may be higher or lower, based on these assumptions your costs would be:

                 1 YEAR    3 YEARS    5 YEARS    10 YEARS
                  $113      $353      $612       $1,352

[ARROWS ICON] INVESTMENT RISKS

BEFORE ALLOCATING CONTRACT VALUES TO THE FUND, YOU SHOULD DETERMINE THE LEVEL OF RISK WITH WHICH YOU ARE COMFORTABLE. TAKE INTO ACCOUNT FACTORS LIKE YOUR AGE, CAREER, INCOME LEVEL, AND TIME HORIZON.

You should determine the level of risk with which you are comfortable before you allocate contract values to the Fund. The principal risks of any mutual fund, including the Fund, are:

NOT INSURED. Mutual funds are not insured by the FDIC or any other government agency, unlike bank deposits such as CDs or savings accounts.

NO GUARANTEE. No mutual fund can guarantee that it will meet its investment objectives.

POSSIBLE LOSS OF INVESTMENT. A mutual fund cannot guarantee its performance, nor assure you that the market value of your investment will increase. You may lose the money you invest, and the Fund will not reimburse you for any of these losses.

VOLATILITY. The price of Fund shares will increase or decrease with changes in the value of the Fund's underlying investments and changes in the equity markets as a whole.

[ARROWS ICON] PRINCIPAL RISKS ASSOCIATED WITH THE FUND

You should consider the special risk factors discussed below associated with the Fund's policies in determining the appropriateness of allocating your contract values to the Fund. See the Statement of Additional Information for a discussion of additional risk factors.

POTENTIAL CONFLICTS
Although it is unlikely, there potentially may be differing interests involving the Fund among owners of variable annuity and variable life insurance contracts issued by different insurance companies, or even the same insurance company. INVESCO will monitor events for any potential conflicts.

MARKET RISK
Equity stock prices vary and may fall, thus reducing the value of the Fund's investments. Certain stocks selected for the Fund's portfolio may decline in value more than the overall stock market. In general, the securities of small companies are more volatile than those of mid-size companies or large companies.

FOREIGN SECURITIES RISKS
Investments in foreign and emerging markets carry special risks, including currency, political, regulatory, and diplomatic risks. The Fund may invest up to 25% of its assets in securities of non-U.S. issuers. Securities of Canadian issuers and American Depositary Receipts are not subject to this 25% limitation.

          CURRENCY RISK. A change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of the Fund's investment in a security valued in the foreign currency, or based on that currency value.

          POLITICAL RISK. Political actions, events, or instability may result in unfavorable changes in the value of a security.

          REGULATORY RISK. Government regulations may affect the value of a security. In foreign countries, securities markets that are less regulated than those in the U.S. may permit trading practices that are not allowed in the U.S.

          DIPLOMATIC RISK. A change in diplomatic relations between the U.S. and a foreign country could affect the value or liquidity of investments.

LIQUIDITY RISK
The Fund's portfolio is liquid if the Fund is able to sell the securities it owns at a fair price within a reasonable time. Liquidity is generally related to the market trading volume for a particular security. Investments in smaller companies or in foreign companies or companies in emerging markets are subject to a variety of risks, including potential lack of liquidity.

DERIVATIVES RISK
A derivative is a financial instrument whose value is "derived," in some manner, from the price of another security, index, asset, or rate. Derivatives include options and futures contracts, among a wide range of other instruments. The principal risk of investments in derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Some derivatives are more sensitive to interest rate changes and market price fluctuations than others. Also, derivatives are subject to counterparty risk, described below.

OPTIONS AND FUTURES RISK
Options and futures are common types of derivatives that the Fund may occasionally use to hedge its investments. An option is the right to buy and sell a security or other instrument, index, or commodity at a specific price on or before a specific date. A future is an agreement to buy or sell a security or other instrument, index, or commodity at a specific price on a specific date. The use of options and futures may increase the performance of the Fund, but may also increase market risk.

COUNTERPARTY RISK
This is a risk associated primarily with repurchase agreements and some derivatives transactions. It is the risk that the other party in the transaction will not fulfill its contractual obligation to complete the transaction with the Fund.

LACK OF TIMELY INFORMATION RISK
Timely information about a security or its issuer may be unavailable, incomplete, or inaccurate. This risk is more common to securities issued by foreign companies and companies in emerging markets than it is to the securities of U.S.-based companies.

               -------------------------------------------------

Although the Fund generally invests in equity securities of companies engaged in technology-related industries, the Fund also may invest in other types of securities and other financial instruments indicated in the chart below. Although these investments typically are not part of the Fund's principal investment strategy, they may constitute a significant portion of the Fund's portfolio, thereby possibly exposing the Fund to the following additional risks.

--------------------------------------------------------------------------------------------------
INVESTMENT                                                      RISKS
--------------------------------------------------------------------------------------------------
AMERICAN DEPOSITARY RECEIPTS (ADRS)
These are securities issued by U.S. banks that                  Market, Information, Political,
represent shares of foreign corporations held by those          Regulatory, Diplomatic, Liquidity,
banks. Although traded in U.S. securities markets and           and Currency Risks
valued in U.S. dollars, ADRs carry most of the risks of
investing directly in foreign securities.
---------------------------------------------------------------------------------------------------
FUTURES
A futures contract is an agreement to buy or sell               Market, Information, Liquidity, and
a specific amount of a financial instrument (such as an         Options and Futures Risks
index option) at a stated price on a stated date. A Fund
may use futures contracts to provide liquidity and hedge
portfolio value.
----------------------------------------------------------------------------------------------------
OPTIONS
The obligation or right to deliver or receive a                 Market, Information, Liquidity, and
security or other instrument, index, or commodity, or           Options and Futures Risks
cash payment depending on the price of the underlying
security or the performance of an index or other
benchmark. Includes options on specific securities and
stock indices, and options on stock index futures. May
be used in a Fund's portfolio to provide liquidity and
hedge portfolio value.
-----------------------------------------------------------------------------------------------------
OTHER FINANCIAL INSTRUMENTS
These may include forward contracts, swaps, caps,               Counterparty, Currency, Liquidity,
floors, collars. They may be used to try to manage a            Market, and Regulatory Risks
Fund's foreign currency exposure and other investment
risks, which can cause its net asset value to rise or
fall. A Fund may use these financial instruments,
commonly known as "derivatives," to increase or
decrease its exposure to changing securities prices,
interest rates, currency exchange rates, or other
factors.
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
INVESTMENT                                                      RISKS
--------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS
A contract under which the seller of a security agrees          Counterparty Risk
to buy it back at an agreed-upon price and time in the
future.
-----------------------------------------------------------------------------------------------------

[ARROWS ICON] TEMPORARY DEFENSIVE POSITIONS

When securities markets or economic conditions are unfavorable or unsettled, we might try to protect the assets of the Fund by investing in securities that are highly liquid, such as high-quality money market instruments like short-term U.S. government obligations, commercial paper, or repurchase agreements, even though that is not the normal investment strategy of the Fund. We have the right to invest up to 100% of the Fund's assets in these securities, although we are unlikely to do so. Even though the securities purchased for defensive purposes often are considered the equivalent of cash, they also have their own risks. Investments that are highly liquid or comparatively safe tend to offer lower returns. Therefore, the Fund's performance could be comparatively lower if it concentrates in defensive holdings.

[INVESCO ICON] FUND MANAGEMENT

INVESCO IS A SUBSIDIARY OF AMVESCAP PLC, AN INTERNATIONAL INVESTMENT MANAGEMENT COMPANY THAT MANAGES MORE THAN $332.6 BILLION IN ASSETS WORLDWIDE. AMVESCAP IS BASED IN LONDON, WITH MONEY MANAGERS LOCATED IN EUROPE, NORTH AND SOUTH AMERICA, AND THE FAR EAST.

INVESTMENT ADVISOR

INVESCO, located at 4350 South Monaco Street, Denver, Colorado, is the investment advisor of the Fund. INVESCO was founded in 1932 and manages over $18 billion for 3,191,054 shareholder accounts in 48 INVESCO mutual funds as of December 31, 2002. INVESCO performs a wide variety of other services for the Funds, including administrative and transfer agency functions (the processing of purchases, sales, and exchanges of Fund shares).

A wholly owned subsidiary of INVESCO, INVESCO Distributors, Inc. ("IDI") is the Fund's distributor and is responsible for the sale of the Fund's shares.

INVESCO and IDI are subsidiaries of AMVESCAP PLC.

The Fund paid 0.75% of its average annual net assets to INVESCO for its advisory services in the fiscal year ended December 31, 2002.

[INVESCO ICON] PORTFOLIO MANAGER

The following individual is primarily responsible for the daytoday management of the Fund's portfolio holdings:

WILLIAM R. KEITHLER, Director of Sector Management and a senior vice president of INVESCO, is the portfolio manager of the Fund. Before rejoining INVESCO in 1998, Bill was a portfolio manager with Berger Associates, Inc. He is a CFA charterholder. Bill holds an M.S. from the University of Wisconsin - Madison and a B.A. from Webster College, St. Louis, Missouri.

[INVESCO ICON] SHARE PRICE

CURRENT MARKET VALUE OF FUND ASSETS
+ ACCRUED INTEREST AND DIVIDENDS
- - FUND DEBTS,
INCLUDING ACCRUED EXPENSES
--------------------------
/ NUMBER OF SHARES
= YOUR SHARE PRICE (NAV)

The value of Fund shares is likely to change daily. This value is known as the Net Asset Value per share, or NAV. INVESCO determines the market value of each investment in the Fund's portfolio each day that the New York Stock Exchange ("NYSE") is open, at the close of the regular trading day on that exchange (normally 4:00 p.m. Eastern time). Therefore, shares of the Fund are not priced on days when the NYSE is closed, which generally is on weekends, most national holidays in the U.S., and Good Friday.

NAV is calculated by adding together the current market price of all of the Fund's investments and other assets, including accrued interest and dividends; subtracting the Fund's debts, including accrued expenses; and dividing that dollar amount by the total number of the Fund's outstanding shares.

Foreign securities exchanges, which set the prices for foreign securities held by the Fund, are not always open the same days as the NYSE, and may be open for business on days the NYSE is not. For example, Thanksgiving Day is a holiday observed by the NYSE and not by overseas exchanges. In this situation, the Fund would not calculate NAV on Thanksgiving Day (and INVESCO would not buy, sell, or exchange shares for you on that day), even though activity on foreign exchanges could result in changes in the value of investments held by the Fund on that day.

[GRAPH ICON] TAXES

The Fund has elected to be taxed as a "regulated investment company" under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended ("the Code"). If the Fund continues to qualify as a regulated investment company and complies with the appropriate provisions of the Code, it will pay no federal income taxes on the amounts it distributes.

Because the shareholders of the Fund are insurance companies (such as the one that issues your contract), you would not be considered to be an owner of shares of the Fund. Therefore, no discussion of the federal income tax consequences to shareholders is included here. For information about the federal tax consequences of purchasing the contracts, see the prospectus for your contract.

[GRAPH ICON] DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

NET INVESTMENT INCOME AND NET REALIZED CAPITAL GAINS ARE DISTRIBUTED TO SHAREHOLDERS AT LEAST ANNUALLY.

The Fund intends to distribute substantially all of its net investment income, if any, in dividends to its shareholders. For dividend purposes, net investment income consists of all dividends or interest earned by the Fund's investments, minus the Fund's expenses (including the advisory fee). All of the Fund's net realized capital gains, if any, are distributed periodically, no less frequently than annually. All dividends and distributions of the Fund are reinvested in additional shares of the Fund at net asset value.

[INVESCO ICON] VOTING RIGHTS

Since the shares of the Fund are owned by your insurance company and not by you directly, you will not vote shares of the Fund. Your insurance company will vote the shares that it holds as required by state and federal law. Your contract prospectus contains more information on your rights to instruct your insurance company how to vote Fund shares held in connection with your contract.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the financial performance of the Fund for the past five years. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the annual percentages that an investor would have earned (or lost) on an investment in a share of the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent accountants, whose report, along with the financial statements, is included in INVESCO Variable Investment Funds, Inc.'s 2002 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information. This Report is available without charge by contacting IDI at the address or telephone number on the back cover of this Prospectus.

                                                            YEAR ENDED DECEMBER 31
----------------------------------------------------------------------------------------------------
                                           2002         2001         2000         1999         1998
PER SHARE DATA
Net Asset Value - Beginning of Period    $15.37       $28.37       $37.13       $14.34       $11.49
----------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS(a)
Net Investment Income (Loss)(b)           (0.00)       (0.12)       (0.01)       (0.00)       (0.03)
Net Gains or (Losses) on Securities
  (Both Realized and Unrealized)          (7.20)      (12.88)       (8.68)       22.79         2.96
----------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS          (7.20)      (13.00)       (8.69)       22.79         2.93
----------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS
Dividends from Net Investment Income       0.00         0.00         0.00         0.00         0.02
Distributions from Capital Gains           0.00         0.00         0.07         0.00         0.06
----------------------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                        0.00         0.00         0.07         0.00         0.08
----------------------------------------------------------------------------------------------------
Net Asset Value - End of Period           $8.17       $15.37       $28.37       $37.13       $14.34
====================================================================================================

TOTAL RETURN(c)                         (46.84%)      (45.82%)     (23.42%)     158.93%       25.69%

RATIOS
Net Assets - End of Period ($000
  Omitted)                             $105,508      $240,253     $443,773      $93,992       $1,577
Ratio of Expenses to Average Net
  Assets(d)(e)                            1.11%         1.07%        1.02%        1.31%        1.40%
Ratio of Net Investment Income (Loss) to
  Average Net Assets(e)                  (0.96%)       (0.66%)      (0.34%)      (0.40%)      (0.14%)
Portfolio Turnover Rate                     92%           88%          82%          95%         239%

(a)  The per share information was computed based on average shares for the year ended December 31, 2001.

(b)  Net Investment Loss aggregated less than $0.01 on a per share basis for the years ended December 31,
     2002 and 1999.

(c)  Total return does not reflect expenses that apply to the related  insurance policies,  and  inclusion of these  charges  would reduce the total return figures for the periods shown.

(d)  Ratio is based on Total  Expenses of the Fund,  less  Expenses  Absorbed by INVESCO,  if applicable, which is before any expense  offset  arrangements (which may include custodian fees).

(e)  Various expenses of the Fund were  voluntarily  absorbed by INVESCO for the years ended December 31,
     2000, 1999 and 1998. If such expenses had not been voluntarily  absorbed,  ratio of expenses to average net assets  would have been 1.02%,  1.52%,  and 6.47%,  respectively,  and ratio of net investment loss to average net assets would have been (0.34%),  (0.61%),  and (5.21%), respectively.

APRIL 30, 2003

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INVESCO VIF - TECHNOLOGY FUND

You may obtain additional information about the Fund from several sources.

FINANCIAL REPORTS. Although this Prospectus describes the Fund's anticipated investments and operations, the Fund also prepares annual and semiannual reports that detail the Fund's actual investments at the report date. These reports include discussion of the Fund's recent performance, as well as the effect of market and general economic trends and the Fund's investment strategy on the Fund's performance. The annual report also includes the report of the Fund's independent accountants.

STATEMENT OF ADDITIONAL INFORMATION. The SAI dated April 30, 2003 is a supplement to this Prospectus and has detailed information about the Fund and its investment policies and practices. A current SAI for the Fund is on file with the Securities and Exchange Commission and is incorporated in this Prospectus by reference; in other words, the SAI is legally a part of this Prospectus, and you are considered to be aware of the contents of the SAI.

INTERNET. The current Prospectus, annual report, and semiannual report of the Fund may be accessed through the INVESCO Web site at invescofunds.com. In addition, the Prospectus, annual report, semiannual report, and SAI of the Fund are available on the SEC Web site at www.sec.gov.

To obtain a free copy of the current Prospectus, SAI, or semiannual report, write to INVESCO Distributors, Inc., P.O. Box 173706, Denver, Colorado 80217-3706; or call 1-800-525-8085. Copies of these materials are also available (with a copying charge) from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549-0102. Information on the operation of the Public Reference Room, including information about duplicating fee charges, can be obtained by calling 1-202-942-8090 or by electronic request at the following E-mail address: publicinfo@sec.gov. The SEC file numbers for the Fund are 811-8038 and 033-70154.




























811-8038

                                                                    APPENDIX III


MARKET OVERVIEW                                                    December 2002
     After two years of declines in the stock market, investors had hoped to see an improvement in 2002. Instead, the market continued downward, with the major stock indexes registering their third consecutive annual loss for the first time in 60 years.

     There were a number of factors responsible for the year's swoon. First, a series of corporate accounting scandals dominated the news well into the summer months, tainting investor perception of the market. Furthermore, geopolitical uncertainty persisted throughout the year to varying degrees, as threats of terrorist attacks, a nuclear standoff between India and Pakistan, speculation regarding U.S. intentions toward Iraq, and North Korea's refusal to obey a 1994 arms agreement all clouded the landscape. In addition, oil prices surged to two-year highs by the end of 2002, pressured by strikes in Venezuela and concerns over a potential war with Iraq.

     Meanwhile, a generally weak economy and disappointing corporate earnings were ongoing stories. Although a few rallies were ignited by hopes that a recovery might be forthcoming -- most notably, a two-month surge that began in October -- they could not be sustained in such an uncertain environment.

     Meanwhile, investors flocked to investments with a defensive reputation. Fixed-income securities advanced, benefiting from the flight-to-quality trend as well as the Federal Reserve's decision to leave interest rates unchanged until November, when a surprisingly steep 50-basis point cut was implemented. Gold stocks and real estate investment trusts were other top performers. Conversely, high-growth sectors, including technology and telecommunications, declined.

     As the year came to a close, investors were still seeking direction. On the one hand, the situation with Iraq remained a wild card, and doubts about the resiliency of consumer spending began to emerge. On the other hand, a newly elected Republican-majority Congress and President Bush's new economic plan inspired hope for business-friendly fiscal policy going forward. Overall, few economic analysts foresee a fourth year of broad stock declines, but it will likely take some decisive and lasting signs of improvement before investors regain confidence.

VIF-TECHNOLOGY FUND
     The line graph below illustrates, for the period from inception through December 31, 2002, the value of a $10,000 investment in the fund, plus reinvested dividends and capital gain distributions. The charts and other total return figures cited reflect the fund's operating expenses, but the indexes do not have expenses, which would, of course, have lowered their performance. (Past performance is not a guarantee of future results.)(1),(2)

LINE GRAPH:  VIF - TECHNOLOGY  FUND
     The line graph compares the value of a $10,000 investment in VIF - Technology Fund to the value of a $10,000 investment in the S&P 500 Index(2) and the value of a $10,000 investment in the Nasdaq Composite Index(2), assuming in each case reinvestment of all dividends and capital gain distributions, for the period since inception (5/97) through 12/31/02.

        VIF-TECHNOLOGY FUND             S&P 500 INDEX(2)        NASDAQ COMPOSITE INDEX(2)
5/97    $10,000                         $10,000                 $10,000
12/97   $11,480                         $11,549                 $11,214
12/98   $14,429                         $14,852                 $15,658
12/99   $37,361                         $17,975                 $29,060
12/00   $28,612                         $16,340                 $17,642
12/01   $15,501                         $14,398                 $13,929
12/02   $ 8,240                         $11,218                 $ 9,537

    For the 12-month period ended December 31, 2002, the value of your shares declined 46.84%, underperforming the 22.09% drop in the S&P 500 Index and the 31.53% decline in the Nasdaq Composite Index, which is a more appropriate benchmark, given its heavy technology weighting. (Of course, past performance is not a guarantee of future results.)(1),(2)

--------------------------------------------------------------------------------
                              VIF-TECHNOLOGY FUND
                AVERAGE ANNUALIZED TOTAL RETURN AS OF 12/31/02(1)

1 year                          (46.84%)
--------------------------------------------------------------------------------
5 years                          (6.42%)
--------------------------------------------------------------------------------
Since inception (5/97)           (3.39%)
--------------------------------------------------------------------------------

     Technology stocks logged another year of disappointing performance. A number of unnerving developments chipped away at confidence throughout the period. Given the market's risk aversion, the tech sector offered few places to hide, and the fund's semiconductor, software, storage, hardware and communications equipment holdings hurt its performance. True, a few companies managed to resist the downturn, including several wireless telecommunications service providers, but these were few and far between. While the sector performed better during the fourth quarter, these late gains could not offset the earlier weakness.

     Going forward, we believe the economic recovery has been constrained by rising geopolitical tensions. In our opinion, the fundamental groundwork has been laid for a moderate recovery during 2003, but until the market's anxieties relating to Iraq and North Korea are alleviated, the going will remain choppy.

     Clearly, sustained economic improvement would benefit the tech sector, as consumer spending would likely improve, and corporations would loosen their purse strings. Currently, corporate information technology budgets for 2003 appear flat, but that would almost certainly change with an improved business climate.

     We are also encouraged by the sector's valuations. In our view, most of the valuation excesses created during the 1990s bubble have been squeezed out, and many companies are trading at prices that we deem reasonable given the current economic environment and their long-term growth potential. Furthermore, earnings expectations appear reasonable as well, and could even be viewed as conservative in some cases. We believe that there is room for earnings estimates to be exceeded or revised higher, which could lead to expansion of price-to-earnings multiples. However, the realization of these expectations hinges on the economy, the resilience of consumer spending, and improvement in corporate spending, as well as resolutions of the current geopolitical crises.

FUND MANAGEMENT
WILLIAM R. KEITHLER, CFA
     Senior Vice President and Director of Sector Management, INVESCO Funds Group. BA, Webster College; MS, University of Wisconsin-Madison. Joined INVESCO in 1998. Began investment career in 1982.

(1)TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS FOR THE PERIODS INDICATED. INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO THAT, WHEN REDEEMED, AN INVESTOR'S SHARES MAY BE WORTH MORE OR LESS THAN WHEN PURCHASED. FUND RETURNS ARE NET OF EXPENSES, BUT DO NOT REFLECT THE ADDITIONAL FEES AND EXPENSES OF THE VARIABLE ANNUITY OR VARIABLE LIFE INSURANCE CONTRACT. IF THOSE CONTRACT FEES AND EXPENSES WERE INCLUDED, THE RETURNS WOULD BE LESS THAN THOSE SHOWN.

(2)THE S&P 500 INDEX IS AN UNMANAGED INDEX OF THE 500 LARGEST COMMON STOCKS (IN TERMS OF MARKET VALUE), WEIGHTED BY MARKET CAPITALIZATION AND CONSIDERED REPRESENTATIVE OF THE BROAD STOCK MARKET. THE NASDAQ COMPOSITE INDEX IS AN UNMANAGED INDEX OF STOCKS TRADED OVER-THE-COUNTER. THE INDEXES ARE NOT MANAGED; THEREFORE, THEIR PERFORMANCE DOES NOT REFLECT MANAGEMENT FEES AND OTHER EXPENSES ASSOCIATED WITH THE FUND. INVESTORS CANNOT INVEST DIRECTLY IN ANY MARKET INDEX.

SECTOR FUNDS MAY BE MORE VOLATILE THAN DIVERSIFIED EQUITY FUNDS, AND ARE MOST SUITABLE FOR THE AGGRESSIVE PORTION OF YOUR PORTFOLIO.

THE INDUSTRIES AND/OR SECTORS USED FOR PORTFOLIO SECURITIES CLASSIFICATION THAT MAY BE USED THROUGHOUT THIS REPORT ARE THE GLOBAL INDUSTRY CLASSIFICATION STANDARD WHICH WAS DEVELOPED BY AND IS THE EXCLUSIVE PROPERTY AND A SERVICE MARK OF MORGAN STANLEY CAPITAL INTERNATIONAL INC. AND STANDARD & POOR'S.

                                                                     APPENDIX IV

                                 CHARTER OF THE
                     GOVERNANCE COMMITTEES OF THE AIM FUNDS
                              AND THE INVESCO FUNDS
                           (ADOPTED DECEMBER 10, 2003)

         The Boards of Directors/Trustees ("Boards") of The AIM Funds and The INVESCO Funds (collectively, "Funds"), have established a Governance Committee for each of the Funds. This Charter shall govern the membership, duties and operations of the Governance Committee of each of the Funds. References in this Charter to "the Committees" shall mean the collective Governance Committees of all Funds.

         Membership: Each member of the Committees shall be a director and trustee of the Funds who is not an "interested person" of the Funds within the meaning of the Investment Company Act of 1940, as amended ("1940 Act"). Each member of the Committees shall also meet the director independence requirements for serving on audit committees as set forth from time to time in the New York Stock Exchange listing standards (currently, Section 303A.06), and as set forth in rules promulgated by the Securities and Exchange Act (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are applicable to investment companies whose shares are listed for trading on a national securities exchange (currently, Rule 10A-3(b)(1)(iii)) (members that meet such requirements are referred to herein as the "audit committee independent directors").

         Chair and Vice Chair: The Committees shall have a Chair and Vice Chair. The Chair shall set the agenda for, and preside at, each meeting of the Committees and shall engage in such other activities on behalf of the Committees as shall be determined from time to time by the Committees. The Vice Chair shall act as Chair in the absence or inability to act of the Chair and shall engage in such other activities on behalf of the Committees as shall be determined from time to time by the Committees.

         Lead Dis-interested Director: The directors/trustees of the Funds who are not "interested persons" of the Funds, as defined in the 1940 Act ("dis-interested directors"), may appoint a dis-interested director as the "Lead Dis-interested Director." The Lead Dis-interested Director shall from time to time as requested by the Committees act as liaison with management on particular issues. Such functions are not to interfere with any directors'/trustees' communications with management (and vice versa) on any issue; nor are such functions intended to interfere with the interaction between management and any of the Committees, other committees of the Boards, or the chair or vice chair of the Committees or of such other committees.

         Recommendation as to Share Ownership: The Committees recommend that each director/trustee of the Funds beneficially own, on an aggregate basis, a minimum dollar amount of shares of the Funds. The recommended minimum dollar amount shall be $100,000 or the lowest dollar amount in the highest dollar range set forth from time to time in Item 13(b)(4) of Form N-1A and/or Item 22(b)(5) of Schedule 14A, if the lowest dollar amount in the highest dollar range set forth in such Items is greater than $100,000. For purposes of this recommendation, (i) shares of the Funds beneficially owned by the directors/trustees shall include, for those directors/trustees who have executed a Deferred Compensation Agreement with respect to the Funds, shares of the Funds in which the deferral accounts of such directors/trustees are deemed to be invested under such Deferred Compensation Agreements, and (ii) shares of the Funds beneficially owned by the directors/trustees shall not include shares of AIM Select Real Estate Income Fund that are beneficially owned by the directors/trustees.

         Meetings: The Committees may meet separately or in conjunction with meetings of the Boards of the Funds. Meetings of the Committees may be held in person or by other means as permitted by the Bylaws of the Funds.

         Duties: The duties of the Committees are:

         (a) to nominate persons for election or appointment as dis-interested directors (i) as additions to the Boards, (ii) to fill vacancies which, from time to time, may occur in the Boards and (iii) for election by shareholders of Funds at meetings called for the election of directors;

         (b) to nominate persons for appointment as members of each committee of the Boards, including without limitation the Committees, the Audit Committees, the Investments Committees and the Valuation Committees, and to nominate persons for appointment as chair and vice chair of each such committee;

         (c) to review from time to time, the compensation, if any, payable to the directors of the Funds and to make recommendations to the Boards with respect thereto;

         (d) to review and evaluate from time to time the functioning of the Boards and the various committees of the Boards and to make recommendations to the Boards with respect thereto;

         (e) to select independent legal counsel to the dis-interested directors and to review and approve the compensation paid to independent legal counsel to the dis-interested directors; and

         (f) provided that the Committees are comprised solely of dis-interested directors and that each member of the Committees is an audit committee independent director, to review and approve the compensation paid to independent counsel and other advisers, if any, to the Audit Committees of the Funds.

         Nomination of Dis-interested Directors: After a determination by the Committees that a person should be nominated as an additional dis-interested director, or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a dis-interested director position on any of the Boards, the Committees shall nominate a person for appointment by a majority of the dis-interested directors to add to the Boards or to fill the vacancy. Prior to a meeting of the shareholders of the Funds called for the purpose of electing dis-interested directors, the Committees shall nominate one or more persons for election as dis-interested directors at such meeting.

Evaluation by the Committees of a person as a potential nominee to serve as a dis-interested director, including a person nominated by a shareholder, should result in the following findings by the Committees:

         (a) upon advice of independent legal counsel to the dis-interested directors, that the person will qualify as a dis-interested director and that the person is otherwise qualified under applicable laws and regulations to serve as a director/trustee of the Funds;

         (b) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a dis-interested director;

         (c) with respect to potential nominees to serve as dis-interested director members of the Audit Committees of the Funds, upon advice of independent legal counsel to the dis-interested directors, that the person: (i) is free of any material relationship with the Funds (other than as a shareholder of the Funds), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Funds, (ii) meets the requirements regarding the financial literacy or financial expertise of audit committee members, as set forth from time to time in the New York Stock Exchange listing standards and in any rules promulgated by the SEC that are applicable to investment companies whose shares are listed for trading on a national securities exchange, and (iii) is an audit committee independent director;

         (d) that the person can make a positive contribution to the Boards and the Funds, with consideration being given to the person's business experience, education and such other factors as the Committees may consider relevant;

         (e)      that the person is of good character and high integrity; and

         (f) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Boards.

Consistent with the 1940 Act, the Committees can consider recommendations from management in its evaluation process.

As long as any Fund relies on any of Rule 10f-3, Rule 12b-1, Rule 15a-4(b)(2), Rule 17a-7, Rule 17a-8, Rule 17d-1(d)(7), Rule 17e-1, Rule 17g-1(j), Rule 18f-3
or Rule 23c-3, (i) a majority of the directors/trustees of the Fund shall be dis-interested directors, (ii) the selection and nomination of any other dis-interested directors shall be committed to the discretion of the existing dis-interested directors, and (iii) any person who acts as legal counsel to the dis-interested directors shall be "independent legal counsel," as defined in the 1940 Act.

In seeking out potential nominees and in nominating persons to serve as dis-interested directors of the Funds, the Committees shall not discriminate against any person based on his or her race, religion, national origin, sex, physical disability and other factors not relevant to the person's ability to serve as a dis-interested director.

         Nomination of Committee Members: The Committees shall periodically review the members of each committee of the Boards, including without limitation the Committees, the Audit Committees, the Investments Committees and the Valuation Committees. The Committees shall from time to time nominate persons to serve as members of each committee of the Boards, as well as persons who shall serve as the chair and vice chair of each such committee. Evaluation by the Committees of a person as a potential committee member shall include the factors set forth above under "Nomination of Dis-interested Directors," to the extent that such factors are applicable or relevant. All such persons shall be appointed by a majority of the directors/trustees of the Funds. An individual may be nominated to serve on more than one committee of a Board.

         Nominees Recommended by Shareholders: The Committees shall consider nominees recommended by a shareholder to serve as directors/trustees, provided:
(i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which directors/trustees will be elected; and (ii) that the Committees or the Board, as applicable, shall make the final determination of persons to be nominated. For each Fund other than INVESCO Variable Investment Funds, Inc. ("IVIFI"), the procedures to be followed by shareholders in submitting such recommendations are set forth in the Fund's Bylaws. For IVIFI, a shareholder who desires to recommend a nominee shall submit a request in writing to the Chair of IVIFI's Governance Committee. The Committees shall evaluate nominees recommended by a shareholder to serve as directors/trustees in the same manner as they evaluate nominees identified by the Committees.

         Review of Compensation: At least annually, the Committees shall review and recommend the amount of compensation, if any, payable to the directors of the Funds and report its findings and recommendation to the Boards. Compensation shall be based on the responsibilities and duties of the dis-interested directors and such other directors and the time required to perform these duties. The Committees shall also make recommendations to the Boards regarding matters related to compensation including deferred compensation plans and retirement plans for the dis-interested directors and such other directors, and shall monitor any and all such retirement plans and deferred compensation plans.

         Evaluation Function: The Committees shall consider, oversee and implement any periodic evaluation process of the Boards and all committees of the Boards.

         Selection of Counsel: The Committees shall consider and oversee the selection of "independent legal counsel," as defined in the 1940 Act, to the dis-interested directors and recommend such counsel to the dis-interested directors. In making such selection the Committees will examine and monitor such legal counsel's client relationships, in accordance with any applicable rules promulgated by the SEC, in order to ascertain continued independence.

         Attendance at Annual Meetings. Of the Funds, only AIM Select Real Estate Income Fund holds annual meetings of shareholders. The Funds' policy with regard to director/trustee attendance at annual meetings of shareholders, if any, is that directors/trustees are encouraged but not required to attend such annual meetings.

         Authority: The Committees shall have the resources and authority appropriate to carry out their duties, including the authority to engage independent counsel and other advisers, experts or consultants as they deem necessary to carry out their duties, all at the expense of the appropriate Funds. The Committees shall be responsible for reviewing and approving the compensation paid to such counsel and other advisers.

         Funding: The Funds shall provide for appropriate funding, as determined by the Committees, in their capacity as committees of the Boards, for payment of
(i) compensation to any independent counsel or other advisers employed by the Committees and (ii) ordinary administrative expenses of the Committees under the authority set forth in this Charter.

         Review of Charter: The Committees shall review this Charter at least annually, and shall recommend any changes to the full Boards. This Charter may be amended only by the full Boards, with the approval of a majority of the dis-interested directors.

         Maintenance of Charter: Each Fund shall maintain and preserve in an easily accessible place a copy of the Committee Charter established for such Fund and any modification to such Charter.

                                                                      APPENDIX V

                          AIM VARIABLE INSURANCE FUNDS

                              AMENDED AND RESTATED

                      MASTER INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is made this ____ day of _________________, 2004, by and between AIM Variable Insurance Funds, a Delaware statutory trust (the "Trust") with respect to its series of shares shown on the Appendix A attached hereto, as the same may be amended from time to time, and A I M Advisors, Inc., a Delaware corporation (the "Advisor").

                                    RECITALS

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment advisor and engages in the business of acting as an investment advisor;

         WHEREAS, the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") authorizes the Board of Trustees of the Trust (the "Board of Trustees") to create separate series of shares of beneficial interest of the Trust, and as of the date of this Agreement, the Board of Trustees has created seventeen separate series portfolios (such portfolios and any other portfolios hereafter added to the Trust being referred to collectively herein as the "Funds"); and

         WHEREAS, the Trust and the Advisor desire to enter into an agreement to provide for investment advisory services to the Funds upon the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Advisory Services. The Advisor shall act as investment advisor for the Funds and shall, in such capacity, supervise all aspects of the Funds' operations, including the investment and reinvestment of cash, securities or other properties comprising the Funds' assets, subject at all times to the policies and control of the Board of Trustees. The Advisor shall give the Trust and the Funds the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

         2. Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, the Advisor shall:

                  (a)      supervise all aspects of the operations of the Funds;

                  (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual issuers whose securities are included in the assets of the Funds or the activities in which such issuers engage, or with respect to securities which the Advisor considers desirable for inclusion in the Funds' assets;

                  (c) determine which issuers and securities shall be represented in the Funds' investment portfolios and regularly report thereon to the Board of Trustees;

                  (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees; and

                  (e) take, on behalf of the Trust and the Funds, all actions which appear to the Trust and the Funds necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Funds.

         3. Securities Lending Duties and Fees. The Advisor agrees to provide the following services in connection with the securities lending activities of each Fund: (a) oversee participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines; (b) assist the securities lending agent or principal (the "Agent") in determining which specific securities are available for loan; (c) monitor the Agent to ensure that securities loans are effected in accordance with the Advisor's instructions and with procedures adopted by the Board of Trustees; (d) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees with respect to securities lending activities; (e) respond to Agent inquiries; and (f) perform such other duties as necessary.

         As compensation for such services provided by the Advisor in connection with securities lending activities of each Fund, a lending Fund shall pay the Advisor a fee equal to 25% of the net monthly interest or fee income retained or paid to the Fund from such activities.

         4. Delegation of Responsibilities. The Advisor is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisors, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board of Trustees and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

         5. Independent Contractors. The Advisor and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

         6. Control by Board of Trustees. Any investment program undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of the Funds, shall at all times be subject to any directives of the Board of Trustees.

         7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

                  (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

                  (b) the provisions of the registration statement of the Trust, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

                  (c) the provisions of the Declaration of Trust, as the same may be amended from time to time;

                  (d) the provisions of the by-laws of the Trust, as the same may be amended from time to time; and

                  (e) any other applicable provisions of state, federal or foreign law.

         8. Broker-Dealer Relationships. The Advisor is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates.

                  (a) The Advisor's primary consideration in effecting a security transaction will be to obtain the best execution.

                  (b) In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Funds on a continuing basis. Accordingly, the price to the Funds in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

                  (c) Subject to such policies as the Board of Trustees may from time to time determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer that provides brokerage and research services to the Advisor an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to a particular Fund, other Funds of the Trust, and to other clients of the Advisor as to which the Advisor exercises investment discretion. The Advisor is further authorized to allocate the orders placed by it on behalf of the Funds to such brokers and dealers who also provide research or statistical material, or other services to the Funds, to the Advisor, or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Advisor shall determine and the Advisor will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

                  (d) With respect to one or more Funds, to the extent the Advisor does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, the Advisor may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Funds, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

                  (e) Subject to the other provisions of this Section 8, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Advisor may select brokers or dealers with which it or the Funds are affiliated.

         9. Compensation. The compensation that each Fund shall pay the Advisor is set forth in Appendix B attached hereto.

         10. Expenses of the Funds. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Funds include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Trust on behalf of the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

         11. Services to Other Companies or Accounts. The Trust understands that the Advisor now acts, will continue to act and may act in the future as investment manager or advisor to fiduciary and other managed accounts, and as investment manager or advisor to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Advisor so acting, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Funds.

         12. Non-Exclusivity. The Trust understands that the persons employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Trust further understands and agrees that officers or directors of the Advisor may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

         13. Effective Date, Term and Approval. This Agreement shall become effective with respect to a Fund, if approved by the shareholders of such Fund, on the Effective Date for such Fund, as set forth in Appendix A attached hereto. If so approved, this Agreement shall thereafter continue in force and effect until [April 30, 2006], and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

                  (a) (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of such Fund (as defined in Section 2(a)(42) of the 1940 Act); and

                  (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

         14. Termination. This Agreement may be terminated as to the Trust or as to any one or more of the Funds at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Advisor, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.

         15. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

         16. Liability of Advisor and Fund. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor or any of its officers, directors or employees, the Advisor shall not be subject to liability to the Trust or to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Any liability of the Advisor to one Fund shall not automatically impart liability on the part of the Advisor to any other Fund. No Fund shall be liable for the obligations of any other Fund.

         17. Liability of Shareholders. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

         18. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Advisor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

         19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

         20. License Agreement. The Trust shall have the non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Trust with respect to such series of shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                    AIM VARIABLE INSURANCE FUNDS
                                    (a Delaware business trust)

Attest:

_______________________________     By:__________________________________
      Assistant Secretary                  President

(SEAL)

Attest:                             A I M ADVISORS, INC.

______________________________      By:__________________________________
      Assistant Secretary                  President

(SEAL)

                                   APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                            EFFECTIVE DATE OF
             NAME OF FUND                   ADVISORY AGREEMENT
             ------------                   ------------------
AIM V.I. Aggressive Growth Fund             May 1, 2000
AIM V.I. Balanced Fund                      May 1, 2000
AIM V.I. Basic Value Fund                   September 10, 2001
AIM V.I. Blue Chip Fund                     May 1, 2000
AIM V.I. Capital Appreciation Fund          May 1, 2000
AIM V.I. Capital Development Fund           May 1, 2000
AIM V.I. Core Equity Fund                   May 1, 2000
AIM V.I. Dent Demographic Trends Fund       May 1, 2000
AIM V.I. Diversified Income Fund            May 1, 2000
AIM V.I. Global Utilities Fund              May 1, 2000
AIM V.I. Government Securities Fund         May 1, 2000
AIM V.I. Growth Fund                        May 1, 2000
AIM V.I. High Yield Fund                    May 1, 2000
AIM V.I. International Growth Fund          May 1, 2000
AIM V.I. Large Cap Growth Fund              September 1, 2003
AIM V.I. Mid Cap Core Equity Fund           September 10, 2001
AIM V.I. Money Market Fund                  May 1, 2000
AIM V.I. New Technology Fund                May 1, 2001
AIM V.I. Premier Equity Fund                May 1, 2000
AIM V.I. Small Cap Equity Fund              September 1, 2003

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                            AIM V.I. CORE EQUITY FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million.............................................         0.65%
Over $250 million..............................................         0.60%

                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million.............................................          0.80%
Over $150 million..............................................         0.625%

                             AIM V.I. BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million.............................................         0.75%
Over $150 million..............................................         0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million.............................................         0.725%
Next $500 million..............................................         0.700%
Next $500 million..............................................         0.675%
Over $1.5 billion..............................................          0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million.............................................          0.75%
Over $350 million..............................................         0.625%

                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $2 billion...............................................         0.85%
Over $2 billion................................................         0.80%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million.............................................         0.60%
Over $250 million..............................................         0.55%

                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
Average Daily Net Assets.......................................         1.00%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million.............................................         0.50%
Over $250 million..............................................         0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million.............................................         0.625%
Next $300 million..............................................          0.55%
Next $500 million..............................................          0.50%
Over $1 billion................................................          0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million.............................................         0.75%
Over $250 million..............................................         0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion...............................................          0.75%
Next $1 billion................................................          0.70%
Over $2 billion................................................         0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million.............................................         0.40%
Over $250 million..............................................         0.35%"

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets.....................................................         0.85%

                                                                     APPENDIX VI

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This contract is made as of December ___, 2003, between A I M Advisors, Inc. hereinafter "Adviser," 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and INVESCO Institutional (N.A.), Inc. "Sub-Adviser," 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

         WHEREAS:

         A) Adviser has entered into an investment advisory agreement with INVESCO Variable Investment Funds, Inc. (hereinafter "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to the funds set forth in Exhibit A attached hereto (each a "Fund");

         B) Sub-Adviser represents that it is licensed under the Investment Advisers Act of 1940 ("Advisers Act") as an investment adviser and engages in the business of acting as an investment adviser;

         C) Adviser is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisers, including sub-advisers that are affiliated with Adviser.

         NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. Adviser hereby appoints Sub-Adviser as Sub-Adviser of each Fund for the period and on the terms set forth herein. Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

         (a) Subject to the supervision of the Trust's Board of Trustees ("Board") and Adviser, the Sub-Adviser will provide a continuous investment program for each Fund, including investment research and management, with respect to all or a portion of the securities and investments and cash equivalents of the Fund (the "Sub-Advised Assets"), such Sub-Advised Assets to be determined by the Adviser. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Sub-Advised Assets of each Fund, and the brokers and dealers through whom trades will be executed.

         (b) The Sub-Adviser agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Funds or provide the Funds, Adviser's other clients, or Sub-Adviser's other clients with research, analysis, advice and similar services. The Sub-Adviser may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to the Sub-Adviser determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser and the Sub-Adviser to the Funds and their other clients and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by the Sub-Adviser, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.

         (c) The Sub-Adviser will maintain all required books and records with respect to the securities transactions of the Funds, and will furnish the Board and Adviser with such periodic and special reports as the Board or Adviser reasonably may request. Sub-Adviser hereby agrees that all records which it maintains for the Adviser are the property of the Adviser, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Adviser and which are required to be maintained, and further agrees to surrender promptly to the Adviser any records which it maintains for the Adviser upon request by the Adviser.

3. Further Duties. In all matters relating to the performance of this Contract, Sub-Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations. Sub-Adviser shall maintain compliance procedures for the Funds that it and the Adviser reasonably believe are adequate to ensure compliance with the 1940 Act and the investment objective(s) and policies as stated in the prospectuses and statements of additional information.

4. Services Not Exclusive. The services furnished by Sub-Adviser hereunder are not to be deemed exclusive and Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Sub-Adviser, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5. Compensation.

         (a) For the services provided to a Fund under this Contract, Adviser will pay Sub-Adviser a fee, computed daily and paid monthly, at the rate of 40% of the Adviser's compensation on the Sub-Advised Assets per year, on or before the last business day of the next succeeding calendar month.

         (b) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6. Fee Waivers and Expense Limitations. If, for any fiscal year of the Trust, the amount of the advisory fee which the Fund would otherwise be obligated to pay to the Adviser is reduced because of contractual or voluntary fee waivers or expense limitations by the Adviser, the fee payable hereunder to the Sub-Adviser shall be reduced proportionately; and to the extent that the Adviser reimburses the Fund as a result of such expense limitations, the Sub-Adviser shall reimburse the Adviser that proportion of such reimbursement payments which the sub-advisory fee hereunder bears to the advisory fee under this Contract.

7. Limitation of Liability of Sub-Adviser and Indemnification. Sub-Adviser shall not be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund or the Trust in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance by Sub-Adviser of its duties or from reckless disregard by Sub-Adviser of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of Sub-Adviser, who may be or become a Trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to a Fund or the Trust or acting with respect to any business of a Fund or the Trust to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, partner, employee, or agent or one under the control or direction of Sub-Adviser even though paid by it.

8. Duration and Termination.

         (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the independent Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities, when required by the 1940 Act.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in force and effect until June 30, 2005. Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

         (c) Notwithstanding the foregoing, with respect to any Fund this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Sub-Adviser; or (ii) by the Adviser on sixty days' written notice to Sub-Adviser; or (iii) by the Sub-Adviser on sixty days' written notice to the Trust. Termination of this Contract with respect to one Fund shall not affect the continued effectiveness of this Contract with respect to any other Fund. This Contract will automatically terminate in the event of its assignment.

9. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

10. Notices. Any notices under this Contract shall be writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046. Until further notice to the other party, it is agreed that the address of the Sub-Adviser shall be 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.

11. Governing Law. This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.


A I M ADVISORS, INC.                      INVESCO INSTITUTIONAL (N.A.), INC.

Adviser                                   Sub-adviser

By:                                       By:
   --------------------------------          ---------------------------------

Name:                                     Name:
     ------------------------------            -------------------------------

Title:                                    Title:
      -----------------------------             ------------------------------

                                    EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


                                      FUND


INVESCO VARIABLE INVESTMENT FUNDS, INC.

      INVESCO VIF - Core Equity Fund

      INVESCO VIF - Dynamics Fund

      INVESCO VIF - Financial Services Fund

      INVESCO VIF - Growth Fund

      INVESCO VIF - Health Sciences Fund

      INVESCO VIF - High Yield Fund

      INVESCO VIF - Leisure Fund

      INVESCO VIF - Real Estate Opportunity Fund

      INVESCO VIF - Small Company Growth Fund

      INVESCO VIF - Technology Fund

      INVESCO VIF - Telecommunications Fund

      INVESCO VIF - Total Return Fund

      INVESCO VIF - Utilities Fund

                                                                    APPENDIX VII

                     INVESCO VARIABLE INVESTMENT FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of December 10, 2003, by and between INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and AIM Variable Insurance Funds, a Delaware statutory trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A.

                                   BACKGROUND

         The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Company currently publicly offers shares of common stock representing interests in one or more separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

         The Board of Directors of the Company has designated two classes of common stock that represent interests in each Current Fund. These classes are listed on Schedule B to this Agreement and each such class is referred to in this Agreement as a "Current Fund Class."

         The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization, the Board of Trustees of the Trust has established a series portfolio corresponding to each of the Current Funds (each a "New Fund"), and has designated one or more classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class"). Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

         Each Current Fund desires to provide for its Reorganization (each, a "Reorganization" and collectively, the "Reorganizations") through the transfer of all of its assets to the corresponding New Fund in exchange for the assumption by such New Fund of the liabilities of the corresponding Current Fund and the issuance by the Trust to such Current Fund of shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by a Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). Each Current Fund will then distribute the New Fund Shares it has received to its shareholders.

         Each Reorganization of each Current Fund is dependent upon the consummation of the Reorganization of all of the other Current Funds, so that the Reorganizations of all of the Current Funds must be consummated if any of them are to be consummated. For convenience, the balance of this Agreement refers only to a single Reorganization, but the terms and conditions hereof shall apply separately to each Reorganization and to the Current Fund and the corresponding New Fund participating therein, as applicable.

         The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

         1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

         1.2 "Closing" shall mean the consummation of the transfer of Assets, assumption of Liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

         1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.4 "Current Fund" shall mean each of the series portfolios of the Company as shown on Schedule A.

         1.5 "Current Fund Class" shall mean each class of common stock of the Company representing an interest in a Current Fund as shown on Schedule B.

         1.6 "Current Fund Shares" shall mean the shares of a Current Fund outstanding immediately prior to the Reorganization.

         1.7 "Effective Time" shall have the meaning set forth in Section 3.1.

         1.8 "Liabilities" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

         1.9 "New Fund" shall mean each of the series portfolios of the Trust, one of which shall correspond to one of the Current Funds as shown on Schedule A.

         1.10 "New Fund Class" shall mean each class of shares of beneficial interest in a New Fund, one of which shall correspond to one of the Current Fund Classes as shown on Schedule B.

         1.11 "New Fund Shares" shall mean those shares of beneficial interest in a New Fund issued to a Current Fund hereunder.

         1.12 "Registration Statement" shall have the meaning set forth in
Section 5.4.

         1.13 "RIC" shall mean a "regulated investment company" (as defined under Subchapter M of the Code).

         1.14 "SEC" shall mean the Securities and Exchange Commission.

         1.15 "Shareholder(s)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.

         1.16 "Shareholders Meeting" shall have the meaning set forth in Section 5.1.

         1.17 "Transfer Agent" shall have the meaning set forth in Section 2.2.

         1.18 "1940 Act" shall mean the Investment Company Act of 1940, as amended.

2. PLAN OF REORGANIZATION

         2.1 The Company agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of each New Fund, agrees in exchange therefor:

                  (a) to issue and deliver to the corresponding Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class designated on Schedule B equal to the number of full and fractional Current Fund Shares of each corresponding Current Fund Class designated on Schedule B; and

                  (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

         2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by each New Fund for $10.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on each Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

         2.3 Following receipt of the required shareholder vote and as soon as reasonably practicable after the Closing, the status of each Current Fund as a designated series of the Company shall be terminated; provided, however, that the termination of each Current Fund as a designated series of the Company shall not be required if the Reorganization shall not have been consummated.

         2.4 Following receipt of the required shareholder vote and as soon as reasonably practicable after distribution of the New Fund Shares pursuant to
Section 2.2, the Company and the Trust shall cause Articles of Transfer to be filed with the State Department of Assessments and Taxation of Maryland and, following the filing of Articles of Transfer, the Company shall file a Form N-8F with the Securities and Exchange Commission to deregister as an investment company. Following such deregistration, the Company shall file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland to dissolve the Company as a Maryland corporation; provided, however, that the filing of Articles of Transfer, a Form N-8F and Articles of Dissolution as aforesaid shall not be required if the Reorganization shall not have been consummated.

         2.5 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

         2.6 Any reporting responsibility of the Company or each Current Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

3. CLOSING

         3.1 The Closing shall occur at the principal office of the Company on April 30, 2004, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

         3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing, a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

         3.3 The Company shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund

Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

         3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES

         4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Department of Assessments and Taxation;

                  (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

                  (c) Each Current Fund is a duly established and designated series of the Company;

                  (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

                  (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

                  (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each taxable year since it commenced operations that has ended (or will end) before the Closing and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each calendar year that has ended (or will end) before the Closing that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such calendar year;

                  (g) During the five-year period ending on the date of the Reorganization, neither Company nor any person related to Company (as defined in Section 1.368-1(e)(3) of the Federal income tax regulations adopted pursuant to the Code without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of a Current Fund for consideration other than shares of such Current Fund, except for shares redeemed in the ordinary course of such Current Fund's business as an open-end investment company as required by the 1940 Act, or (ii) made distributions with respect to a Current Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in such Current Fund at the Effective Time. There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

                  (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

                  (i) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

                  (j) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as a series of an open-end diversified management investment company operating under the 1940 Act;

                  (k) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders;

                  (l) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

                  (m) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

                  (n) The total adjusted basis of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred assets are subject.

         4.2 The Trust represents and warrants on its own behalf and on behalf of each New Fund as follows:

                  (a) The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

                  (b) The Trust is duly registered as an open-end management investment company under the 1940 Act. At the Effective Time, the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement shall be duly registered under the Securities Act of 1933 by a Registration Statement filed with the SEC;

                  (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

                  (d) No New Fund has commenced operations nor will it commence operations until after the Closing;

                  (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in Section 5.2;

                  (f) No consideration other than New Fund Shares (and each New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

                  (g) The New Fund Shares to be issued and delivered to each corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and nonassessable;

                  (h) Each New Fund will be a "fund" as defined in Section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

                  (i) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of such business or to the extent necessary to comply with its legal obligation under
         Section 22(e) of the 1940 Act;

                  (j) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, provided, however that this Section 4.2(j) shall not preclude any of the combinations of funds set forth on Schedule C to this Agreement; and

                  (k) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or statutory trust or "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization, provided, however that this Section 4.2(k) shall not preclude any of the combinations of Funds set forth on Schedule C.

         4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

                  (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

                  (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

                  (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

                  (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount; and

                  (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5. COVENANTS

         5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of its shareholders (the "Shareholders Meeting") to consider and act on this Agreement and, in connection therewith, the sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. The Board of Directors of the Company shall recommend that shareholders approve this Agreement and, in connection therewith, sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. Approval by shareholders of this Agreement will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

         5.2 Prior to the Closing, the Company shall acquire one New Fund Share in each New Fund Class of each New Fund for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of each New Fund's independent accountants, and to vote on the matters referred to in Section 5.3.

         5.3 Immediately prior to the Closing, the Trust (on its own behalf and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, a Master Sub-Advisory Agreement, a Master Administrative Services Agreement, Master Distribution Agreements, a Custodian Agreement, and a Transfer Agency and Servicing Agreement; shall adopt a plan of distribution pursuant to Rule 12b-l of the 1940 Act for the Series II Shares of each New Fund, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act; and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

         5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-lA under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), (i) which will contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization and (ii) which will register the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6. CONDITIONS PRECEDENT

         The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective
Time:

         6.1 The shareholders of the Company shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

         6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions.

         6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

                  (a) The Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

                  (b) No gain or loss will be recognized to a Current Fund on the transfer of its Assets to the corresponding New Fund in exchange solely for the New Fund's New Fund Shares and the New Fund's assumption of the Current Fund's Liabilities or on the subsequent distribution of those New Fund Shares to its Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

                  (c) No gain or loss will be recognized to a New Fund on its receipt of the corresponding Current Fund's Assets in exchange for New Fund Shares and its assumption of the Current Fund's Liabilities;

                  (d) Each New Fund's basis for the corresponding Current Fund's Assets will be the same as the basis thereof in the Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for those Assets will include the Current Fund's holding period therefor;

                  (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

                  (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for such Current Fund Shares, provided that such Current Fund Shares are held as capital assets by the Shareholder at the Effective Time.

         6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

         At any time prior to the Closing, any of the foregoing conditions (except those set forth in Sections 6.1 and 6.3) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's Shareholders.

7. EXPENSES

         Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8. ENTIRE AGREEMENT

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9. AMENDMENT

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the shareholders' interests.

10. TERMINATION

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's shareholders:

         10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before June 30, 2004; or

         10.2 By the parties' mutual agreement.

         Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11. MISCELLANEOUS

         11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.3 The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. The liabilities and obligations of the Trust pursuant to this Agreement shall be enforceable against the assets of the New Funds only and not against the assets of the Trust generally.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest:                                    INVESCO VARIABLE INVESTMENT FUNDS,
                                           INC., on behalf of each of its series
                                           listed in Schedule A


                                           By:
--------------------------                    ----------------------------------
                                           Title:
                                                 -------------------------------

Attest:                                    AIM VARIABLE INSURANCE FUNDS,
                                           on behalf of each of its series
                                           listed in Schedule A


                                           By:
--------------------------                    ----------------------------------
                                           Title:
                                                 -------------------------------

                                   SCHEDULE A

                SERIES OF
   INVESCO VARIABLE INVESTMENT FUNDS, INC.              CORRESPONDING SERIES OF AIM VARIABLE
           (EACH A "CURRENT FUND")                      INSURANCE FUNDS (EACH A "NEW FUND")
-------------------------------------------             -------------------------------------------
INVESCO VIF - Core Equity Fund                          INVESCO VIF - Core Equity Fund
INVESCO VIF - Dynamics Fund                             INVESCO VIF - Dynamics Fund
INVESCO VIF - Financial Services Fund                   INVESCO VIF - Financial Services Fund
INVESCO VIF - Growth Fund                               INVESCO VIF - Growth Fund
INVESCO VIF - Health Sciences Fund                      INVESCO VIF - Health Sciences Fund
INVESCO VIF - High Yield Fund                           INVESCO VIF - High Yield Fund
INVESCO VIF - Leisure Fund                              INVESCO VIF - Leisure Fund
INVESCO VIF - Real Estate Opportunity Fund              INVESCO VIF - Real Estate Opportunity Fund
INVESCO VIF - Small Company Growth Fund                 INVESCO VIF - Small Company Growth Fund
INVESCO VIF - Technology Fund                           INVESCO VIF - Technology Fund
INVESCO VIF - Telecommunications Fund                   INVESCO VIF - Telecommunications Fund
INVESCO VIF - Total Return Fund                         INVESCO VIF - Total Return Fund
INVESCO VIF - Utilities Fund                            INVESCO VIF - Utilities Fund

                                   SCHEDULE B

SHARES OF COMMON STOCK OF                                     CORRESPONDING SHARES OF COMMON STOCK OF
EACH CURRENT FUND                                             EACH NEW FUND
----------------------------------------                      ----------------------------------------
INVESCO VIF - Core Equity Fund                                INVESCO VIF - Core Equity Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Dynamics Fund                                   INVESCO VIF - Dynamics Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Financial Services Fund                         INVESCO VIF - Financial Services Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Growth Fund                                     INVESCO VIF - Growth Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Health Sciences Fund                            INVESCO VIF - Health Sciences Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - High Yield Fund                                 INVESCO VIF - High Yield Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Leisure Fund                                    INVESCO VIF - Leisure Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Real Estate Opportunity Fund                    INVESCO VIF - Real Estate Opportunity Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Small Company Growth Fund                       INVESCO VIF - Small Company Growth Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Technology Fund                                 INVESCO VIF - Technology Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Telecommunications Fund                         INVESCO VIF - Telecommunications Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Total Return Fund                               INVESCO VIF - Total Return Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares
INVESCO VIF - Utilities Fund                                  INVESCO VIF - Utilities Fund
         Series I Shares                                               Series I Shares
         Series II Shares                                              Series II Shares

                                   SCHEDULE C

                         PERMITTED COMBINATIONS OF FUNDS

AIM V.I. Global Utilities Fund into INVESCO VIF - Utilities Fund

AIM V.I. New Technology Fund into INVESCO VIF - Technology Fund

INVESCO VIF - Telecommunications Fund into INVESCO VIF - Technology Fund

INVESCO VIF - Growth Fund into AIM V.I. Growth Fund

INVESCO VIF - High Yield Fund into AIM V.I. High Yield Fund

LSA Basic Value Fund into AIM V.I. Basic Value Fund

                                                                   APPENDIX VIII

                  PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
                             POLICIES AND PROCEDURES
                      As adopted by the Audit Committees of
                the AIM Funds and the INVESCO Funds (the "Funds")
                            AMENDED NOVEMBER 6, 2003

I. STATEMENT OF PRINCIPLES

Under the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission ("SEC") ("Rules"), the Audit Committees of the Funds' (the "Audit Committee") Board of Directors/Trustees (the "Board") are responsible for the appointment, compensation and oversight of the work of independent accountants (an "Auditor"). As part of this responsibility and to assure that the Auditor's independence is not impaired, the Audit Committee pre-approves the audit and non-audit services provided to the Funds by the Auditor, as well as all non-audit services provided by the Auditor to the Funds' investment adviser and to affiliates of the adviser that provide ongoing services to the Funds ("Service Affiliates") if the services directly impact the Funds' operations or financial reporting. The SEC Rules also specify the types of services that an Auditor may not provide to its audit client. The following policies and procedures comply with the requirements for pre-approval and provide a mechanism by which management of the Funds may request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations.

Proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). As set forth in these policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Additionally, any proposed services exceeding general pre-approved cost levels or established amounts will also require specific pre-approval by the Audit Committee.

The Audit Committee will annually review and pre-approve the services that may be provided by the Auditor without obtaining specific pre-approval from the Audit Committee. The term of any general pre-approval runs from the date of such pre-approval through September 30th of the following year, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The purpose of these policies and procedures is to set forth the guidelines to assist the Audit Committee in fulfilling its responsibilities.

II. DELEGATION

The Audit Committee may from time to time delegate pre-approval authority to one or more of its members who are Independent Directors. All decisions to pre-approve a service by a delegated member shall be reported to the Audit Committee at its next-scheduled meeting.

III. AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit and other procedures such as tax provision work that is required to be performed by the independent auditor to be able to form an opinion on the Funds' financial statements. The Audit Committee will obtain, review and consider sufficient information concerning the proposed Auditor to make a reasonable evaluation of the Auditor's qualifications and independence.

In addition to the annual Audit services engagement, the Audit Committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services such as issuing consents for the inclusion of audited financial statements with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV. GENERAL PRE-APPROVAL OF NON-AUDIT SERVICES

The Audit Committee may provide general pre-approval of types of non-audit services described in this Section IV to the Funds and its Service Affiliates if the Committee believes that the provision of the service will not impair the independence of the Auditor, is consistent with the SEC's Rules on auditor independence, and otherwise conforms to the Audit Committee's general principles and policies as set forth herein.

AUDIT-RELATED SERVICES

"Audit-related services" are assurance and related services that are reasonably related to the performance of the audit or review of the Fund's financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among others, accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; and agreed-upon procedures related to mergers.

TAX SERVICES

"Tax services" include, but are not limited to, the review and signing of the Funds' federal tax returns, the review of required distributions by the Funds and consultations regarding tax matters such as the tax treatment of new investments or the impact of new regulations. The Audit Committee will scrutinize carefully the retention of the Auditor in connection with a transaction initially recommended by the Auditor, the major business purpose of which may be tax avoidance or the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Funds' Treasurer (or his or her designee) and may consult with outside counsel or advisors as necessary to ensure the consistency of Tax services rendered by the Auditor with the foregoing policy.

ALL OTHER SERVICES

The Audit Committee may pre-approve non-audit services classified as "All other services" that are not categorically prohibited by the SEC, as listed in Exhibit 1 to this policy.

V. SPECIFIC PRE-APPROVAL OF NON-AUDIT SERVICES

The Audit Committee may provide specific pre-approval of any non-audit services to the Funds and its Service Affiliates if the Audit Committee believes that the provision of the service will not impair the independence of the auditor, is consistent with the SEC Rules on auditor independence, and otherwise conforms to the Audit Committees' general principles and policies as set forth herein.

VI. PRE-APPROVAL FEE LEVELS OR ESTABLISHED AMOUNTS

Pre-approval fee levels or established amounts for services to be provided by the Auditor under general pre-approval policies will be set annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee will always factor in the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.

VII. PROCEDURES

On an annual basis, A I M Advisors, Inc. ("AIM") will submit to the Audit Committee for general pre-approval, a list of non-audit services that the Funds or Service Affiliates of the Funds may request from the Auditor. The list will describe the non-audit services in reasonable detail and will include an estimated range of fees where possible and such other information as the Audit Committee may request.

Each request for services to be provided by the Auditor under the general pre-approval of the Audit Committee will be submitted to the Funds' Treasurer (or his or her designee) and must include a detailed description of the services to be rendered. The Treasurer or his or her designee will ensure that such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed at the next regularly scheduled Audit Committee meeting of any such services rendered by the Auditor.

Each request to provide services that require specific approval by the Audit Committee shall be submitted to the Audit Committee jointly by the Fund's Treasurer or his or her designee and the Auditor, and must include a joint statement that, in their view, such request is consistent with the policies and procedures and the SEC Rules.

Non-audit services pursuant to the de minimis exception provided by the SEC Rules will be promptly brought to the attention of the Audit Committee for approval, including documentation that each of the conditions for this exception, as set forth in the SEC Rules, has been satisfied.

On at least an annual basis, the Auditor will prepare a summary of all the services provided to any entity in the investment company complex as defined in section 2-01(f)(14) of Regulation S-X in sufficient detail as to the nature of the engagement and the fees associated with those services.

The Audit Committee has designated the Funds' Treasurer to monitor the performance of all services provided by the Auditor and to ensure such services are in compliance with these policies and procedures. The Funds' Treasurer will report to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Funds' Treasurer and management of AIM will immediately report to the chairman of the Audit Committee any breach of these policies and procedures that comes to the attention of the Funds' Treasurer or senior management of AIM.

EXHIBIT 1

CONDITIONALLY PROHIBITED NON-AUDIT SERVICES (NOT PROHIBITED IF THE FUND CAN REASONABLY CONCLUDE THAT THE RESULTS OF THE SERVICE WOULD NOT BE SUBJECT TO AUDIT PROCEDURES IN CONNECTION WITH THE AUDIT OF THE FUND'S FINANCIAL STATEMENTS)

o Bookkeeping or other services related to the accounting records or financial statements of the audit client

o    Financial information systems design and implementation

o Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

o    Actuarial services

o    Internal audit outsourcing services


CATEGORICALLY PROHIBITED NON-AUDIT SERVICES

o    Management functions

o    Human resources

o    Broker-dealer, investment adviser, or investment banking services

o    Legal services

o    Expert services unrelated to the audit

o Any other service that the Public Company Oversight Board determines by regulation is impermissible